As filed with the Securities and Exchange Commission on August 8, 2023.

Registration No. 333-271198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE VETERINARY PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8900	85-4359258
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Telephone: (757) 734-5464

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

The Crone Law Group, PC

One East Liberty

Suite 600

Reno, Nevada 89501

Telephone: 646-861-7891

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Joe Laxague, Esq. Mason L. Allen, Esq. The Crone Law Group, PC 420 Lexington Avenue Suite 2446 New York, NY 10170 (775) 234-5221	Ross David Carmel, Esq. Jeffrey P. Wofford, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street 18th Floor, New York, NY 10018 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☒
Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated August 8, 2023

PRELIMINARY PROSPECTUS

INSPIRE VETERINARY PARTNERS, INC.

1,500,000 Class A Common Stock to be sold by the Company

Up to 4,747,915 shares of Class A Common Stock to be sold by the Selling Stockholders

This is an initial public offering of up to 6,247,915 shares of Inspire Veterinary Partners, Inc.’s Class A common stock of which up to 4,747,915 shares may be offered for resale or otherwise or otherwise disposed of by each stockholder named in this prospectus (the “Selling Stockholders”) in an amount equal to 100% of the shares held by each Selling Stockholder and of which 1,500,000 shares are being sold by the Company on a firm commitment underwritten basis.

The per share public offering price of the shares of Class A common stock to be sold by the Company is assumed to be $5.00, the midpoint of the estimated price range of $4.00 and $6.00 per share.

The sale of the Selling Stockholder Shares is conditioned upon the successful completion of the sale of the shares by the Company in the underwritten primary offering. The per share public offering price of the shares of Class A common stock to be sold by the Selling Stockholders will be the then-prevailing market price.

We have applied to list our Class A common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IVP”. However, there is no assurance that our shares of Common Stock will be traded on the Nasdaq Capital Market. The successful listing of our shares on the Nasdaq Capital Market is a condition to the closing of our underwritten primary offering and the secondary offering by our selling stockholders.

This prospectus also relates to the resale, from time to time, of up to 4,747,915 shares of Class A common stock (the Selling Stockholder Shares”) by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” consisting of: (i) 925,001 shares of Class A common stock that are issued and outstanding as of the date of this prospectus; (ii) 663,688 shares of Class A common stock that are potentially issuable upon the exercise of certain warrants outstanding as of the date of this prospectus; (iii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus; (iv) 408,500 shares of Class A common stock that are potentially issuable upon conversion of 408,500 shares of Class B common stock issue and outstanding as of the date of this prospectus held by non-affiliates; and (v) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 shares of Series A preferred stock. The registration of the Selling Stockholder Shares does not mean that the selling stockholders will offer or sell any of the Selling Stockholder Shares. The sale of the Selling Stockholder Shares is conditioned upon the successful completion of the underwritten primary offering. We will not receive any proceeds from any sale or disposition of the Selling Stockholder Shares. In addition, we will pay all fees and expenses incident to the registration of the resale of the Selling Stockholder Shares. The selling stockholders may offer their shares from time to time directly or through one or broker-dealers or agents or in the over-the-counter market at market prices prevailing at the time of sale. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the underwritten primary offering. The offering by the Selling Stockholders will remain open for 180 days following the date of this prospectus. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Selling Stockholders—Plan of Distribution”.

Upon the completion of this offering, we will have two classes of authorized common stock outstanding: Class A common stock and Class B common stock (collectively, our “common stock”). The rights of the holders of each class of our common stock are identical, except each share of Class B common stock is entitled to 25 votes per share and is convertible into one share of Class A common stock. See the section titled “Description of Capital Stock” for more information. Immediately following this offering, we will have 2,470,457 shares of Class A common stock outstanding, representing approximately 2.2% of the outstanding voting power of the Company. Assuming conversion of all existing convertible subordinated debentures of the Company, the full exercise of existing warrants and the conversion of all the newly-issued Series A Preferred Stock (giving effect to the Preferred Share Conversion (as defined below)), we will have 3,464,414 shares of Class A common stock outstanding representing approximately 3.1% of the outstanding voting power of the Company on a fully diluted basis. In addition, the Company will have 4,300,000 outstanding shares of Class B common stock outstanding representing approximately 96.0% of the combined voting power of the Company. As a result of the exchange of the senior secured convertible indebtedness of the Company for shares of a new series of Series A Preferred Stock, the Company has 442,458 shares of Series A preferred stock outstanding representing approximately 1.3% of the combined voting power of our outstanding common stock. Assuming an initial public offering of $5.00 per share, all of the shares of Series A Preferred Stock will be convertible into 1,474,861 shares of Class A Common Stock (the “Preferred Share Conversion”).

Investing in our Class A common stock involves risks. You should carefully read the “Risk Factors” beginning on page 11 of this prospectus before deciding to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of Class A common stock to be sold by the Company

	Per Share	Total
Public offering price	$5.00	$7,500,000
Underwriting discounts(1)	$0.40	$600,000
Proceeds to Inspire Veterinary Partners, Inc. before expenses	$4.60	$6,900,000

(1)	We refer you to “Underwriting” beginning on page 84 of this prospectus for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional 225,000 shares of Class A common stock from us at the initial public offering price, less underwriting discounts, for 45-days after the date of this prospectus.

The shares will be ready for delivery on or about                                          , 2023.

Sole Book-Running Manager

Spartan Capital Securities, LLC

The date of this prospectus is                 , 2023.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Until                    , 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights information contained in more detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Statement Regarding Forward-Looking Statements,” and our consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus.

Unless the context requires otherwise, references to “Inspire Veterinary,” the “Company,” “we,” “us,” and “our,” refer to Inspire Veterinary Partners, Inc. and its consolidated subsidiaries.

About Inspire Veterinary Partners

Inspire Veterinary was incorporated in the state of Delaware in 2020 and on June 29, 2022, converted into a Nevada corporation. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds. As the Company expands, additional services are becoming a part of the offerings at its hospitals, including mixed animal facilities, critical care and other specialty services, and, as of December 2022, equine, or horse, care and emergency in one location.

As of the date of this prospectus, the Company currently has thirteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospitals which have the financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area; the Company recently acquired its first veterinary hospital in the Northeast with the acquisition of Williamsburg Animal Clinic in Williamsburg, Massachusetts.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

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INSPIRE VETERINARY PARTNERS

(100% OWNER OF ENTITIES BELOW)

IVP Practice Holding Co LLC

KVC Holding Co. LLC (Hawaii)

- Kauai, HI

IVP CO Holding Co. LLC (Delaware)

- Pets & Friends, CO

IVP FL Holding Co. LLC (Delaware)

- Bartow, FL
- Chiefland, FL
- Pasco, FL
- Old 41, FL

IVP CA Holding Co LLP (Delaware)

- Southern Kern, CA

IVP Texas Managing Co LLC (Delaware)

- Dietz, TX
- Lytle, TX

IVP Indiana Managing Co LLC (Delaware)

- All Breed, IN

IVP MD Managing Co LLC (Delaware)

- Aberdeen, MD

IVP OH Managing Co LLC (Delaware)

- Pony Express, OH

IVP MA Managing Co LLC (Delaware)

- Williamsburg, MA

IVP Real Estate Holding Co LLC

KVC Properties LLC (Hawaii)

- Kauai, HI

IVP CO Properties LLC (Delaware)

- Pets & Friends, Co

IVP FL Properties LLC (Delaware)

- Bartow, FL
- Chiefland, FL
- Old 41

IVP CA Properties LLC (Delaware)

- Southern Kern, CA

IVP Texas Properties LLC (Delaware)

- Lytle, TX

IVP Indiana Properties LLC (Delaware)

- All Breed, IN

IVP OH Properties LLC (Delaware)

- Pony Express, OH

IVP TX Holding Co LLC → 100% owned by Dr Anthony Luchetti, owner of 2 Texas locations and managed by IVP via management agreement.

IVP IN Holding Co LLC → 100% owned by Dr Alexandra Quarti owner of 1 Indiana location and managed by IVP via management agreement.

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Market Opportunity

In 2020, veterinary care made up 30% of the $103 billon U.S. pet industry. In that same year there were 83.7 million pet dogs and 60 million pet cats in the United States, with 45% and 26% of households owning at least one of those species respectively. From 2016 to 2020, there has been marked growth in both the pet population and in the number of households which own a pet and, therefore, the addressable population which requires care is expanding. Due to strong trends in year over year growth, we believe there is continued upside in the pet care industry and for owners of veterinary practices. With nearly 30,000 veterinary clinics in the United States and less than 30% of that figure having been consolidated under current multi-unit veterinary operators, management believes there exists a large opportunity for acquisitions within the pet care space. Despite a marked increase in acquisition and consolidation activity in recent years, with attendant increases in veterinary clinic valuations as a multiple of EBITDA, management believes there are industry indications that the purchase price for clinic practices may be stabilizing. *

(* Industry data reported in American Veterinary Medical Association/Today’s Veterinary Business).

With new technologies and therapies entering the space, new care models and increasing education regarding the availability, and adoption, of pet insurance as well as other factors contributing to longer pet life expectancy, pet care spending continues to increase for pet owners who appear willing to pay larger sums for routine and advanced care for their pets. These factors, coupled with industry data from the American Pet Products Association which shows millennial consumers spending more on pets, plus an explosion of pet adoption during 2020’s Covid-19 epidemic (according to Associated Press reports), suggest that veterinary care will continue to be an essential service with strong growth in the coming years.

During the last decade, consolidation has become an increasing factor in the highly-fragmented pet care industry, with corporate buying groups, private equity firms and veterinary service organizations increasing their holdings in the U.S. veterinary care market.

Multi-unit veterinary organizations must possess several disciplines and capabilities to be successful in this dynamic industry. The management of Inspire Veterinary believes they bring the following qualities and capabilities to the business:

•	Operational and financial acumen, including capabilities focused on efficiency and productivity.
•	A talented leadership team which marries medical and business skillsets.
•	Skilled talent scouts and people developers who can select the right professionals and keep them engaged.
•	An understanding of unit economics in the veterinary space along with clear-eyed valuations for practices.
•	Nearly a century of cumulative experience in investment banking and financial and legal advisory services, including company start-ups, unit expansion and acquisitions and business development domestically and internationally.
•	Visionary senior leadership with experience in an industry that is growing and changing rapidly.

Why Consolidate?

With few career paths open to veterinary professionals beyond general practice, many veterinarians find themselves as veterinary practice owners as ‘the next step’ after a few years in practice. Many, unfortunately, do not have the business training or skill to transition to become successful entrepreneurs such as knowing how to lead teams, deliver profitability and protect their service offerings. Many such professionals have difficulty maintaining their value or growing their hospitals year over year. For these reasons, and others, many clinicians seek a less stressful path after their initial stint as owners. Others, having been owners for years, seek to exit the space or the need to work on a full-time basis in it. These are the owners who consolidators have traditionally sought out.

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Anticipated Growth through Acquisitions

Inspire Veterinary anticipates targeting a ten unit per year acquisition pipeline with the five-year goal to acquire 50 locations throughout the United States. We plan to emphasize acquisitions of seasoned existing veterinary hospitals but we have not ruled out the acquisition of newer practices.

Company actions/characteristics critical to the achievement of these goals are:

•	Identification of states which have favorable designated market area where the following combination of factors exists:
o	Strong pet counts and addressable market as measured by a three-, five- and ten-mile radius measurements;
o	Favorable household income and other factors in households within such radius measurements; and
o	Positive livability and resident growth trends which indicate location is an area of choice for veterinary professionals to settle and achieve a stable workforce; and
o	Veterinary practice laws and regulations that are complementary to our business model; management intends to states (including at present New York State) in which the usage of non-licensed veterinary technicians is extremely limited.
•	The Company leverages strategic partners’ core competencies;
•	Geographically decentralized corporate leadership, which is located throughout the United States. The ability for management to work in all 50 states removes the need to only analyze and purchase targets close to a headquarters or ‘home’ market. This results in far larger numbers of potential acquisition candidates than competitors who are only operating in certain regions. By leveraging a consultative field leadership approach and a high touch/high support model which is not specific to geographies, the Company leverages the flexibility which allows us to purchase hospitals for their attributes versus being bound by having to ‘cluster’ locations. When advantages are evident from purchasing in geographic clusters, the Company will seek opportunities to do so.
•	Balanced portfolio of companies and target portfolio companies that include the following hospital types:
o	Financially healthy hospitals which have stable teams, strong financials and modest room for growth.
o	Smaller profit clinic locations which show room for growth based on our careful proprietary analysis, thereby representing an upside which allows us to buy at relatively low valuations and pursue well-articulated growth.
o	Hospitals that were acquired or are targeted to be acquired strategically because they have attractive real estate holdings or other elements, which represent value opportunities to the Company. Management anticipates that such strategic acquisitions may include ‘in-fill’ purchases allowing us to share resources such as talent within a designated market area while acquiring the ability to serve more pets in an area where our current footprint of hospitals is at full capacity.
•	Initially focus on small animal companion hospitals which are focused on general practice as opposed to specialty or emergency hospitals. Operationally, we will build a base portfolio of these locations for the predictable revenue characteristics and comparatively easier staffing requirements. When an infill opportunity arises or we see the need to have internal referrals between our GP locations and an internally owned emergency location, we may seek critical care hospitals to acquire.
•	Target EBITDA for the Company will be 15% with locations managed on a +/- scale with that EBITDA figure as the target mean.

•

Because of our limited operating history, from inception to March 31, 2023, the Company’s net losses amount to $7,782,397 and accumulated deficit of $7,782,397. As of March 31, 2023, the Company had $444,253 in cash on hand and indebtedness of $22,854,174 consisting of bridge notes of $4,204,545, convertible debentures of $4,340,777 and notes payable of $15,094,764, of which $5,843,376 is due and payable in the next 12 months. Approximately $8,545,322 of our outstanding indebtedness is convertible into shares of Class A common stock, all of which such shares are being registered pursuant to this registration statement. Although none of our outstanding indebtedness is automatically or mandatorily convertible in connection with the offering, we have received written commitments from 70 convertible debenture holders, representing $3.9 million of outstanding indebtedness, to convert to shares of Class A common stock. In addition, the indebtedness formerly held by Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC has been exchanged for newly issued shares of Series A Preferred Stock effective June 30, 2023.

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Acquisition Philosophy

As largely private equity-backed firms have fueled over a decade of rampant buying in the pet care industry, management believes certain identifiable trends have emerged:

•	Valuations (multiples) have risen to untenable figures, causing downward pressure on the hospital income statements and causing private equity firms to pay massive sums for multiunit rollups. Recent examples include Berkshire Partners’ purchase of Vet Strategy in 2020 for a multiple of 22 times the target’s earnings before interest, tax, and depreciation and amortization (“EBITDA”). For example, TSG Consumers’ purchase of Pathway Vet Alliance for a multiple of 18 times the target’s EBITDA, in 2020; and Gryphon Investors’ acquisition of Heartland Veterinary Partners in 2019 for a multiple of 22 times the target’s EDITDA. SOLUTION: Purchase hospitals after a strict evaluation process at a proper market value which allows post purchase upside.

•	Staffing issues within the veterinary space remain the number one strategic barrier to growth and consistency, while earning potential for the veterinarian does not match their similarly credentialled counterparts in human medicine. SOLUTION: Provide a healthy working environment to clinicians which allows them to do what they do best while giving them equity in the overall organization. This dual aim provides greater stability and less turnover. In short, give doctors shared value for less worry and stress.

•	Other cyclical business factors necessitate a deep understanding of how veterinary hospitals and those that staff them must be supported. These managerial complexities are often not understood by investors or the teams they put in place to manage rollups. SOLUTION: Combine leadership with experience and understanding of veterinary medicine and operations and partner this leadership team with a skilled consulting team that leads the industry in growth of veterinary hospitals.

These trends above, and others, are factors in an ongoing disconnect with the private equity backed model which keeps the largest share of monetary benefit held for those investors and leaders at senior level and those equity-backed entities typically working toward a four-to-six-year exit horizon. These factors coupled with double-digit multiples of earnings being paid for acquisitions can create pressure at hospital level to over produce and can tend to create a separation between management and the clinical workforce.

Inspire Veterinary Partners Strengths:

Inspire has entered the veterinary hospital ownership sector by leveraging several key processes and relationships which make the Company well-positioned to achieve the growth targets outline below under “—Anticipated Growth through Acquisitions” in the years ahead. Among these competencies and demonstrated capabilities:

•	A purchase model which focuses on upside potential by identifying individual hospitals and multi-unit practices that have operational opportunity and can be improved within a 12-month window of acquisition but leverages a valuation process based on 3 years of weighted income, not the trailing twelve months or valuations based on projection.
•	Experienced Company leadership including veterinary professionals with decades of experience in veterinary operations, veterinary medicine, recruiting, campus outreach and training and development. Our Chief Executive Officer and Director, Kimball Carr, is also a Managing Director of Star Circle Advisory, LLC, an investment advisory and advisory services firm, and is President of Grom Coast Surf & Skate, a surf shop in Virginia Beach, Virginia. Our Chief Operating Officer, Vice-Chairman and Director, Charles Stith Keiser, is also Chief Executive Officer of Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America. The Company currently has consulting agreements in place with each of Star Circle Advisory, LLC and Blue Heron Consulting, copies of which are attached as exhibits to this prospectus as exhibit 10.12 and exhibit 10.11, respectively.
•	Ability to leverage partner firm Blue Heron Consulting (“BHC”) in the following ways:
o	Geography – Utilizing a national consultancy model allows Inspire to buy hospitals opportunistically when the financials and personnel are right, without the need to work from a ‘hub and spoke’ model.
o	Operational oversight – with experienced medical and operational coaches, BHC has proven itself as the leading veterinary consulting firm in the United States whose clients’ experience growth that outpaces the industry.

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o	Valuation – following processes previously perfected by BHC, Inspire Veterinary intends to utilize their consulting partners in assessing potential purchases, evaluating growth potential and determining the right cost basis before purchase, targeting those hospitals which have room for improvement and for which coaching will be provided by BHC post-acquisition.

•	Take advantage of the aforementioned decentralized ownership approach to expand into states with favorable state practice guidelines which allow for a maximum use of licensed and non-licensed technicians.
•	Build in a shared-value model from inception, rolling the initial financed operation into a share-held structure which allows principals and all key contributors to profit share and participate as shareholders.
•	Build unit productivity and financial models on reasonable patient counts and case load mix which allow for efficiency of staffing, competitive schedules for veterinary professionals and prevent arduous workloads that lead to turn and churn.

Strategic Partnership with Subject Matter Experts

In addition to internal expertise and a leadership team which possesses deep understanding of the veterinary sector, Inspire leverages a close relationship with BHC, an industry leading and veterinary-only firm which has engaged with owners and grown veterinary practices all over the United States. Inspire and BHC have a partnership agreement which leverages BHC coaches as field support, working directly with hospitals, building and executing growth strategies. With Inspire board members also having leadership and ownership within BHC, this partnership is a mutually beneficial one and brings core competencies to each of the hospitals purchased by Inspire.

Recent Developments

Acquisitions

In December 2022, the Company closed on its purchase Williamsburg Animal Clinic in Williamsburg, Massachusetts and The Old 41 Animal Hospital in Bonita Springs, Florida. The Company now operates thirteen animal hospitals and veterinary practices across nine states.

Exchange of Senior Secured Indebtedness

Effective June 30, 2023, the Company entered into exchange agreements (the “Exchange Agreements”) with each of Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, the Company’s senior secured lenders, pursuant to which the lenders exchanged their existing 12% original issue discount secured convertible notes for 29,296 shares, 352,771 shares, and 59,792 shares, respectively, of a new series of Series A Preferred Stock (442,458 shares of preferred stock in total).(the “Exchange”). As a result of the Exchange, all of the Company’s senior secured indebtedness with those lenders was extinguished. The Series A preferred stock earns a dividend rate equal to 12% of the stated rate per annum, which such dividend may be payable either in cash or in-kind at the sole option of the Company.

In connection with the Exchange, the Company amended its articles of incorporation by the filing of a certificate of designation for the Series A preferred stock (the “Series A Certificate of Designation”). One million shares of the Series A preferred stock are authorized under the Series A Certificate of Designation, with each such share having a stated value of $10.00 per share.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A Preferred Stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than 50% of the per-share price for shares of Class A common stock during the Company’s initial public offering. For any conversion during the Company’s initial three days of market trading, the conversion price will be equal to 60% of the price for the Company’s underwritten initial public offering.

The Series A Certificate of Designation also contains certain beneficial ownership limitations on the holders of the Series A preferred stock, as more fully described in the Series A Certificate of Designation. The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

In connection with the Exchange, the Company also issued warrants (the “New Warrants”) to purchase additional shares of Class A common stock. The New Warrants were issued in exchange for the existing warrants held by the former senior secured lenders. The exercise price of the shares to be issued pursuant to the New Warrants is the price of the shares of Class A common stock to be issued in this offering. The number of shares to be issued upon exercise of the New Warrants is equal to the quotient of 75% of the outstanding Series A preferred stock value divided by the exercise price. Also, in connection with the Exchange, the Company entered into new registration rights agreements (the “New Registration Rights Agreements”) with each of Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, pursuant to which the Company has agreed to register the public resale of the shares of Class A common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the under the New Warrants. The New Registration Rights Agreements supersede in their entirety the prior registration rights agreements with the former senior secured lenders. If the Company does not close this offering on or before September 1, 2023, the Exchange Agreements will be deemed rescinded and the former senior secured convertible notes will be deemed reinstated.

The foregoing descriptions of the Series A Certificate of Designation, Exchange Agreements, New Warrants and New Registration Rights Agreements are qualified in its entirety by the full text of the same, which are attached as Exhibits 3.4, 4.1 through 4.15, and 10.23 through 10.25 to the registration statement of which this prospectus forms a part and are herein incorporated by reference.

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SUMMARY OF RISK FACTORS

Risks Related to our Business

•	We have a limited operating history, are not profitable and may never become profitable.
•	If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.
•

We will be dependent on our senior management, especially our Chief Executive Officer Kimball Carr and our Chief Operating Officer Charles Stith Keiser, and each of them has significant responsibilities for other businesses. Neither Mr. Carr nor Mr. Keiser will be obligated to dedicate all of their time or resources or any specific portion of their time exclusively to us.

•	We may need to raise additional capital to achieve our goals.
•	The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
•	We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our common shares.
•	We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.
•	If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.
•	Purchasing real estate with hospital acquisitions brings additional complexity and cost.
•	The animal health industry is highly competitive.
•	We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

•	We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.
•	The COVID-19 outbreak has disrupted our business, and any future outbreak of a health epidemic or other adverse public health developments could materially and adversely affect our business and operating results.
•	Our continued success is largely dependent on positive perceptions of our company.
•	Natural disasters and other events beyond our control could harm our business.

Risks Related to Government Regulation

•	Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.
•	With state-to-state variability regarding the guidelines for ownership and operation of veterinary hospitals, we must be selective when acquiring hospitals and avoid states where ownership structures are prohibitive to corporate management or where licensure and certification are pre-requisites for full-fledged operation.
•	We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

•	We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

Risks Related to this Offering and Ownership of our Common Shares

•	We are not currently traded on an exchange or market, and the number of shares being offered by us in our primary underwritten offering is significantly smaller than the number of shares being offered by our selling stockholders. If we are successful at being traded or listed, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.
•

We have previously disclosed certain financial projections which have subsequently been withdrawn and removed from our public filings and should not be relied upon in making a decision to invest in the Company and the Offering. If investors rely upon these withdrawn projections, they could suffer less returns or greater losses than anticipated and we face a risk of liability.

•	If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.
•	We do not intend to pay cash dividends for the foreseeable future.
•	Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.
•

Our board of directors may authorize and issue shares of new classes of stock, including the issuance of up to 15,700.000 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 85.4% of the voting power of our outstanding common stock.

•	If we are successful at obtaining quotation of or a listing for our shares, the trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.
•	The sale or availability for sale of substantial amounts of our Class A common stock could adversely affect their market price.

•	We expect that the price of our Class A common shares will fluctuate substantially.
•	We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our common stock less attractive to investors.
•	Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

•	Investors in this offering may experience future dilution as a result of this and future equity offerings.

7

THE OFFERING

Class A common stock offered by us	1,500,000 shares of Class A common stock.

Class A common stock offered by the Selling Stockholders	Up to 4,747,915 shares of Class A common stock previously issued in exempt private offerings, consisting of:

(i) 925,001 shares of Class A common stock that are issued and outstanding as of the date of this prospectus;
(ii) 663,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus;
(iii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus; and
(iv) 408,500 shares of Class A common stock that are potentially issuable upon conversion of 408,500 shares of Class B common stock issue and outstanding as of the date of this prospectus held by non-affiliates.
(v) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 shares of Series A preferred stock.

Class A common stock to be outstanding after this offering	5,934,871 shares of Class A common stock (or 6,159,871 shares if the underwriters exercise their option to purchase additional shares in full), based on an assumed initial public offering price of $5.00 per share and assuming the full conversion of all existing convertible indebtedness of the Company, full exercise of warrants outstanding as of the date of this prospectus and the conversion of all the newly-issued Series A Preferred Stock.

Class B common stock to be outstanding after the primary underwritten offering	4,300,000 shares of Class B common stock, prior to any conversion of 408,500 shares of Class B common stock held by non-affiliates into shares of Class A common stock. Each share of Class B common stock entitles the holder of record to twenty-five (25) votes on all matters submitted to a vote of stockholders and is convertible into one share of Class A common stock at the option of the holder.

Option to purchase additional shares	We have granted the underwriters a 45-day option to purchase up to 225,000 additional shares of our Class A common stock at the public offering price, less the underwriting discounts and commissions.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $6,375,000 (or approximately $7,410,000 if the underwriters exercise their option to purchase additional shares in full), assuming an initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Class A common stock and facilitate our future access to the capital markets. We currently intend to use the net proceeds we receive from this offering for veterinary hospital acquisitions, real estate acquisitions, hiring of additional personnel, capital improvements and general corporate purposes. See “Use of Proceeds.”

All proceeds from the sale of the Selling Stockholder Shares under this prospectus by the selling stockholders will be for the account of the selling stockholders. We will not receive any proceeds from the sale of the Selling Stockholder Shares.

Representative’s warrants	We will issue to Spartan Capital Securities, LLC, the lead underwriter or its designee(s), at the closing of this offering, warrants to purchase a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock sold in this offering (including any shares sold pursuant to the underwriters’ option to purchase additional shares). The representative’s warrants will be exercisable on the effective date of the registration statement of which this prospectus is a part and will expire five years after the effective date of the registration statement of which this prospectus is a part. The exercise price of the representative’s warrants will equal 110% of the public offering price per share. See “Plan of Distribution.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

8

The initial number of shares of our Class A common stock to be outstanding after this offering is based on 970,457 shares of our Class A common stock outstanding as of the date of this prospectus. Assuming no conversion or exchange of existing convertible indebtedness or exercise of outstanding warrants (neither of which are mandatory in connection with the offering), then the Company expects there will be 2,470,457 shares of Class A common stock outstanding upon the consummation of the offering.

In addition, assuming the full conversion of existing convertible subordinated debentures of the Company, the conversion of all newly-issued Series A Preferred Stock, and the full exercise of warrants outstanding as of the date of this prospectus, the Company anticipate that the aggregate number of shares of our Class A common stock to be outstanding after this offering will be 5,934,871, consisting of: (i) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (ii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus (iii) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 shares of Series A Preferred Stock;  (iv) 970,457 shares of our Class A common stock outstanding as of the date of this prospectus; and (v) the 1,500,000 shares of Class A common stock being offering in the underwritten offering.

Shares of Class A common stock outstanding before this offering (1)	970,457
Underwritten shares to be issued in this offering	1,500,000
Subtotal:	2,470,457
Underwriter’s full exercise of the over-allotment option	225,000
Subtotal (assuming full exercise of the over-allotment option and no conversion or exchange of existing indebtedness or exercise of outstanding warrants):	2,695,457
Shares of Class A common stock that are potentially issuable upon exercise of warrants outstanding as of the date of this prospectus (2)	713,688
Shares of Class A common stock that are potentially issuable upon conversion of outstanding convertible indebtedness of the Company (3)	1,275,865
Shares of Class A common stock that are potentially issuable upon conversion of the newly-issued Series A Preferred Stock(4)	1,474,861
Total shares of Class A common stock (no exercise of over-allotment option) on a fully diluted basis: (5)	5,934,871
Total shares of Class A common stock (full exercise of over-allotment option) on a fully diluted basis: (5)	6,159,871

(1)	Includes 45,456 shares of Class A common stock held by Messrs. Carr and Keiser which are not being registered in this offering.

(2)	Includes a warrant for 50,000 shares of Class A common stock issued to Mr. Carr in connection with his personal guaranty of certain loans to the Company; the shares of Class A common stock issuable upon exercise of the warrant are not being registered in this offering.

(3)	Consists of 1,275,865 shares of Class A common stock issuable upon conversion of outstanding convertible subordinated debentures of the Company, including the Company’s most recent issuance of convertible promissory notes in February and March of 2023.

(4)	Represents 442,458 shares of the newly-issued Series A Preferred Stock convertible into 1,474,861 Class A common stock assuming an applicable market price of $5.00 per share.

(5)	Excludes 4,300,000 shares of Class B common stock issued and outstanding as of the time of this prospectus. Each share of Class B common stock is entitled to 25 votes per share and is convertible into one share of Class A common stock.

9

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary statements of operations data for the years ended December 31, 2022 and 2021 are derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary statements of operations data for the three months ended March 31, 2023 and 2022 and balance sheet data as of March 31, 2023 are derived from our unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and, in the opinion of management, reflect all normal, recurring adjustments that are necessary to state fairly the unaudited interim condensed financial statements. Our historical results are not necessarily indicative of results that may be expected in the future, and the results for the three months ended March 31, 2023 are not necessarily indicative of results that may be expected for the full year or any other period. You should read the summary financial data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data in this section are not intended to replace our consolidated financial statements and the related notes and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this prospectus.

Consolidated Statements of Operations for the Years Ended December 31, 2022 and 2021 and Three Months Ended March 31, 2023 and 2022 and Select Balance Sheet Data as of December 31, 2022 and March 31, 2023:

	Year Ended December 31,		Three Months Ended March 31,
	2022	2021	2023	2022
		(As Restated)

Service revenue	$7,032,800	$1,813,621	$3,072,885	$982,447
Product revenue	2,801,978	735,513	1,209,630	429,532
Total revenue	9,834,778	2,549,134	4,282,515	1,411,979

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	5,308,104	1,284,407	2,307,903	720,953
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	1,981,046	435,437	879,400	279,559
General and administrative expenses	5,467,642	1,792,046	1,801,659	893,175
Depreciation and amortization	596,124	84,465	298,492	82,499
Total operating expenses	13,352,916	3,596,355	5,287,454	1,976,186

Loss from operations	(3,518,138)	(1,047,221)	(1,004,939)	(564,207)

Other income (expense):
Interest income	1,021	161	1	20
Interest expense	(1,425,260)	(194,811)	(545,435)	(389,045)
Other expenses	357	(14,861)	11,424	392
Total other expense	(1,423,882)	(209,511)	(534,010)	(388,633)

Loss before income taxes	(4,942,020)	(1,256,732)	(1,538,949)	(952,840)

Benefit (provision) for income taxes	30,094	(74,330)	-	30,094

Net loss	$(4,911,926)	$(1,331,062)	$(1,538,949)	$(922,746)

Net loss per Class A and B common shares:
Basic and diluted	$(0.95)	$(0.27)	$(0.29)	$(0.18)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,160,182	5,001,699	5,270,457	5,145,456

	As of December 31, 2022	As of March 31, 2022 (Unaudited)
Selected Balance Sheet Data (end of period):
Cash and cash equivalent	$444,253	$593,865
Total assets	20,185,695	20,053,385
Total debt	22,854,174	23,640,086
Total liabilities	25,321,176	26,725,114
Total stockholders’ deficit	$(5,135,481)	$(6,671,729)

10

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes thereto included elsewhere in this prospectus, before deciding whether to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects, as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “Inspire Veterinary” and the “Company” refer to Inspire Veterinary Partners, Inc.

Risks Related to our Business

We have a limited operating history, are not profitable and may never become profitable.

We have not generated any net profits to date, and we expect to continue to incur significant acquisition related costs and other expenses. Our net loss for the three months ended March 31, 2023 was $(1,538,949) and for the years ended December 31, 2022 and 2021 was $(4,911,926) and $(1,331,062), respectively. Our accumulated deficit as of March 31, 2023 was $(7,782,397). As of March 31, 2023, we had total stockholders’ deficit of approximately $(6,671,729). We expect to continue to incur net losses for the foreseeable future, as we continue our development and acquisition of veterinary hospitals and related veterinary servicing activities. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of March 31, 2023, we had $593,865 cash out of which $0 will be used to pay the unpaid amount of the estimated costs of this offering.

If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the year ended December 31, 2022. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the years ended December 31, 2022 and 2021. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

We will be dependent on our senior management, especially our Chief Executive Officer Kimball Carr and our Chief Operating Officer Charles Stith Keiser, and each of them has significant responsibilities for other businesses. Neither Mr. Carr nor Mr. Keiser will be obligated to dedicate all of their time or resources or any specific portion of their time exclusively to us.

We will be dependent on our senior management, especially our Chief Executive Officer Kimball Carr and our Chief Operating Officer Charles Stith Keiser and we may not find a suitable replacement for such senior management if they leave or otherwise become unavailable to us. Each of them has significant responsibilities for other businesses. Mr. Carr is also a Managing Director of Star Circle Advisory, LLC, an investment advisory and advisory services firm, and is President of Grom Coast Surf & Skate, a surf shop in Virginia Beach, Virginia. Mr. Keiser is also Chief Executive Officer of Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America. Neither Mr. Carr nor Mr. Keiser will be obligated to dedicate all of their time or resources or any specific portion of their time exclusively to us. Accordingly, these individuals may not always be able to devote sufficient time to the management of our business. As a result, we may not receive the level of managerial support and assistance that we might require, and our results of operations may suffer.

11

We may need to raise additional capital to achieve our goals.

We currently incur operate at a net loss and a comprehensive loss and anticipate incurring additional expenses as a public company. We are also seeking to identify potential complementary acquisition opportunities in the veterinary services and animal health sectors. Some of our anticipated future expenditures will include: costs of identifying additional potential acquisitions; costs of obtaining regulatory approvals; and costs associated with marketing and selling our services. We also may incur unanticipated costs. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our existing or future veterinary services s may be greater or less than we anticipate.

As a result, we will need to obtain additional capital to fund the development of our business. Except for our WealthSouth (a division of Farmers National Bank of Danville, Kentucky) master lending and credit facility, we have no master agreements or arrangements with respect to any financings, and any such financings may result in dilution to our shareholders, the imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business or the value of our common shares.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our veterinary service programs or any future commercialization efforts.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that none of the formerly corporate or company privately-held acquisition targets that we may attempt to purchase incur as a private company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission (the “Commission”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities that it previously has not done. For example, the Company will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), The Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

12

If we fail to manage our growth effectively, our brand, business and operating results could be harmed.

We have experienced, and expect to continue to experience, rapid growth in our headcount and operations, which places substantial demands on management and our operational infrastructure. We will need to significantly expand our organization and systems to support our future expected growth. If we fail to manage our growth effectively, we will not be successful, and our business could fail. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We will also be required to expand our finance, administrative and operations staff. We intend to continue making substantial investments in our technology, sales and data infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a significant number of new employees, while maintaining the beneficial aspects of our existing corporate culture, which we believe fosters innovation, teamwork and a passion for our veterinary services and clients. In addition, our revenue may not grow at the same rate as the expansion of our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to hire, train, retrain, motivate and manage required personnel. If we are unable to manage our growth effectively, the quality of our platform, efficiency of our operations, and management of our expenses could suffer, which could negatively impact our brand, business, operating results and profitability.

We may seek to grow our business through acquisitions of, or investments in, new or complementary businesses, and facilities, or through strategic alliances, and the failure to manage these acquisitions or strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

The pet care industry is highly fragmented. We have completed acquisitions in the past and may pursue expansion, acquisition, investment and other strategic alliance opportunities in the future. If we are unable to manage acquisitions, or strategic ventures, or integrate any acquired businesses effectively, we may not realize the expected benefits from the transaction relative to the consideration paid, and our business, financial condition, and results of operations may be adversely affected. Acquisitions, investments and other strategic alliances involve numerous risks, including:

•	problems integrating the acquired business, facilities or services, including issues maintaining uniform standards, procedures, controls and policies;
•	unanticipated costs associated with acquisitions or strategic alliances;
•	losses we may incur as a result of declines in the value of an investment or as a result of incorporating an investee’s financial performance into our financial results;
•	diversion of management’s attention from our existing business;
•	risks associated with entering new markets in which we may have limited or no experience;
•	potential loss of key employees of acquired businesses;
•	the risks associated with businesses we acquire or invest in, which may differ from or be more significant than the risks our other businesses face;
•	potential unknown liabilities associated with a business we acquire or in which we invest; and
•	increased legal and accounting compliance costs.

Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities and services and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. As a result of future strategic transactions, we might need to issue additional equity securities, spend our cash, or incur debt (which may only be available on unfavorable terms, if at all), contingent liabilities, or amortization expenses related to intangible assets, any of which could reduce our profitability and harm our business. If we are unable to identify suitable acquisitions, investments or strategic relationships, or if we are unable to integrate any acquired businesses, facilities and services effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we employ several different methodologies to assess potential business opportunities, the new businesses or investments may not meet or exceed our expectations or desired objectives.

13

We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our common shares.

We expect that we will need to raise additional capital in the future to help fund our business operations. Debt financing, if available, may require restrictive covenants, which may limit our operating flexibility and may restrict or prohibit us from:

•	paying dividends or making certain distributions, investments and other restricted payments;
•	incurring additional indebtedness or issuing certain preferred shares;
•	selling some or all of our assets;
•	entering into transactions with affiliates;
•	creating certain liens or encumbrances;
•	merging, consolidating, selling or otherwise disposing of all or substantially all of our assets; and
•	designating our subsidiaries as unrestricted subsidiaries.

Debt financing may also involve debt instruments that are convertible into or exercisable for our common shares. The conversion of the debt-to-equity financing may dilute the equity position of our existing shareholders.

We may acquire other businesses or form joint ventures that may be unsuccessful and could adversely dilute your ownership of our company.

As part of our business strategy, we may pursue in-licenses or acquisitions of other complementary assets and businesses and may also pursue strategic alliances. We have no experience in acquiring other assets or businesses and have limited experience in forming such alliances. We may not be able to successfully integrate any acquisitions into our existing business, and we could assume unknown or contingent liabilities or become subject to possible stockholder claims in connection with any related-party or third-party acquisitions or other transactions. We also could experience adverse effects on our reported results of operations from acquisition-related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following an acquisition. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders.

We have generated net operating loss carryforwards for U.S. income tax purposes, but our ability to use these net operating losses may be limited by our inability to generate future taxable income.

Our U.S. businesses have generated consolidated net operating loss carryforwards (“U.S. NOLs”) for U.S. federal and state income tax purposes of $8,087,467 as of March 31, 2023. These U.S. NOLs can be available to reduce income taxes that might otherwise be incurred on future U.S. taxable income. The utilization of these U.S. NOLs would have a positive effect on our cash flow. However, there can be no assurance that we will generate the taxable income in the future necessary to utilize these U.S. NOLs and realize the positive cash flow benefit. A portion of our U.S. NOLs have expiration dates. There can be no assurance that, if and when we generate taxable income in the future from operations or the sale of assets or businesses, we will generate such taxable income before such portion of our U.S. NOLs expire. Under the Tax Cuts and Jobs Act (the “TCJA”), federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely. Under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), federal NOL carryforwards arising in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding the tax year of such loss. Due to our cumulative losses through December 31, 2022 we do not anticipate that such provision of the CARES Act will be relevant to us. The deductibility of federal NOLs may be limited. It is uncertain if and to what extent various states will conform to TCJA or the CARES Act.

14

Our ability to utilize the U.S. NOLs after an “ownership change” is subject to the rules of the United States Internal Revenue Code of 1986, as amended (the “Code”) Section 382. An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% percent or more of the value of our shares or are otherwise treated as 5% percent shareholders under Code Section 382 and the Treasury Regulations promulgated thereunder increase their aggregate percentage ownership of the value of our shares by more than 50 percentage points over the lowest percentage of the value of the shares owned by these shareholders over a three-year rolling period. An ownership change could also be triggered by other activities, including the sale of our shares that are owned by our 5% shareholders. In the event of an ownership change, Section 382 would impose an annual limitation on the amount of taxable income we may offset with U.S. NOLs. This annual limitation is generally equal to the product of the value of our shares on the date of the ownership change multiplied by the long-term tax-exempt rate in effect on the date of the ownership change. The long-term tax-exempt rate is published monthly by the IRS. Any unused Section 382 annual limitation may be carried over to later years until the applicable expiration date for the respective U.S. NOLs (if any). In the event an ownership change as defined under Section 382 were to occur, our ability to utilize our U.S. NOLs would become substantially limited. The consequence of this limitation would be the potential loss of a significant future cash flow benefit because we would no longer be able to substantially offset future taxable income with U.S. NOLs. There can be no assurance that such ownership change will not occur in the future.

If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management and senior personnel. We are highly dependent upon our senior management, particularly Kimball Carr and Charles Stith Keiser. The loss of services of any of these individuals could negatively impact our ability to successfully integrate acquisitions, scale our employee roster, and deliver enhanced veterinary services, which may impact our results of operations and financial results. Although we have entered an employment agreement with Kimball Carr, our Chairman, Chief Executive Officer and President, for one 3-year term (automatically extending for one-year terms thereafter) there can be no assurance that Mr. Carr or any other senior executive officer will extend their terms of service. The Company has not entered into an employment agreement with Charles Stith Keiser.

Our management does not have experience as senior management of a public company or ensuring compliance with public company obligations, and fulfilling these obligations will be expensive and time consuming, which may divert management’s attention from the day-to-day operation of its business.

Our senior management does not have experience as senior management a publicly traded company and have limited experience complying with the increasingly complex laws pertaining to public companies. In particular, the significant regulatory oversight and reporting obligations imposed on public companies will require substantial attention from senior management and may divert attention away from the day-to-day management of its business, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, corporate governance obligations, including with respect to the development and implementation of appropriate corporate governance policies will impose additional burdens on the Company’s non-executive directors.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

Prior to this offering, the Company was not a publicly listed company or an affiliate of a publicly listed company, and it has not previously dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those of a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the common stock.

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The Company and its auditors were not required to perform an evaluation of internal control over financial reporting as of or for the years ended December 31, 2022 or 2021 in accordance with the provisions of the Sarbanes-Oxley Act. The Company’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act  until the Company’s first annual report on Form 10-K following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by our management, and those control deficiencies could also represent one or more material weaknesses. In addition, the Company cannot, at this time, predict the outcome of this determination and whether the Company will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years the Company is unable to assert that the Company’s internal control over financial reporting is effective, or if the Company’s auditors express an opinion that the Company’s internal control over financial reporting is ineffective, the Company may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause our investors to have less confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of the Company’s common stock.

We may incur successor liabilities due to conduct arising prior to the completion of the various acquisitions.

We may become subject to certain successor liabilities of recently acquired subsidiary businesses. We may also become subject to litigation claims in the operation of such businesses prior to the closing of such subsidiary acquisitions, including, but not limited to, with respect to tax, regulatory, employee or contract matters. Any litigation may be expensive and time-consuming and could divert the attention of management from its business and negatively affect its operating results or financial condition. Furthermore, the outcome of any litigation cannot be guaranteed, and adverse outcomes can affect our results of operations negatively.

Purchasing real estate with hospital acquisitions brings additional complexity and cost.

By purchasing buildings and land with many of the acquisitions that the Company completes, the financing, due diligence and regulatory requirements of these purchases are much more complex. Issues such as building inspections and related delays, zoning requirements and permitting variabilities across many states all have the potential to cause delays with the purchase of acquisitions and increase the costs of acquiring target locations.

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail veterinary services to domestic pets is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our services will grow, if at all. While our market size estimates have been made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to execute our growth strategies successfully or manage and sustain our growth, and as a result, our business may be adversely affected.

Our strategies include expanding our veterinary service offerings and building out our digital and data capabilities, growing our market share in services like grooming and training, enhancing our owned brand portfolio, and introducing new offerings to better connect with our customers. However, we may not be able to execute on these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including:

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•	whether we have adequate capital resources to expand our offerings and build out our digital and data capabilities;
•	our ability to relocate our pet care centers and obtain favorable sites and negotiate acceptable lease terms;
•	our ability to hire, train and retain skilled managers and personnel, including veterinarians, information technology professionals, owned brand merchants, and groomers and trainers; and
•	our ability to continue to upgrade our information and other operating systems and to make use of the data that we collect through these systems to offer better products and services to our customers.

Our existing locations may not maintain their current levels of sales and profitability, and our growth strategies may not generate sales levels necessary to achieve pet care center level profitability comparable to that of our existing locations. To the extent that we are unable to execute on our growth strategies in accordance with our expectations, our sales growth would come primarily from the organic growth of existing product and service offerings.

We may experience difficulties recruiting and retaining skilled veterinarians due to shortages that could disrupt our business.

The successful growth of our veterinary services business depends on our ability to recruit and retain skilled veterinarians and other veterinary technical staff. We face competition from other veterinary service providers in the labor market for veterinarians, and from time to time, we may experience shortages of skilled veterinarians in markets in which we operate our veterinary service businesses, which may require us or our affiliated veterinary practices to increase wages and enhance benefits to recruit and retain enough qualified veterinarians to adequately staff our veterinary services operations. If we are unable to recruit and retain qualified veterinarians, or to control our labor costs, our business, financial condition, and results of operations may be materially adversely affected.

Negative publicity arising from claims that we do not properly care for animals we handle could adversely affect how we are perceived by the public and reduce our sales and profitability.

From time to time we receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle, which mainly includes dogs and cats but may include other animals as we acquire additional facilities. Deaths or injuries may occur in the future while animals are in our care. As a result, we may be subject to claims that our animal care practices do not provide the proper level of care. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

Our quarterly operating results may fluctuate due to the timing of expenses, veterinary facility acquisitions, veterinary facility closures, and other factors.

Our expansion plans, including the timing of new and remodeled veterinary facility acquisitions, and related pre-opening costs, the amount of net sales contributed by new and existing veterinary facilities, and the timing of and estimated costs associated with veterinary facility closings or relocations, may cause our quarterly results of operations to fluctuate. Quarterly operating results are not necessarily accurate predictors of performance.

Quarterly operating results may also vary depending on a number of factors, many of which are outside our control, including:

•	changes in our pricing policies or those of our competitors;
•	our sales and channels mix and the relevant gross margins of the products and services sold;
•	the hiring and retention of key personnel;
•	wage and cost pressures;
•	changes in fuel prices or electrical rates;
•	costs related to acquisitions of businesses; and
•	general economic factors.

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The COVID-19 outbreak has disrupted our business, and any future outbreak of a health epidemic or other adverse public health developments could materially and adversely affect our business and operating results.

The COVID-19 outbreak disrupted our business and any future outbreak of a health epidemic or other adverse public health developments could materially and adversely affect our business and operating results. There is continuing uncertainty relating to the potential effect of COVID-19 on our business. Infections may become more widespread and should that cause supply disruptions it would have a negative impact on our business, financial condition and operating results. In addition, a significant health epidemic could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect the market for our veterinary services, which could have a material adverse effect on our business, operating results and financial condition. The extent to which the COVID-19 pandemic impacts our business will depend on future developments that are uncertain and unpredictable, including the duration and severity of the COVID-19 pandemic, its impact on capital and financial markets, the continued timing of widespread availability of COVID-19 vaccines, the willingness of individuals to become vaccinated, the efficacy of vaccinations, virus mutations and variants, the length of time COVID-19 related restrictions continue to stay in place or are reinstituted and for economic and operating conditions to return to prior levels, together with resulting consumer behaviors, and numerous other uncertainties, all of which remain uncertain. Any of these events could have a material adverse impact on our business, financial condition, results of operations and ability to execute and capitalize on our strategies for a period of time that is currently unknown.

Our continued success is largely dependent on positive perceptions of our company.

Management believes our continued success is largely dependent on positive perceptions of our company as a high-quality employer and operator within the veterinary space. We may receive claims or complaints alleging that we do not properly care for some of the pets we handle or for companion animals we handle and sell, which may include dogs, cats, birds, fish, reptiles, and other small animals. Deaths or injuries sometimes occur while animals are in our care. As a result, we may be subject to claims that our animal care services, including grooming, training, veterinary, and other services, or the related training of our associates or handling of animals by them, do not provide the proper level of care. Our efforts to establish our reputation as a “health and wellness” company increase the risk of claims or complaints regarding our practices. Any such claims or complaints, as well as any related news reports or reports on social media, even if inaccurate or untrue, could cause negative publicity, which in turn could harm our business and have a material adverse effect on our results of operations.

To be successful in the future, we must continue to preserve, grow, and leverage the value of our reputation and our brand. Reputational value is based in large part on perceptions of subjective qualities, and even isolated incidents may erode trust and confidence and have adverse effects on our business and financial results, particularly if they result in adverse publicity or widespread reaction on social media, governmental investigations, or litigation. Our brand could be adversely affected if our public image or reputation were to be tarnished by negative publicity. Failure to comply or accusations of failure to comply with ethical, social, labor, data privacy, and environmental standards could also jeopardize our reputation and potentially lead to various adverse consumer actions. Any of these events could adversely affect our business.

As the Company grows, expanding the mergers and acquisitions team in order to select and properly integrate new locations will be necessary. We also will have to build our marketing, sales, managerial and other non-technical capabilities and make arrangements with third parties to perform certain of these other services, and we may not be successful in doing so. Building an internal sales organization is time consuming and expensive and will significantly increase our compensation expense. If we are unable to market and build proven client-acquisition processes at local level our future revenue could suffer.

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Our business may be harmed if our computer network containing employee or other information is compromised, which could adversely affect our results of operations.

We occasionally collect or store proprietary or confidential information regarding our employees or customers, and others, including credit card information and potentially personally identifiable information. We may also collect, store, and transmit employees’ health information in order to administer employee benefits; accommodate disabilities and injuries; and comply with public health requirements. We cannot assure you that future potential cyber-attacks will not expose us to material liability. Security could be compromised and confidential information, such as customer credit card numbers, employee information, or other personally identifiable information could be misappropriated, or system disruptions could occur. In addition, cyber-attacks such as ransomware attacks could lock us out of our information systems and disrupt our operations. If our information systems or infrastructure fail to perform as designed or are interrupted for a significant period of time, our business could be adversely affected.

In addition, the Company plans to expand its service offering to include, among other services, tele-veterinarian services. The Company has not implemented such tele-veterinarian services as of the date of this prospectus. However, in order to implement such services, the Company will likely require significant investments in information technology and information technology training. There can be no assurance that such investments will generate commiserate increases in revenue or profitability. In implemented, cyber-attacks such as ransomware attacks against our tele-veterinarian infrastructure could interrupt our ability to provide such services and could adversely affect that line of business.

Labor disputes may have an adverse effect on our operations.

We are not currently party to a collective bargaining agreement with any of our employees. If we were to experience a union organizing campaign, this activity could be disruptive to our operations, increase our labor costs and decrease our operational flexibility. We cannot assure you that some or all of our employees will not become covered by a collective bargaining agreement or that we will not encounter labor conflicts or strikes. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration, as well as current or future unionization efforts among other large employers. Particularly, in light of current support for changes to federal and state labor laws, we cannot provide any assurance that we will not experience additional and more successful union organization activity in the future. Any labor disruptions could have an adverse effect on our business or results of operations and could cause us to lose customers. Further, our responses to any union organizing efforts could negatively impact our reputation and have adverse effects on our business, including on our financial results.

We may be subject to personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business.

Our business involves a risk of personal injury, workers’ compensation, discrimination, harassment, wrongful termination, wage and hour, and other claims in the ordinary course of business. We maintain general liability insurance with a self-insured retention and workers’ compensation insurance with a deductible for each occurrence. We also maintain umbrella insurance above the primary general liability coverage. No assurance can be given that our insurance coverage will be available or sufficient in any claims brought against us.

Additionally, we are subject to U.S. federal, state, and local employment laws that expose us to potential liability if we are determined to have violated such employment laws, including but not limited to, laws pertaining to minimum wage rates, overtime pay, discrimination, harassment, and wrongful termination. Compliance with these laws, including the remediation of any alleged violation, may have a material adverse effect on our business or results of operations.

A decline in consumer spending or a change in consumer preferences or demographics could reduce our sales or profitability and adversely affect our business.

Some of our product sales depend on consumer spending, which is influenced by factors beyond our control, including general economic conditions, disruption or volatility in global financial markets, changes in interest rates, the availability of discretionary income and credit, weather, consumer confidence, unemployment levels and government orders restricting freedom of movement. We may experience declines in sales or changes in the types of products and services sold during economic downturns. Our business could be harmed by any material decline in the amount of consumer spending, which could reduce our sales, or a decrease in the sales of higher-margin products, which could reduce our profitability and adversely affect our business.

We have also benefited from increasing pet ownership, discretionary spending on pets and current trends in humanization and premiumization in the pet industry, as well as favorable pet ownership demographics. To the extent these trends slow or reverse, our sales and profitability would be adversely affected. In particular, COVID-19 has driven an increase in pet ownership and consumer demand for our products that may not be sustained or may reverse at any time. The success of our business depends in part on our ability to identify and respond to evolving trends in demographics and consumer preferences. Failure to timely identify or effectively respond to changing consumer tastes, preferences, spending patterns and pet care needs could adversely affect our relationship with our customers, the demand for our products and services, our market share and our profitability.

Our reputation and business may be harmed if our or our vendors’ computer network security or any of the databases containing customer, employee, or other personal information maintained by us or our third-party providers is compromised, which could materially adversely affect our results of operations.

We collect, store, and transmit proprietary or confidential information regarding our customers, employees, job applicants, and others, including credit card information and personally identifiable information. We also collect, store, and transmit employees’ health information in order to administer employee benefits; accommodate disabilities and injuries; to comply with public health requirements; and to mitigate the spread of COVID-19 in the workplace. The protection of customer, employee, and company data in the information technology systems we use (including those maintained by third-party providers) is critical. In the normal course of business, we are and have been the target of malicious cyber-attack attempts and have experienced other security incidents.

Security could be compromised and confidential information, such as customer credit card numbers, employee information, or other personally identifiable information that we or our vendors collect, transmit, or store, could be misappropriated or system disruptions could occur. In addition, cyber-attacks such as ransomware attacks could lock us out of our information systems and disrupt our operations. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Attacks may be targeted at us, our customers, our employees, or others who have entrusted us with information. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants. Advances in computer capabilities, new technological discoveries, or other developments may result in the breach or compromise of the technology used by us to protect transactions or other sensitive data. In addition, data and security breaches could also occur as a result of non-technical issues, including intentional or inadvertent breach by our employees or by persons with whom we have commercial relationships, that result in the unauthorized release of personal or confidential information. Any compromise or breach of our or our vendors’ computer network security could result in a violation of applicable privacy and other laws, costly investigations, litigation, including class actions, and notification, as well as potential regulatory or other actions by governmental agencies and harm to our brand, business, and results of operations. As a result of any of the foregoing, we could experience adverse publicity, loss of sales, the cost of remedial measures and significant expenditures to reimburse third parties for damages, which could adversely impact our results of operations. Any insurance we maintain against the risk of this type of loss may not be sufficient to cover actual losses or may not apply to the circumstances relating to any particular loss.

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The animal health industry is highly competitive.

The animal health industry is highly competitive. The Company is not currently engaged in product development and does not depend on product development for any of its revenue, however, the Company believes that it may face competition if the Company decides to engage in product development in future years. In such a case, the Company’s competitors may include standalone animal health businesses, the animal health businesses of large pharmaceutical companies, specialty animal health businesses and companies that mainly produce generic products or offer generic services. We believe many of such competitors are conducting R&D activities in areas served by our products and or services. There are also several new start-up companies competing in the animal health industry. We may also face competition from manufacturers of drugs globally, as well as producers of nutritional health products and animal health service providers. These competitors may have access to greater financial, marketing, technical and other resources. As a result, they may be able to devote more resources to developing, manufacturing, marketing and selling their products, initiating or withstanding substantial price competition or more readily taking advantage of acquisitions or other opportunities.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our common stock and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Natural disasters and other events beyond our control could harm our business.

Natural disasters or other catastrophic events, such as earthquakes, flooding, wildfires, power shortages, pandemics such as COVID-19, terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, drought, sea level rise and other events beyond our control may cause damage or disruption to our operations, the operations of our suppliers and service providers, international commerce and the global economy, and could seriously harm our revenue and financial condition and increase our costs and expenses. A natural disaster or other catastrophic event in any of our major markets could have a material adverse impact on our business, financial condition, results of operations, or cash flows. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

Risks Related to Government Regulation

Various government regulations could limit or delay our ability to develop and commercialize our services or otherwise negatively impact our business.

 We are subject to a variety of federal, state and local laws and regulations that govern, among other things, our business practices in the U.S., such as anti-corruption and anti-competition laws. rules and regulations promulgated by the Occupational Safety and Health Administration (“OSHA”), state veterinary practice acts, state veterinary ownership regulations, and by various other federal, state and local authorities regarding the medical treatment of domestic animals. See “Our Business—Government Regulation.” In addition, we are subject to additional regulatory requirements, including environmental, health and safety laws and regulations administered by the U.S. Environmental Protection Agency, state, local and foreign environmental, health and safety legislative and regulatory authorities and the National Labor Relations Board, covering such areas as discharges and emissions to air and water, the use, management, disposal and remediation of, and human exposure to, hazardous materials and wastes, and public and worker health and safety. These laws and regulations also govern our relationships with employees, including minimum wage requirements, overtime, terms and conditions of employment, working conditions and citizenship requirements. Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses or authorizations, environmental, health and safety investigations or remedial activities, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. Such laws and regulations generally have become more stringent over time and may become more so in the future, and we may incur (directly, or indirectly through our outsourced proprietary brand manufacturing partners) material costs to comply with current or future laws and regulations. Liabilities under, and/or costs of compliance, and the impacts on us of any non-compliance, with any such laws and regulations could materially and adversely affect our business, financial condition, and results of operations. These legal and regulatory requirements differ among jurisdictions across the country and are rapidly changing and increasingly complex. The costs associated with compliance with these legal and regulatory requirements are significant and likely to increase in the future.

Any failure to comply with applicable legal and regulatory requirements could result in fines, penalties and sanctions and damage to our reputation. These developments and others related to government regulation could have a material adverse effect on our reputation, business, financial condition, and results of operations.

Additionally, some states require veterinary para-professional team members to be licensed before performing tasks and duties which are critical to the workflow of a veterinary clinic. These regulations require that we are selective in where we choose to purchase hospitals, or, allocate funds and resources to finding, training and paying for licensing for employees. As of the date of this filing, the company has no clinics located in states where these restrictions are in place.

Further risks to our business include certain states which prohibit non-veterinarians from owning or operating a veterinary clinic. These regulations are designed to limit corporate ownership in the veterinary space and, while there are feasible workarounds which our company and others have employed, these regulations represent additional cost and complexity. Currently, the company operates in Texas, a state in which only doctors of veterinary medicine may own veterinary hospitals. Pursuant to a management agreement between the Company and a veterinarian-owned state entity, this location is owned via a structure which complies with state regulations and allows the company to manage necessary aspects of daily operations and derive revenue. Similarly, although no such statute exists in Indiana, the company operates one location there and has chosen to employ a similar structure out of an abundance of caution due to uncertainty in the regulatory climate.

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Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain Commission and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Failure to comply with governmental regulations or the expansion of existing or the enactment of new laws or regulations applicable to our veterinary services could adversely affect our business and our financial condition or lead to fines, litigation, or our inability to offer veterinary products or services in certain states.

All of the states in which we operate impose various registration, permit, and/or licensing requirements relating to the provision of veterinary products and services. To fulfill these requirements, we believe that we have registered with appropriate governmental agencies and, where required, have appointed a licensed veterinarian to act on behalf of each facility. All veterinarians practicing in our veterinary service businesses are required to maintain valid state licenses to practice.

In addition, certain states have laws, rules, and regulations which require that veterinary medical practices be owned by licensed veterinarians and that corporations which are not owned by licensed veterinarians refrain from providing, or holding themselves out as providers of, veterinary medical care, or directly employing or otherwise exercising control over veterinarians providing such care. We may experience difficulty in expanding our operations into other states or jurisdictions with similar laws, rules, and regulations. Our provision of veterinary services through tele-veterinarian offerings is also subject to an evolving set of state laws, rules, and regulations. Although we believe that we have structured our operations to comply with our understanding of the veterinary medicine laws of each state or jurisdiction in which we operate, interpretive legal precedent and regulatory guidance varies by jurisdiction and is often sparse and not fully developed. A determination that we are in violation of applicable restrictions on the practice of veterinary medicine in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations to comply with the requirements of that jurisdiction.

We strive to comply with all applicable laws, regulations and other legal obligations applicable to our veterinary services. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with our filed permits and licenses with any applicable federal-, state-, or international-related laws, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject, or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand, and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding, or action could hurt our reputation, brand and business, force us to incur significant expenses in defending such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws or regulations applicable to our veterinary services. In addition, various federal, state, and foreign legislative and regulatory bodies may expand existing laws or regulations, enact new laws or regulations, or issue revised rules or guidance applicable to our veterinary services. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition, and results of operations.

We may fail to comply with various state or federal regulations covering the dispensing of prescription pet medications, including controlled substances, through our veterinary services businesses, which may subject us to reprimands, sanctions, probations, fines, or suspensions.

The sale and delivery of prescription pet medications and controlled substances through our veterinary services businesses are governed by extensive regulation and oversight by federal and state governmental authorities. The laws and regulations governing our operations and interpretations of those laws and regulations are increasing in number and complexity, change frequently, and can be inconsistent or conflicting. In addition, the governmental authorities that regulate our business have broad latitude to make, interpret, and enforce the laws and regulations that govern our operations and continue to interpret and enforce those laws and regulations more strictly and more aggressively each year. In the future, we may be subject to routine administrative complaints incidental to the dispensing of prescription pet medications through our veterinary services businesses.

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We are subject to environmental, health, and safety laws and regulations that could result in costs to us.

In connection with the ownership and operations of our pet care centers and distribution centers, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing the management and disposal of wastes and the cleanup of contaminated sites. We could incur costs, including fines and other sanctions, cleanup costs, and third-party claims, as a result of violations of or liabilities under environmental laws and regulations. Although we are not aware of any of our sites at which we currently have material remedial obligations, the imposition of remedial obligations as a result of the discovery of contaminants in the future could result in additional costs.

Risks Related to this Offering and Ownership of our Common Shares

We are not currently traded on an exchange or market, and the number of shares being offered by us in our primary underwritten offering is significantly smaller than the number of shares being offered by our selling stockholders. If we are successful at being traded or listed, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is not listed or traded on any stock exchange or marketplace. In addition, the number of shares being offered by us in our primary underwritten offering is significantly smaller than the number of shares being offered by our selling stockholders. In the absence of a trading market investors will have difficulty buying and selling or obtaining market quotations. Market visibility for shares of our common stock is limited. If a market ever develops for our shares, a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. In addition, even if a market develops there can be no assurances that such market will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

The primary underwritten offering of 1,500,000 shares of Class A common stock to be sold by the Company is less than the up to 4,747,915 shares of Class A common stock to be sold by the selling stockholders. Not all of the 4,747,915 shares being registered on behalf of the selling stockholders may, in fact, be sold by such stockholders, which could further depress liquidity of our shares of Class A common stock.

The lack of a market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of a market also reduces the fair market value of your shares. Lack of a market, or an inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

In addition, future sales of our common stock in the public market could cause our share price to fall. All of the common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act. All of our directors, officers and 5% beneficial owners have agreed, or will agree, with the underwriters that, until 180 days after the date of this prospectus, subject to certain exceptions, we and they will not, without the prior written consent of Spartan Capital Securities offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our shares of common stock, any options or warrants to purchase any of our shares of common stock or any securities convertible into or exchangeable for or that represent the right to receive shares of our common stock. The selling stockholders may sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Any such short sales may have a negative and material effect on the market price for our common stock.

Because the Company is offering to sell shares of Class A common stock at an assumed public offering price to be $5.00 and the Selling Stockholders are offering to sell shares of Class A common stock following the completion of the primary underwritten offering at the then-prevailing market price, purchasers of shares from the Selling Stockholders could pay more or less per share than investors in the firm commitment underwritten offering.

The per share public offering price of the shares of Class A common stock to be sold by the Company is assumed to be $5.00, the midpoint of the estimated price range of $4.00 and $6.00 per share. The per share public price of the shares of Class A common stock to be sold by the Selling Stockholders following the completion of the primary underwritten offering at the then-prevailing market price. As a result, purchasers of shares from the Selling Stockholders could pay more or less per share than investors in the firm commitment underwritten offering.

We have previously disclosed certain financial projections which have subsequently been withdrawn and removed from our public filings and should not be relied upon in making a decision to invest in the Company and the Offering. If investors rely upon these withdrawn projections, they could suffer less returns or greater losses than anticipated and we face a risk of liability.

Investors should note that financial projections made in the free-writing prospectus under the heading “2023-24 Forecast” filed by us with the SEC on July 27, 2023 have been withdrawn and removed from the updated free-writing prospectus filed by us on August 4, 2023. These financial projections should not be relied upon by potential investors in making a decision to invest in the Company and the Offering. The financial projections included forecasts for acquisitions, revenue and business expansion. Some or all of these projections may not be realized in the future and if any investor were to rely on these withdrawn projections that were not realized, such investor could realize a significantly lower return or greater loss on its investment than such investor anticipated. In addition, if one or more investors allege that they relied upon the withdrawn financial projections to their detriment, we may face substantial costs in defending any related litigation, the costs of any potential liability assessed, and resulting harm to our reputation, financial condition, and results of operations.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

We will have to be obtain research coverage by securities and industry analysts; if coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model or our stock performance, or if our operating results fail to meet analysts’ expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common shares. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common shares. There is no assurance that our common shares will appreciate in price. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

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Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our board of directors may designate and issue shares of new classes of stock, including the issuance of up to 15,700,000 additional shares of Class B common stock, that could be superior to or adversely affect you as a holder of our Class A common stock. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 86.0% of the voting power of our outstanding common stock.

Our board of directors has the power to designate and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders. Although a majority of our board of directors are independent, our non-independent directors, officers, and their affiliates control approximately 86.3% of the voting power of our outstanding common stock. Our non-independent directors, officers and their affiliates may, through their control of over a majority of the voting power of our outstanding common stock, could force the Company to take corporate actions or engage in transactions that may be at odds with the interests of other investors in our Class A common stock.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our articles of incorporation authorize the issuance of one hundred million (100,000,000) shares of Class A common stock, twenty million (20,000,000) shares of Class B common stock, and fifty million (50,000,000) shares of preferred stock. We currently have 970,457, 4,300,000 and 442,459 shares of Class A common stock, Class B common stock and Series A preferred stock, respectively, issued and outstanding. The Class B common stock is identical to the Class A common stock, except that each share of Class B common stock entitles the holder of such share 25 votes per share and is convertible into one share of Class A common stock. If our board of directors determined to issue the remaining 15,700,000 unissued Class B shares, such shares would represent an additional 392,500,000 votes and investors in the shares offered in this initial public offering would have voting power of less than 1%.

We anticipate Charles Stith Keiser, our Vice-Chairman and Chief Operating Officer, the holder of 2,150,000 shares of our Class B common stock and 22,728 shares of our Class A common stock, will control approximately 48.3% of the voting power and an economic interest in approximately 32.1% of our outstanding common stock of the Company immediately following the closing of the offering. If all of the existing convertible subordinated debentures convert to Class A common stock, all existing warrants are exercised and all newly-issued Series A preferred stock converts to Class A common stock, then Mr. Keiser will control approximately 47.4% of the voting power and an economic interest in approximately 21.2% of our outstanding common stock of the Company.

Our directors Messrs. Carr, Keiser, Lau and Marten, our director Dr. Keiser, and our affiliate Best Future Investment, LLC, which is wholly owned and controlled by our director Mr. Coleman, hold a combined 3,891,500 shares of our Class B common stock and 95,456 shares of our Class A common stock, will control approximately 87.4% of the voting power and an economic interest in approximately 64.9% of our outstanding common stock of the Company. If all of the existing convertible subordinated debentures convert to Class A common stock, all existing warrants are exercised and all newly-issued Series A preferred stock converts to Class A common stock, then our director and officers will control approximately 85.8% of the voting power and an economic interest in approximately 39.0% of our outstanding common following the closing of the offering. Collectively, our directors Messrs. Carr, Coleman, Keiser, Lau and Marten will continue to control a majority of the voting power of our Company until they collectively hold fewer than approximately 2,150,000 shares of the Class B common stock.

Following the completion of this offering, we anticipate Charles Stith Keiser, our Vice-Chairman and Chief Operating Officer, the holder of 2,150,000 shares of our Class B common stock and 22,728 shares of our Class A common stock, will control approximately 48.3% of the voting power and an economic interest in approximately 32.1% of our outstanding common stock of the Company immediately following the closing of the offering, assuming conversion of all outstanding convertible indebtedness of the Company into shares of Class A common stock and exercise of all outstanding warrants. Because we do not expect any single holder or entity to hold more than 50% of the outstanding voting power of the Company, we do not believe we will qualify as a “controlled company” under the Nasdaq listing rules. See “—We may be deemed a ‘controlled company’ within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements."

Each of Messrs. Carr, Coleman (and his holding company, Best Future Investment, LLC), Keiser, Lau and Marten will be subject to “lock-up” agreements with the underwriter, pursuant to which, for a period of six months from the date of this prospectus, to not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the underwriter’s prior written consent.

However, any future issuance of Class A common stock or Class B common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

If we are successful at obtaining quotation of or a listing for our shares, the trading price of our Class A common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Class A common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our Class A common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;

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•	changes in financial estimates by securities analysts;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel;
•	sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The trading price of our shares of Class A common stock is likely to be volatile, which could result in substantial losses to investors.

Negotiations with the underwriters will determine the initial public offering price for our shares of Class A common stock, which may bear little or no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our shares of Class A common stock will develop or that the market price of such shares will not decline below the initial public offering price. The trading price of our shares of Class A common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the shares of Class A common stock may be highly volatile for factors specific to our own operations, including the following:

The price of our Class A common stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The trading price of our Class A common stock following this offering may be subject to instances of extreme stock price run-ups followed by rapid price declines and stock price volatility unrelated to both our actual and expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Further, the trading price of our Class A common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume, actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our Class A common stock, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine; and the other factors described in this section of the prospectus captioned “Risk Factors.”

The sale or availability for sale of substantial amounts of our Class A common stock could adversely affect their market price.

Sales of substantial amounts of our Class A common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the securities. We expect to have 10,234,871 shares of common stock outstanding upon the consummation of the primary underwritten offering (consisting of 5,934,871 shares of Class A common stock and 4,300,000 shares of Class B common stock), with approximately 86.0% of the voting power of our shares being held by our directors Messrs. Carr, Coleman (through his ownership of his holding company Best Future Investment, LLC), Keiser, Lau and Marten and Dr. Keiser. The Class B common stock is identical to the Class A common stock, except that each share of Class B common stock entitles the holder of such share 25 votes per share and is convertible into one share of Class A common stock. Accordingly, the interests of our controlling stockholders may differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of other public companies. The 4,747,915 shares being offered in the resale transaction could depress the market price of the Company’s common stock. In addition, rapid market sales or sales in significant volumes of the 4,747,915 shares of common stock by the selling stockholders may significantly dilute the value of our common stock held by investors in our underwritten primary offering.

●	variations in our revenues, earnings, cash flow;
●	fluctuations in operating metrics;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new solutions and services and expansions by us or our competitors;
●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;
●	changes in financial estimates by securities analysts;
●	detrimental negative publicity about us, our competitors or our industry;
●	additions or departures of key personnel;
●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;
●	regulatory developments affecting us or our industry; and
●	potential litigation or regulatory investigations.

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Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our shares of Class A common stock may also adversely affect our ability to retain key employees.

We expect that the price of our Class A common shares will fluctuate substantially.

You should consider an investment in our Class A common shares risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. The price of our Class A common shares that will prevail in the market after the sale of our Class A common shares by a selling shareholder may be higher or lower than the price you have paid. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common shares. These risks include those described or referred to in this “Risk Factors” section and elsewhere in this report as well as, among other things:

•	announcements of regulatory approval or disapproval of any of our existing or future veterinary services or of regulatory actions affecting us or our industry;

•	quarterly variations in our results of operations or those of our competitors;

•	changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our veterinary services;

•	announcements by us or our competitors of new veterinary services or veterinary hospital services, significant contracts, commercial relationships, acquisitions or capital commitments;

•	announcements relating to future development or license agreements including termination of such agreements;

•	adverse developments with respect to our intellectual property rights or those of our principal collaborators;

•	commencement of litigation involving us or our competitors;

•	any major changes in our board of directors or management;

•	new legislation in the United States and abroad relating to our business;

•	market conditions in the animal health industry, in general, or in the pet therapeutics sector, in particular, including performance of our competitors; and

•	general economic conditions in the United States and abroad.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our common shares. Any sudden decline in the market price of our common shares could trigger securities class-action lawsuits against us. If any of our shareholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our stock price.

We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and a smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we expect to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies. In particular, while we are an emerging growth company: we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements; we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, while we are an emerging growth company we can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period and, as a result, our operating results and financial statements may not be comparable to the operating results and financial statements of companies who have adopted the new or revised accounting standards.

We may remain an emerging growth company until as late as December 31, 2026, though we may cease to be an emerging growth company earlier under certain circumstances, including if (i) we have more than $1.235 billion in annual revenue in any fiscal year, (ii) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (iii) we issue more than $1.0 billion of non-convertible debt over a three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

Investors may find our common stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline or become more volatile.

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We may be deemed a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, but do not intend to rely on, exemptions from certain corporate governance requirements.

Following the completion of this offering, we anticipate Charles Stith Keiser, our Vice-Chairman and Chief Operating Officer, the holder of 2,150,000 shares of our Class B common stock and 22,728 shares of our Class A common stock, will control approximately 47.4% of the voting power of the Company immediately following the closing of the offering, assuming conversion of all outstanding convertible indebtedness of the Company into shares of Class A common stock and exercise of all outstanding warrants. However, if fewer than convertible debt holders and warrant holders choose to convert their debt or exercise their warrants, then Mr. Keiser may control greater than 50% of the voting power of our common stock, in which case the Company may be deemed a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under the rules of Nasdaq, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including:

•	the requirement that a majority of the board of directors consists of independent directors;
•	the requirement that a listed company
•	have a nominating and governance committee that is composed entirely of
•	independent directors with a written charter addressing the committee's
•	purpose and responsibilities;
•	the requirement that a listed company
•	have a compensation committee that is composed entirely of independent
•	directors with a written charter addressing the committee's purpose and
•	responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Following the completion of this offering, we do not intend to rely on these exemptions and instead intend to comply with all of the corporate governance requirements imposed by state and federal law, the rules and regulations of the Securities and Exchange Commission and Nasdaq.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Risks Related to Intellectual Property

We may be unable to adequately protect our intellectual property rights.

We regard our brand, customer lists, trademarks, trade dress, domain names, trade secrets, proprietary technology and similar intellectual property as critical to our success. We rely on trademark law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Our trademark applications may never be granted. Furthermore, our confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend resources to monitor and protect our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions `and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In addition, investors should note that certain prior financial projections made in the free-writing prospectus filed by us with the SEC on July 27, 2023 have been withdrawn by us and should not be relied upon in making a decision to invest in the Company and the Offering.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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SELLING STOCKHOLDERS

The table below presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders and reflects holdings as of the date of this prospectus.

The number of shares in the column “Total Number of Shares to be Offered for Selling Shareholder Account” represents all of the shares of Class A common stock that the Selling Stockholders may offer under this Prospectus. The Selling Stockholders may sell some, all, or none of their shares offered by this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act and includes shares of Class A common stock with respect to which the Selling Stockholders have voting and investment power. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. We had an aggregate of 970,457 shares of our Class A common stock and 4,300,000 shares of our Class B common stock outstanding as of the date of this prospectus. The percentage of shares of common stock beneficially owned by the Selling Stockholders in the table below is based on an aggregate of shares of Class A common stock expected to be outstanding upon consummation of the primary underwritten offering and assumes the conversion of all outstanding convertible indebtedness of the Company, the exercise of all outstanding warrants of the Company, and an aggregate of 4,300,000 shares of Class B common stock (each share of Class B common stock is convertible into one share of Class A common stock).

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Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of the Offering
Dragon Dynamic Catalytic Bridge SAC Fund (1)	144,907	144,907	—	*
Target Capital 1 LLC (2)	1,705,060	1,705,060	—	*
622 Capital LLC (3)	330,662	330,662	—	*
Alchemy Advisory LLC (4)	208,334	208,334	—	*
Greg Armstrong (5) *	87,500	87,500	—	*
Jeannie Bellsmith (5) *	25,000	25,000	—	*
Nickolas Biermaier (5) *	25,000	25,000	—	*
James Carraway (5) *	25,000	25,000	—	*
Allen Craig (5) *	25,000	25,000	—	*
Katherine Crumley (5) *	25,000	25,000	—	*
Adam Grecco (5) *	25,000	25,000	—	*
Katey Keeton (5) *	25,000	25,000	—	*
Nancy Keiser (5) (6) *	87,500	87,500	—	*
Exchange Listing (7) *	25,000	25,000	—	*
Kelley Lay (5)	25,000	25,000	—	*
Kenneth Lundquist (5)	62,500	62,500	—	*
Melissa Lutz-Augustini (5)	25,000	25,000	—	*
Jason Maag (5)	25,000	25,000	—	*
Cassidy Matano (5)	25,000	25,000	—	*
Sarah McFadden-Palmer (5)	25,000	25,000	—	*
Melissa Tasky (5)	25,000	25,000	—	*
Derek Tyson (5)	25,000	25,000	—	*
Don Williamson (5)	62,500	62,500	—	*
Joshua Levy (8) **	333,250	333,250	—	*
Joshua Marten (8) (9) **	75,250	75,250	—	*
Neda Panuska (10) **	9,120	9,120	—	*
Colin Raitiere (10) **	15,200	15,200	—	*
Steve and Carrie Darnaby (10) **	7,600	7,600	—	*
Steve Haymore (10) **	7,600	7,600	—	*
Kate Crumley (10) **	30,400	30,400	—	*
ON1394621 Ltd. (10) (11) **	76,000	76,000	—	*
James and Chelsea Murray (10) **	15,200	15,200	—	*
Jeremy and Shannon Tarter (10) **	4,560	4,560	—	*
Shantila Rexroat (10) **	3,040	3,040	—	*
1394622 Ontario Ltd. (10) (12) **	24,320	24,320	—	*
Larry Alexander (10) **	6,080	6,080	—	*
Zander Carraway (10) **	3,040	3,040	—	*
Steven Todd Naiser Revocable Trust (10) (13) **	15,200	15,200	—	*
Richard W. and Debra J. Goodwin (10) **	15,200	15,200	—	*
Tony Luchetti (10) **	3,040	3,040	—	*
Marie Leslie (10) **	15,200	15,200	—	*
Teva Stone (10) **	12,160	12,160	—	*
Darren Taul (10) **	19,760	19,760	—	*
Mark Johnson (10) **	6,080	6,080	—	*
Mary Jones and Stephen Jones (10) **	15,200	15,200	—	*
Deb Sebastian (10) **	3,040	3,040	—	*
Richard Tao (10) **	4,560	4,560	—	*
JGoelzRoth RD LLC (10) (14) **	7,600	7,600	—	*
Ryan Lakovitch (10) **	3,040	3,040	—	*
Elizabeth Thomas Lakovitch (10) **	4,560	4,560	—	*
Melissa Tasky (10) **	11,856	11,856	—	*
Nancy K. Christianson (10) **	15,200	15,200	—	*
Kelli S. and Rodney J. Kerwin (10) (15) **	76,000	76,000	—	*
Anita Dennison (10) **	3,040	3,040	—	*
Kristopher R. Knight (10) **	4,460	4,460	—	*
Michael Long (10) **	2,960	2,960	—	*
Timothy M. Watters (10) **	37,000	37,000	—	*
Christopher Watters (10) **	7,400	7,400	—	*
Joseph Gerstner (10) **	4,440	4,440	—	*
Jeremy W. Tarter (10) **	10,360	10,360	—	*
Caleb Johnson (10) **	3,256	3,256	—	*
Judith Keiser (10) (16) **	1,520	1,520	—	*
Donald and Mary Covell (10) **	7,333	7,333	—	*
Chloe Gill (10) **	14,600	14,600	—	*
Farmstrong, LLC (10) (17) **	7,300	7,300	—	*
Russel Armstrong (10) **	29,600	29,600	—	*
Gary and Melinda Striyle (10) **	14,667	14,667	—	*
Laura Arington (10) **	4,400	4,400	—	*
Lisa Norkunas (10) **	7,333	7,333	—	*
John Lacy (10) **	8,800	8,800	—	*
Virgil Engel (10) **	29,333	29,333	—	*
Lukas Beirmeier (10) **	2,933	2,933	—	*
Derek Tyson (10) **	1,064	1,064	—	*
Adam Grecco (10) **	1,216	1,216	—	*
Derosen LLC (10) (18) **	43,400	43,400	—	*
Diana Patricia Broach, DVM and John Broach (10) **	28,800	28,800	—	*
Luchetti Family Living Trust UTD (10) (19) **	5,733	5,733	—	*
Winter Park Veterinary Services, Inc. (10) (10) **	28,533	28,533	—	*
Steven W Schuster and Monica Kaiser (10) **	11,413	11,413	—	*
Kelli S. Kerwin (10) (15) **	28,533	28,533	—	*
Cynthia Valerio (13) **	14,200	14,200	—	*
James W. Dietz, Jr. (13) **	14,200	14,200	—	*
Farmstrong, LLC (13) (17) **	25,440	25,440	—	*
Richard Panuska (10) **	9,893	9,893	—	*
Aaron W. Rowland (10) **	38,160	38,160	—	*
Taylor Plumbing (10) (21) **	14,133	14,133	—	*
Fritz Enterprises, Inc. (10) (22) **	14,133	14,133	—	*
Anita Dennison (10) **	2,813	2,813	—	*
Lawrence Allan Claiborne (10) **	28,133	28,133	—	*
Kelli S. Kerwin (10) (15) **	3,095	3,095	—	*
Allen W. Craig (10) **	3,095	3,095	—	*
All Breed Pet Care LLC (10) (23) **	21,100	21,100	—	*
Lawrence P. Alexander, Jr. (10) **	14,067	14,067	—	*
Virgil Engel (10) **	7,000	7,000	—	*
Nickolas G. Biermaier (10) **	2,787	2,787	—	*
Bradley Luckenbill, DVM (10) **	55,733	55,733	—	*
Williamsburg Animal Clinic, LLC (10) (24**	27,600	27,600	—	*
The Old 41 Animal Hospital LLC (10) (25) **	13,800	13,800	—	*
Melissa A Tasky (10) **	86,400	86,400	—	*
Jason G. Hammond and Julie A. Hammond (10) **	28,800	28,800	—	*
Phillip Sean Slusher (10) **	28,800	28,800	—	*
Richard W. and Debra J Goodwin (10) **	14,400	14,400	—	*
James D. Glasner (10) **	28,800	28,800	—	*
Total:	4,747,915	4,747,915

29

(1)	Dragon Dynamic Catalytic Bridge SAC Fund is controlled by its Director Gary Carr and its principal address is: 5 Chapel Lan, Paget, Bermuda PG 02. Indicated aggregate shares consist of 44,844 shares of Class A common stock issuable pursuant to a warrant and 99,653 shares issuable upon conversion of shares of Series A Preferred Stock, based upon an initial offering price of $5.00 per share of Class A common stock, and assuming $5.00 applicable market price for conversion of the Series A Preferred Stock

(2)	Target Capital 1 LLC is controlled by its Manager Dmitriy Shapiro and its principal address is: 13600 Carr 968, Apt. 64, Rio Grande 745, Puerto Rico 00745. Indicated aggregate shares consist of 529,156 shares of Class A common stock issuable pursuant to warrants and 1,175,903 shares issuable upon conversion of shares of Series A Preferred Stock, based upon an initial offering price of $5.00 per share of Class A common stock, and assuming $5.00 applicable market price for conversion of the Series A Preferred Stock.

(3)	622 Capital LLC is controlled by its manager Gary Clyburn Jr. and its principal address is: 1334 Northampton Street, Easton, Pennsylvania 18042. Indicated aggregate shares consist of 41,667 shares of Class A common stock issued to 622 Capital LLC as compensation for certain consulting services, 89,688 shares of Class A common stock issuable pursuant to a warrant and 199,307 shares issuable upon conversion of shares of Series A Preferred Stock, based upon an initial offering price of $5.00 per share of Class A common stock, and assuming $5.00 applicable market price for conversion of the Series A Preferred Stock.
(4)	Alchemy Advisory LLC is controlled by Dmitriy Shapiro and its principal address is: 13600 Carr 968, Apt 64, Rio Grande, Puerto Rico 00745. Dmitriy Shapiro also controls Target Capital 1 LLC. Indicated aggregate shares reflect shares of Class A common stock issued to Alchemy Advisory LLC as compensation for certain consulting services.
(5)	Represents shares of Class A common stock issued from December 30, 2020 through 2022, constituting an aggregate of 650,000 shares of the Company’s Class A common stock, issued at a purchase price between $0.44 and $0.80 per share and aggregate consideration of $376,000.00.
(6)	Nancy Keiser is sister of the Company’s Director and Chief Operating Officer, Charles Stith Keiser, and daughter of the Company’s Director, Charles Hurst Keiser, DMV.
(7)	Exchange Listing, LLC is controlled by Peter Goldstein and its principal address is: 515 E. Las olas Boulevard, Suite 120, Fort Lauderdale, Florida 33301. Indicated aggregate shares consist of 25,000 shares of Class A common stock and a warrant to purchase up to 12,000 additional shares of Class A common stock, in each case issued to Exchange Listing as consideration for certain advisory services pursuant to a Capital Market Advisory Agreement, dated as of December 28, 2021. Refer to Exhibit 10.21.
(8)	Represents shares of Class A common stock issuable upon conversion of shares of Class B common stock held by non-affiliates.
(9)	Joshua Marten is the son of our Director Richard Marten.
(10)	Shares indicated reflect shares of Class A common stock issuable to the named Selling Stockholder upon conversion of outstanding subordinated convertible promissory notes at a conversion rate equal to $5.00 (which is the price per share of Class A common stock in the primary underwritten offering) multiplied by 75% (which reflects a twenty-five percent discount to the offering price). See Exhibit 10.6 for the form of outstanding subordinated convertible promissory notes. As of the date of this prospectus, the Company has $8,545,322 in convertible indebtedness outstanding.
(11)	Ontario LTD 1394621’s designated authorized signatory with voting and investment power is Richard Renfrew Hobart.
(12)	1394622 Ontario Ltd.’s designated authorized signatory with voting and investment power is Guylaine Charette.
(13)	Steven Todd Naiser Revocable Trust’s designated authorized signatory with voting and investment power is Steven Todd Naiser.
(14)	JGOELZROTH RD LLC’s designated authorized signatory with voting and investment power is Joe Goelz.
(15)	Kelli S. Kerwin is a Director of the Company as of the date of this prospectus. Ms. Kerwin intends to resign from the Board of Directors upon consummation of the primary underwritten offering. Mr. Rodney J. Kerwin is Ms. Kerwin’s spouse.
(16)	Judith Keiser is the spouse of the Company’s Director Charles Hurst Keiser, DVM.
(17)	Farmstrong’s designated authorized signatory with voting and investment power is Jacob Armstrong.
(18)	Derosen LLC’s designated authorized signatory with voting and investment power is Michelle Rosen.
(19)	The Luchetti Family Living Trust UTD January 27, 2017’s designated authorized signatory with voting and investment power is Anthony Luchetti.
(20)	Winter Park Veterinary Services, Inc.’s designated authorized signatory with voting and investment power is Timothy Brooks, DVM.
(21)	Taylor Plumbing’s designated authorized signatory with voting and investment power is Mark Taylor.
(22)	Fritz Enterprises, Inc.'s designated authorized signatory with voting and investment power is Heidi Fritz, DVM.
(23)	All Breed Pet Care LLC’s designated authorized signatory with voting and investment power is Tejal Rege, DVM.
(24)	Williamsburg Animal Clinic, LLC's designated authorized signatories with voting and investment power are Dwight Baghdoyan and Susan Zuroff.
(25)	The Old 41 Animal Hospital LLC's designated authorized signatory with voting and investment power is Scott A. Gregory, DVM.

*	Less than 1.0%.
**	Principal business address is: c/o Inspire Veterinary Partners, Inc., 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452.

Except as indicated above, none of the Selling Stockholders have had any position, office, or other material relationship with the Company or any of its predecessors or affiliates within the past three years,

Plan of Distribution

We are registering the Selling Stockholder Shares to permit the resale of the Selling Stockholder Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through Spartan Capital Securities in this initial public offering.

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The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents or in the over-the-counter market at market prices prevailing at the time of sale. If the Selling Stockholder Shares are sold through broker-dealers, the Selling Stockholders will be responsible for any commissions or agent's commissions. The Selling Stockholder Shares may be sold in one or more transactions at prevailing market prices at the time of the sale. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the underwritten primary offering. The offering by the Selling Stockholders will remain open for 180 days following the date of this prospectus. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the shares of Class A common stock may not simultaneously engage in market making activities with respect to the shares of Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

If the selling stockholders effect such transactions by Selling Stockholder Shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The selling stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

31

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $6,375,000 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that the net proceeds will be approximately $7,410,000.

We will receive no proceeds from the sale of shares of Class A common stock by the Selling Stockholders in this offering.

We intend to use the net proceeds of this offering as follows:

	Amount	Percent
USE OF NET PROCEEDS[1]
Veterinary hospital acquisitions and hiring additional personnel[2]	$3,264,000	51.2%
Real estate and facility acquisitions and capital improvements[3]	$1,753,125	27.5%
General corporate purposes[4]	$1,357,875	21.3%
TOTAL APPLICATION OF NET PROCEEDS	$6,375,000	100.00%

[1]	Reflects estimated offering expenses, underwriting discounts, and commissions payable by us of $1,125,000 and assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

[2]	The Company plans for an acquisition rate of ten new locations each year. Current acquisitions under consideration include Valley Veterinary Service (Pennsylvania), Salem Veterinary Emergency Clinic (Oregon), and Salem Oregon Animal Rehabilitation (Oregon). At this time, no binding agreements to acquire these or any other specific businesses have been executed. The Company has begun preliminary due diligence activities with regard to these potential acquisitions and can provide no assurance that any or all of such acquisitions will in fact occur. Additional personnel are expected to include a full-time Manager of Human Resources, Senior Operations Manager and an office manager. All personnel will be located in remote home offices. additional personnel within hospitals will include practice managers, doctors of veterinary medicine and medical directors at select hospitals.

[3]	Two current locations at which real estate has been purchased will require remodel and expansion for the addition of examination rooms and additional treatment space as medical teams are expanded in order to serve new clientele. Additionally, one leasehold location is planned for relocation to a larger lease held space which will require full build out and go from a single doctor hospital to a three-doctor facility.

[4]	The company will require funds for related to tradeshow, industry conferences and marketing activities related to mergers and acquisitions, recruiting workflows and working capital.

32

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to become cash flow from operations positive.

DILUTION

If you purchase shares of Class A common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Class A common stock after this offering. Our net tangible book value (deficit) as of March 31, 2023 was $(16,835,732) or $(17.35) per share of Class A common stock (based upon 970,457 outstanding shares of Class A common stock as of March 31, 2023). “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares of common stock outstanding.

After giving pro forma effect to (i) the sale by us in this offering of 1,500,000 shares (attributing no value to the common stock warrants or proceeds from the sale of common stock warrants being offered) at a public offering price of $5.00, and after deducting the estimated offering costs payable by us; and (ii) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (iii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing subordinated convertible debentures of the Company outstanding as of the date of this prospectus, and (iv) 1,474,861 shares of Class A common stock that are potentially issuable upon the conversion of shares of Series A preferred Stock, our pro forma net tangible book value as of March 31, 2023 would have been $(1,915,410), or $(0.32) per share of common stock (based upon 5,934,871 outstanding shares of Class A common stock following this offering). This amount represents an immediate increase in net tangible book value of $17.03 per share to existing stockholders and an immediate dilution of $5.32 per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per common share	$5.00
Net tangible book deficit per share as of March 31, 2023	$(17.35)
Increase in net tangible book value per common share attributable to this offering	$17.03

Pro forma as adjusted, net tangible book value per common share after this offering	$(0.32)
Dilution per share to new investors	$5.32

If the underwriters exercise their over-allotment option in full, our pro forma as adjusted net tangible book value would be $(880,410), or $(0.14) per share, representing an increase in the pro forma net tangible book value to existing stockholders of approximately would be $0.18 per share and immediate dilution of approximately $5.14 per share to new investors purchasing shares of our Class A common stock in this offering.

The initial number of shares of our Class A common stock to be outstanding after this offering is based on 970,457 shares of our Class A common stock outstanding as of the date of this prospectus. Assuming no conversion of existing convertible indebtedness, exercise of outstanding warrants and no conversion of the shares of Series A preferred stock (none of which conversions or exercise are mandatory in connection with the offering), then the Company expects there will be 2,470,457 shares of Class A common stock outstanding upon the consummation of the offering.

In addition, assuming the full conversion of existing convertible subordinated debentures of the Company, the conversion of all newly-issued Series A Preferred Stock, and the full exercise of warrants outstanding as of the date of this prospectus, the Company anticipate that the aggregate number of shares of our Class A common stock to be outstanding after this offering will be 5,934,871, consisting of: (i) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (ii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus (iii) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 shares of Series A Preferred Stock; (iv) 970,457 shares of our Class A common stock outstanding as of the date of this prospectus; and (v) the 1,500,000 shares of Class A common stock being offering in the underwritten offering.

Shares of Class A common stock outstanding before this offering (1)	970,457
Underwritten shares to be issued in this offering	1,500,000
Subtotal:	2,470,457
Underwriter’s full exercise of the over-allotment option	225,000
Subtotal (assuming full exercise of the over-allotment option and no conversion or exchange of existing indebtedness or exercise of outstanding warrants):	2,695,457
Shares of Class A common stock that are potentially issuable upon exercise of warrants outstanding as of the date of this prospectus (2)	713,688
Shares of Class A common stock that are potentially issuable upon conversion of outstanding convertible indebtedness of the Company (3)	1,275,865
Shares of Class A common stock that are potentially issuable upon conversion of the newly-issued Series A Preferred Stock(4)	1,474,861
Total shares of Class A common stock (no exercise of over-allotment option) on a fully diluted basis: (5)	5,934,871
Total shares of Class A common stock (full exercise of over-allotment option) on a fully diluted basis: (5)	6,159,871

(1)	Includes 45,456 shares of Class A common stock held by Messrs. Carr and Keiser which are not being registered in this offering.

(2)	Includes a warrant for 50,000 shares of Class A common stock issued to Mr. Carr in connection with his personal guaranty of certain loans to the Company; the shares of Class A common stock issuable upon exercise of the warrant are not being registered in this offering.
(3)	Consists of 1,275,865 shares of Class A common stock issuable upon conversion of outstanding convertible subordinated debentures of the Company, including the Company’s most recent issuance of convertible promissory notes in February and March of 2023.
(4)	Represents 442,458 shares of the newly issued Series A Preferred Stock convertible into 1,474,861 Class A common stock assuming an applicable market price of $5.00 per share.

(5)	Excludes 4,300,000 shares of Class B common stock issued and outstanding as of the time of this prospectus. Each share of Class B common stock is entitled to 25 votes per share and is convertible into one share of Class A common stock.

33

MARKET FOR OUR COMMON STOCK

We have applied to list our Class A common stock on the Nasdaq under the symbol “IVP”.

Holders

As of March 31, 2023, there were approximately 21 stockholders of record for our Class A common stock and 8 stockholders of record for our Class B common stock.

Dividend Policy

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2023:

•	on an actual basis;

•	on a pro forma as adjusted basis to give effect to (i) the issuance and sale of 1,500,000 shares of Class A common stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; (ii) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (iii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible indebtedness of the Company outstanding as of the date of this prospectus; (iv) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 shares of Series A Preferred Stock assuming an applicable market price of $5.00 per share.

The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at the pricing of this offering. You should read the information in this table together with our consolidated financial statements and the related notes appearing at the end of this prospectus and the sections titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

		Pro Forma
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash	$593,865	$6,968,865

Debt:
Notes payable, net of discount	15,094,764	15,094,764
Bridge note, net of discount	4,204,545	-
Convertible debentures	4,340,777	-
Total Debt	23,640,086	15,094,764

Stockholders’ equity (deficit):
Common stock – Class A, $0.0001 par value, 100 million shares authorized, 970,457 and 5,934,871 shares issued and outstanding as of March 31, 2023 and on a pro forma as adjusted	98	593
Common stock – Class B, $0.0001 par value, 20 million shares authorized, 4,300,000 shares issued and outstanding as of March 31, 2023 and on a pro forma as adjusted	430	430
Preferred stock, $0.0001 par value, 50,000 shares authorized, 0 and 0 shares issued and outstanding as of March 31, 2023 and on a pro forma as adjusted	-	-
Additional paid-in Capital	1,110,140	16,029,922
Accumulated deficit	(7,782,397)	(7,782,397)
Total shareholders’ equity	(6,671,729)	8,248,593
Total capitalization	$16,968,357	$23,343,357

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

A discussion regarding our financial condition and results of operations for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 and for the year ended December 31, 2022 compared to the year ended December 31, 2021, is presented below.

Overview

Inspire Veterinary is a corporation incorporated in the state of Delaware in 2020. On June 29, 2022, the Company converted into a Nevada corporation. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds. As the Company expands, additional modalities are expected to become a part of the offerings at its hospitals. With the acquisition of The Pony Express Veterinary Hospital, Inc. including equine care and emergency and specialty services and intends to continue to expand such services.

With thirteen clinics located in nine states as of the date of this prospectus, Inspire Veterinary purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential which make them worthy acquisition targets. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates it business as one operating and one reportable segment.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, and IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company, IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, and IVP MA Managing Co., LLC, a Delaware limited liability company (“MA Holdco”). The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco. Holdco, OH Holdco, IN Holdco and MA Holdco is used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), and IVP IN Properties, LLC (“IN RE”). The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE and IN RE. IVP RE is used to acquire real property in various states and jurisdictions.

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COVID-19

Impacts resulting from the COVID-19 pandemic have resulted in a widespread health crisis that has already adversely affected the economies and financial markets of many countries around the world. The international response to the spread of COVID-19 has led to significant restrictions on travel; temporary business closures; quarantines; global stock market and financial market volatility; a general reduction in consumer activity; operating, supply chain and project development delays and disruptions; and declining trade and market sentiment; all of which have and could further affect the world economy.

The extent to which the novel coronavirus may impact the Company’s business, will depend on future developments which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States, business closures or business disruptions and the effectiveness of actions taken by governments around the globe to contain and treat the disease. We are unable to predict with certainty the effects of the COVID-19 pandemic on our customers, suppliers and vendors and its impact on the Company’s business.

Our Business Model

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

With acquisitions serving as one key driver of growth, the Company has developed metrics and processes for assessing, valuing, acquiring and integrating new hospitals into its network. With a focus in its first three years on general practice, small companion animal hospitals, the Company selects hospitals in markets with large addressable pet populations, but not necessarily in city/urban centers. The Company recently entered the equine care, or the care of horses, sector with the addition of The Pony Express Veterinary Hospital into the Company’s small-animal-only mix of locations.

Growth strategies and expansion plans call for the Company to enter emergency care and mixed animal (such as bovine and additional equine care) in future years of growth. Staffing, ownership transition plans, demographics, quality of medicine, financial performance and quality of exiting leadership are some of the many factors that are analyzed before a pending acquisition is offered a letter of intent. Leveraging the consulting relationship, the Company uses a field support structure that is nationally distributed and therefore the targets for acquisition can be in most states within the United States, avoiding those states (such as New York) which have particularly complex veterinary practice guidelines.

Risks to the ability to swiftly acquire and integrate new hospitals include: (i) national staffing shortages of veterinarians and technicians which pre-existed the current market conditions which make finding credentialed talent even more difficult; (ii) costs and time associated with finding suitable targets and performing due diligence; and (iii) difficulties in achieving growth targets post purchase which ensure hospitals grow revenue and earnings in the years post purchase.

Post purchase pressures include rising talent acquisition and staffing costs in addition to challenges in achieving productivity and average patient charges necessary to achieve growth and profitability.

Results of Operations

Acquisition and Growth Strategy

With an emphasis on general practice hospitals in its first seven to eight quarters, the Company expanded into purchase of mixed animal hospitals in late 2022, adding equine care to its mix. Further, in the second half of 2023, the Company intends to strategically acquire existing specialty hospitals and/or expand existing locations to include emergency care and more complex surgeries, holistic care and comprehensive diagnostics which allow it to offer more complex surgeries and internal medicine work ups.

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During its third calendar year, the Company has plans to seek multi-unit practices with regional presence to facilitate growth for the Company and also to move more swiftly into being a prime provider in select markets. While purchases of individual clinics will remain a focus for the Company, these opportunities to acquire hospitals in clusters of 2 to 6 will significantly increase our pace of growth and provide numerous internal benefits such as internal case referrals and career pathing for clinicians and leadership.

We account for acquisitions under the acquisition method and are required to measure identifiable assets acquired and liabilities assumed of the acquiree at the fair values on the closing date. The Company makes an initial allocation of the purchase price at the date of acquisition based upon its understanding of the fair value of the acquired assets and assumed liabilities. Below is a summary of the acquisitions that closed from the inception of the Company through March 31, 2023, and the related transaction price.

Name	Closing Date	Transaction Value[1]
Kauai Veterinary Clinic[3]	January 2021	$1,505,000
Chiefland Animal Hospital[2]	August 2021	$564,500
Pets & Friends Animal Hospital[2]	October 2021	$630,000
Advanced Veterinary Care of Pasco[3]	January 2022	$1,014,000
Lytle Veterinary Clinic[2]	March 2022	$1,442,469
Southern Kern Veterinary Clinic[2]	March 2022	$2,000,000
Bartow Animal Clinic[3,4]	May 2022	$1,405,000
Dietz Family Pet Hospital[2]	June 2022	$500,000
Aberdeen Veterinary Clinic[3]	July 2022	$574,683
All Breed Pet Care Veterinary Clinic[2]	August 2022	$2,152,000
Pony Express Veterinary Hospital, Inc.	October 2022	$3, 108,652
Williamsburg Animal Clinic	December 2022	$850,000
The Old 41 Animal Hospital	December 2022	$1,465,000

1.	The transaction value is the amount of cash consideration paid for the acquisition of the veterinary practice (and as denoted the real estate operations) that was accounted for as a single business combination, in accordance with ASC Topic 805.

2.	Acquisition includes both the veterinary practice and related assets and the real estate operations in the transaction value.

3.	Acquisition was for the veterinary practice and related assets only.

4.	Acquisition includes the purchase of personal goodwill of $105,000 that was included in the purchase price of the veterinary practice and related assets. The total transaction value is made up of $955,000 for the veterinary practice and related assets and $350,000 for the real estate operations.

Kauai Veterinary Clinic Acquisition

On January 25, 2021, the Company acquired Kauai Veterinary Clinic, Inc., located in Lihue, Hawaii on the island of Kauai providing regional and local veterinary services for $1,505,000 dollars through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously to the closing of KVC, the Company acquired the underlying real estate from a third party in exchange for $1,300,000 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with threes loans provided by First Southern National Bank for a total of $2,383,400.

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Chiefland Animal Hospital Acquisition

On August 20, 2021, the Company acquired the veterinary practice and related assets of Chiefland Animal Hospital from Polycontec, Inc. for $285,000 through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company the real estate operations, consisting of land and buildings, utilized by the Chiefland practice for $279,500 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth, a division of Farmers National Bank of Danville, Kentucky (“WealthSouth”) for a total of $469,259.

Pets & Friends Animal Hospital Acquisition

On October 7, 2021, the Company acquired the veterinary practice and related assets of the Pets & Friends Animal Hospital from Pets & Friends Animal Hospital, LLC for $375,000 through the Company’s wholly-owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company the real estate operations, consisting of land and buildings, utilized by the Pets & Friends practice for $255,000 through the Company’s wholly-owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth for a total of $535,500.

Advanced Veterinary Care of Pasco

On January 14, 2022, the Company acquired the veterinary practice and related assets of Advanced Veterinary Care of Pasco in Hudson, Florida from Advanced Veterinary Care of Pasco, LLC for $1,014,000 through the Company’s wholly-owned subsidiary, IVP FL Holding Company, LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $817,135.

Lytle Veterinary Clinic

On March 15, 2022, the Company acquired the veterinary practice and related assets of Lytle Veterinary Clinic in Texas from Lytle Veterinary Clinic, Inc. for $662,469 through the Company’s wholly-owned subsidiary IVP Texas Holding Company, LLC and its wholly-owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the Company acquired the real estate operations, consisting of land and buildings, utilized by the Lytle practice for $780,000 from the Lytle practice through the Company’s wholly-owned subsidiary, IVP Texas Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $1,141,098.

Southern Kern Veterinary Clinic

On March 22, 2022, the Company acquired the veterinary practice and related assets of Southern Kern Veterinary Clinic in California from Southern Kern Veterinary Clinic, Inc. for $1,500,000 through the Company’s wholly-owned subsidiary IVP CA Holding Co., LLC and its wholly-owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the real estate operations, consisting of land and buildings,) utilized by the Kern practice was purchased for $500,000 through the Company’s wholly-owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $1,700,000.

Bartow Animal Clinic

On May 18, 2022, the Company acquired the veterinary practice and related assets of Bartow Animal Clinic in Bartow, Florida from Winter Park Veterinary Clinic, Inc. for $1,055,000 through the Company’s wholly-owned subsidiary IVP FL Holding Company LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the Bartow practice was purchased for $350,000 through the Company’s wholly-owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by WealthSouth for a total of $969,000.

Dietz Family Pet Hospital

On June 15, 2022, the Company acquired the veterinary practice and related assets of Dietz Family Pet Hospital in Richmond, Texas from Dietz Family Pet Hospital, P.A. for $500,000 through the Company’s wholly-owned subsidiary IVP Texas Holding Company LLC and its wholly-owned subsidiary, IVP Texas Managing Co. LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $382,500.

Aberdeen Veterinary Clinic

On July 29, 2022, the Company acquired the veterinary practice and related assets of Aberdeen Veterinary Clinic in Aberdeen, Maryland from Fritz Enterprises, Inc. for $574,683 through the Company’s wholly-owned subsidiary IVP MD Holding Company LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $445,981.

All Breed Pet Care Veterinary Clinic

On August 12, 2022, the Company acquired the veterinary practice and related assets of All Breed Pet Care veterinary clinic in Newburgh, Indiana from Tejal Rege for $952,000 through the Company’s wholly-owned subsidiary IVP IN Holding Company LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the All Breed practice was purchased for $1,200,000 through the Company’s wholly-owned subsidiary, IVP IN Properties, LLC. This acquisition was financed by three loans provided by WealthSouth for a total of $1,945,450.

Pony Express Veterinary Hospital

On October 31, 2022, the Company acquired the veterinary practice and related assets of the Pony Express Veterinary Hospital, Inc. in Xenia, Ohio from Pony Express Veterinary Hospital, Inc. for $2,608,652 through the Company’s wholly-owned subsidiary IVP OH Holding Company, LLC. Simultaneously, the real estate operations, consisting of land and buildings, utilized by the Pony Express Veterinary Hospital practice was purchased for $500,000 through the Company’s wholly-owned subsidiary, IVP OH Properties, LLC. This acquisition was financed by three loans provided by First Southern National Bank for a total of $2,853,314.

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Williamsburg Animal Clinic

On December 9, 2022, the Company acquired the veterinary practice and related assets of Williamsburg Veterinary Clinic in Williamsburg, MA from Williamsburg Animal Clinic, LLC for $850,000 through the Company’s wholly owned subsidiary, IVP MA Holding Company, LLC. This acquisition was financed by a loan provided by WealthSouth for a total of $637,500.

The Old 41 Animal Hospital

On December 16, 2022, the Company acquired the veterinary practice and related assets of The Old 41 Veterinary Clinic in Bonita Springs, FL from The Old 41 Animal Hospital, LLC for $665,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC. Simultaneously, the real estate operations consisting of land and building utilized by the Old 41 practice for $800,000 from Scott A. Gregory DVM, LLC through the Company’s wholly owned subsidiary, IVP FL Properties, LLC. This acquisition was financed by two loans provided by First Southern National Bank for a total of $1,208,000.

Comparability of Our Results of Operations

The Company’s consolidated results of operations for the three months ended March 31, 2023 compared to March 31, 2022 and for the year ended December31, 2022 compared to December 31, 2021 were significantly impacted by acquisitions.

Results of Operations for the three months ended March 31, 2023 compared to the three months ended March 31, 2022:

Summary of Results of Operations

	For the Three Months Ended
	March 31,
	2023	2022

Service revenue	$3,072,885	$982,447
Product revenue	1,209,630	429,532
Total revenue	4,282,515	1,411,979

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	2,307,903	720,953
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	879,400	279,559
General and administrative expenses	1,801,659	893.175
Depreciation and amortization	298,492	82.499
Total operating expenses	5,287,454	1,976,186

Loss from operations	(1,004,939)	(564,207)

Other income (expense):
Interest income	1	20
Interest expense	(545,435)	(389,045)
Other (expenses) income	11424	392
Total other expense	(534,010)	(209,511)

Loss before income taxes	(1,538,949)	(388,633)

Benefit (provision) from income taxes	-	30,094

Net loss	$(1,538,949)	$(922,746)

Net loss per Class A and B common shares:
Basic and diluted	$(0.29)	$(0.18)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,270,457	5,145,456

(1)	See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

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Revenue

The following table presents the breakdown of revenue between products and services:

	For the Three Months Ended		March 31, 2023 vs. 2022
	March 31, 2023	March 31, 2022	Variance in Dollars	Variance in Percent
Revenue:
Service Revenue	$3,072,885	$982,447	$2,090,438	213%
Percentage of revenue	72%	70%
Product Revenue	1,209,630	429,532	780,098	182%
Percentage of revenue	28%	30%
Total	$4,282,515	$1,411,979	$2,870,536	203%

	Average daily service revenue for the Three Months Ended		March 31, 2023 vs. 2022
Animal Hospital & Clinics	March 31, 2023	March 31, 2022	$ Change	% Change
Kauai Veterinary Clinic	$4,673	$3,778	896	24%
Chiefland Animal Hospital	1,874	1,481	392	26%
Pets & Friends Animal Hospital	2,537	2,748	(211)	-8%
Advanced Veterinary Care of Pasco	2,594	2,229	365	16%
Lytle Veterinary Clinic	2,130	2,800	(670)	-24%
Southern Kern Veterinary Clinic	2,610	3,955	(1,345)	-34%
Bartow Animal Clinic	2,892	-	2,892	100%
Dietz Family Pet Hospital	2,196	-	2,196	100%
Aberdeen Veterinary Clinic	1,791	-	1,791	100%
All Breed Pet Care Veterinary Clinic	2,660	-	2,660	100%
Pony Express Veterinary Hospital	3,625	-	3,625	100%
Williamsburg Animal Clinic	2,350	-	2,350	100%
Old 41 Animal Hospital	2,594	-	2,594	100%
Total Daily Service Revenue	$34,527	$16,990	17,537

	Average daily product revenue for the Year Ended		March 31, 2023 vs. 2022
Animal Hospital & Clinics	March 31, 2023	March 31, 2022	$ Change	% Change
Kauai Veterinary Clinic	$1,833	$1,868	(35)	-2%
Chiefland Animal Hospital	1,234	1,216	19	2%
Pets & Friends Animal Hospital	785	780	5	1%
Advanced Veterinary Care of Pasco	843	1,008	(165)	-16%
Lytle Veterinary Clinic	1,017	-	1,017	100%
Southern Kern Veterinary Clinic	634	-	634	100%
Bartow Animal Clinic	1,235	-	1,235	100%
Dietz Family Pet Hospital	820	-	820	100%
Aberdeen Veterinary Clinic	547	-	547	100%
All Breed Pet Care Veterinary Clinic	1,580	-	1,580	100%
Pony Express Veterinary Hospital	1,665	-	1,665	100%
Williamsburg Animal Clinic	685	-	685	100%
Old 41 Animal Hospital	714	-	714	100%
Total Daily Product Revenue	$13,591	$4,871	8,720

Revenue in General. The Company believes the breakdown of gross revenue into service revenue and product revenue categories produces meaningful measures to Company management and the Company’s investors in light of the Company’s objective to protect the service channel and derive the majority of its revenue from services and expertise which are not capable of disruption from other channels. To achieve this objective, the Company seeks to match the industry target metric of 70% to 80% of gross revenue being derived from services: examination fees, diagnostics fees, laboratory work, surgery and others veterinary services. The Company believes these service revenue sources require veterinary professionals to preside over care delivery and, unlike some veterinary care products, cannot be replaced or sold by other non-veterinary hospital channels such as retail (including over-the-counter and online). Accordingly, the Company views products such as parasite controls, veterinary nutrition products and additives as important, but the Company does not rely on product revenue to account for more than 20% to 30% of gross revenue. Medications and therapeutics which only a licensed veterinary doctor or licensed technician can administer, while still making up part of the 20% to 30% of gross revenue, are less easily diverted to non-veterinary hospital channels as they require licensed professionals to prescribe or utilize them.

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The Company uses these percentages in concert with metrics such as Revenue Per Patient Per day (“RPP”) and Average Patient Charge (“APC”) to analyze the comprehensive nature of diagnostics and services provided by each veterinary hospital. Sometimes referred to “quality medicine” metrics within the veterinary service industry, the Company uses RPP and APC to determine how a doctor’s time is being utilized (inclusive of all diagnostics and therapies). RPP and APC metrics are consolidated into the presentation of average daily service revenue and average daily product revenue. The Company believes these analyses helps the Company ensure that its caseload is revenue positive to avoid clinicians spending time on patient work which underutilizes their time and erodes labor profitability. The Company also believes these metrics are useful to investors and potential investors to compare the Company’s service-to-product revenue mix against generally accepted industry targets and specific veterinary care service provider competitors.

The services revenue and product revenue metrics are measured in dollars as calculated by the practice management software we provide to each of our clinics to track medical notes, treatment plans, services and products prescribed and provided, as well as to manage invoicing related to all of the above. Reports are generated which allow Company management to view each of these as line-items as well as measure the ratio of service revenue versus product revenue within our revenue mix.

The Company believes the ratio metric is useful for the management and its investors for several reasons:

●	The Company and its medical leadership teach and enable its medical staff to provide comprehensive medical care which is appropriate for each animal patient. For example, charges to a client which skew too heavily toward products and do not include necessary services may be indicator that medical cases are not being fully diagnosed using an appropriate standard of available and appropriate diagnostics and care. This broad analysis can indicate more questions should be asked about how cases are managed by certain providers, particularly if patterns emerge;

●	Comprehensive care for pets means physical exams, dental care, blood work and many other service related line-items. An overreliance on product revenue alone (which products may be available over-the-counter outside of the veterinary channel) leaves veterinary clinics susceptible to sales transfer to other channels. In addition, appropriate veterinary care (as defined by market practice and some state licensing boards) does not include prescribing products without the delivery of diagnostic and care services.

●	Advancements in veterinary care within the last decade such as anesthetic protocols, pain management, fear free medicine and other services have shown great efficacy for the betterment of patients and their recovery from illness or surgeries. The absence of certain services and procedures within, for instance, a surgery package for a patient, would indicate an opportunity to improve outcomes for a patient and extend life expectancy. These are positive outcomes for clients and, therefore, of interest and value to the Company and our investors.

Service Revenues. The Company recognizes service revenue from health exams, pet grooming, veterinary care, and certain other services performed at our animal hospitals or clinics and is recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the services. Payment terms are at the point of sale but may also occur upon completion of the service. Service revenue increased $2,090,438 or 213%, to $3,072,885 for the three months ended March 31, 2023 as compared to $982,447 for the three months ended March 31, 2022. The increase in service revenue was driven primarily by acquisitions of animal hospitals and clinics accumulated since the prior period. The Company had six (6) animal hospitals and clinics in operations during the three months ended March 31, 2022 compared to thirteen (13) animal hospitals and clinics in operations for the three month ended March 31, 2023. The six animal hospitals and clinics resulted in $478,757 of the increase in service revenue for the three months ended March 31, 2023, with the remaining increase a result of the new animal hospitals and clinics acquired. The Company incurred organic revenue decreases driven by volume decreases for the number of services performed for the first three months of 2023 as the Company saw fewer pet customers that resulted in a decrease in service revenue of approximately 3% during the three months ended March 31, 2023 compared to the three months ended March 31, 2022.

Product Revenues. Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. Product revenue increased 780,098, or 182%, to $1,209,630 for the three months ended March 31, 2023 as compared to $429,532 for the three months ended March 31, 2022. The Company had 6 animal hospitals and clinics in operations during the three months ended March 31, 2022, which only 4 of 6 had product revenue during the period compared to thirteen animal hospital and clinics in operations for the three months ended March 31, 2023. The six animal hospitals and clinics resulted in $135,240 of the increase in product revenue for the three months ended March 31, 2023, with the remaining increase a result of the new animal hospitals and clinics acquired. The increase in product revenue was driven primarily by acquisitions of animal hospitals and clinics accumulated from the prior period. The Company had six (6) animal hospitals and clinics in operations during the three months ended March 31, 2022 compared to thirteen (13) animal hospitals and clinics in operations for the three month ended March 31, 2023. The six animal hospitals and clinics resulted in $135,240 of the increase in product revenue for the three months ended March 31, 2023, with the remaining increase a result of the new animal hospitals and clinics acquired. The Company incurred organic revenue decreases driven by volume decreases for the number of products sold for the first three months of 2023 as the Company saw fewer pet customers that resulted in a decrease in product revenue of approximately 2% during the three months ended March 31, 2023 compared to the three months ended March 31, 2022.

Cost of service revenue (exclusive of depreciation and amortization). Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization. Cost of service revenue increased $1,586,950, or 220%, to $3,072,885 for the three months ended March 31, 2023, as compared to $720,953 for the three months ended March 31, 2022. The increase in cost of service revenue sold excluding depreciation and amortization was driven primarily by acquisitions of animal hospitals and clinics completed since the prior period, which contributed cost of service revenue sold of 1,179,536 or 38%. The Company had a increase in cost-of-service revenue of approximately 2% as a result of elevated supply chain costs.

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Cost of product revenue (exclusive of depreciation and amortization). Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization. Cost of product revenue increased $780,098, or 215%, to $1,209,630 for the three months ended March 31, 2023 as compared to $429,532 for the three months ended March 31, 2022. The increase in cost of product revenue excluding depreciation and amortization was driven primarily by acquisitions of animal hospitals and clinics completed since the prior period, which contributed cost of product revenue sold of $457,380 or 59%. The Company incurred price increases to the cost of the products purchased across multiple animal hospital and clinics during the year as a result of inflationary pressures. These price increases resulted in the cost of product revenue increasing approximately 3% as a result of elevated supply chain costs.

General and Administrative Expense. General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business. General and administrative expenses increased $908,484 or 102%, to $1,801,659 for the three months ended March 31, 2023 compared to $893,175 for the three months ended March 31, 2022. The increase was primarily due to the expenses generated by the Company’s animal hospitals and clinics acquired and the start-up and organizational expenses associated with the acquisitions and the cost associated with the Company pursuit of an initial public offering on a national exchange.

Depreciation and Amortization Expense. Depreciation and amortization expenses mainly relate to the assets used in generating revenue. Depreciation and amortization increased $215,993, or 262%, to $298,492 for the three months ended March 31, 2023 as compared to $82,499 for the three months ended March 31, 2022. The increase was primarily due to the acquisition of depreciable or amortizable assets as part of the acquisitions of animal hospitals and clinics.

Other Expense. Other expense is composed primarily of interest expense and small denomination bank fee charges. Other expense increased $145,377, or 37%, to $534,010 for the three months ended March 31, 2023 as compared to $388,633 for the three months ended March 31, 2022. The increase was the result of the Company incurring indebtedness in the form of bank loans and other indebtedness to finance the acquisition of animal hospitals and clinics and for general working capital.

Net Loss. Net Loss increased $616,203, or 67%, to $1,538,949 for the three months ended March 31, 2023 as compared to $952,840 for the three months ended March 31, 2022. The net loss is primarily attributable to the operating expenses associated with the Company’s animal hospitals and clinics, and to the acquisition costs related to those animal hospitals and clinics. The Company also incurred additional costs associated with the initial public offering.

Results of Operations for the year ended December 31, 2022 compared to the year ended December 31, 2021:

Summary of Results of Operations

	For the Years Ended
	December 31,
	2022	2021
		(As Restated) (1)

Service revenue	$7,032,800	$1,813,621
Product revenue	2,801,978	735,513
Total revenue	9,834,778	2,549,134

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	5,308,104	1,284,407
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	1,981,046	435,437
General and administrative expenses	5,347,300	1,792,046
Depreciation and amortization	596,124	84,465
Total operating expenses	13,352,916	3,596,355

Loss from operations	(3,518,138)	(1,047,221)

Other income (expense):
Interest income	1,021	161
Interest expense	(1,425,260)	(194,811)
Other (expenses) income	357	(14,861)
Total other expense	(1,423,882)	(209,511)

Loss before income taxes	(4,942,020)	(1,256,732)

Benefit (provision) from income taxes	30,094	(74,330)

Net loss	$(4,911,926)	$(1,331,062)

Net loss per Class A and B common shares:
Basic and diluted	$(0.95)	$(0.27)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,160,182	5,001,699

(1)	See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

42

Revenue

The following table presents the breakdown of revenue between products and services:

	For the Years Ended		December 31, 2022 vs. 2021
	December 31, 2022	December 31, 2022	Variance in Dollars	Variance in Percent
Revenue:
Service Revenue	$7,032,800	$1,813,621	$5,219,179	288%
Percentage of revenue	72%	71%
Product Revenue	2,801,978	735,513	2,066,465	279%
Percentage of revenue	28%	29%
Total	$9,834,778	$2,549,134	$7,285,644	285%

	Average daily service revenue for the Years Ended		December 31, 2022 vs. 2021
Animal Hospital & Clinics	December 31, 2022	December 31, 2021	$ Change	% Change
Kauai Veterinary Clinic	$3,683	$3,838	(155)	-4%
Chiefland Animal Hospital	1,444	2,426	(982)	-40%
Pets & Friends Animal Hospital	2,605	2,418	188	8%
Advanced Veterinary Care of Pasco	2,009	-	2,009	100%
Lytle Veterinary Clinic	2,898	-	2,898	100%
Southern Kern Veterinary Clinic	2,929	-	2,929	100%
Bartow Animal Clinic	2,475	-	2,475	100%
Dietz Family Pet Hospital	1,790	-	1,790	100%
Aberdeen Veterinary Clinic	1,003	-	1,003	100%
All Breed Pet Care Veterinary Clinic	2,551	-	2,551	100%
Pony Express Veterinary Hospital	2,740	-	2,740	100%
Williamsburg Animal Clinic	1,753	-	1,753	100%
Old 41 Animal Hospital	2,179	-	2,179	100%
Total Daily Service Revenue	$30,059	$8,682	21,378

	Average daily product revenue for the Year Ended		December 31, 2022 vs. 2021
Animal Hospital & Clinics	December 31, 2022	December 31, 2021	$ Change	% Change
Kauai Veterinary Clinic	$1,784	$1,799	(15)	-1%
Chiefland Animal Hospital	1,219	473	746	158%
Pets & Friends Animal Hospital	908	764	144	19%
Advanced Veterinary Care of Pasco	921	-	921	100%
Lytle Veterinary Clinic	392	-	392	100%
Southern Kern Veterinary Clinic	812	-	812	100%
Bartow Animal Clinic	212	-	212	100%
Dietz Family Pet Hospital	889	-	889	100%
Aberdeen Veterinary Clinic	1,064	-	1,064	100%
All Breed Pet Care Veterinary Clinic	1,025	-	1,025	100%
Pony Express Veterinary Hospital	1,402	-	1,402	100%
Williamsburg Animal Clinic	513	-	513	100%
Old 41 Animal Hospital	1,141	-	1,141	100%
Total Daily Product Revenue	$12,282	$3,036	9,246

43

Revenue in General. The Company believes the breakdown of gross revenue into service revenue and product revenue categories produces meaningful measures to Company management and the Company’s investors in light of the Company’s objective to protect the service channel and derive the majority of its revenue from services and expertise which are not capable of disruption from other channels. To achieve this objective, the Company seeks to match the industry target metric of 70% to 80% of gross revenue being derived from services: examination fees, diagnostics fees, laboratory work, surgery and others veterinary services. The Company believes these service revenue sources require veterinary professionals to preside over care delivery and, unlike some veterinary care products, cannot be replaced or sold by other non-veterinary hospital channels such as retail (including over-the-counter and online). Accordingly, the Company views products such as parasite controls, veterinary nutrition products and additives as important, but the Company does not rely on product revenue to account for more than 20% to 30% of gross revenue. Medications and therapeutics which only a licensed veterinary doctor or licensed technician can administer, while still making up part of the 20% to 30% of gross revenue, are less easily diverted to non-veterinary hospital channels as they require licensed professionals to prescribe or utilize them.

The Company uses these percentages in concert with metrics such as Revenue Per Patient Per day (“RPP”) and Average Patient Charge (“APC”) to analyze the comprehensive nature of diagnostics and services provided by each veterinary hospital. Sometimes referred to “quality medicine” metrics within the veterinary service industry, the Company uses RPP and APC to determine how a doctor’s time is being utilized (inclusive of all diagnostics and therapies). RPP and APC metrics are consolidated into the presentation of average daily service revenue and average daily product revenue. The Company believes these analyses helps the Company ensure that its caseload is revenue positive to avoid clinicians spending time on patient work which underutilizes their time and erodes labor profitability. The Company also believes these metrics are useful to investors and potential investors to compare the Company’s service-to-product revenue mix against generally accepted industry targets and specific veterinary care service provider competitors.

The services revenue and product revenue metrics are measured in dollars as calculated by the practice management software we provide to each of our clinics to track medical notes, treatment plans, services and products prescribed and provided, as well as to manage invoicing related to all of the above. Reports are generated which allow Company management to view each of these as line-items as well as measure the ratio of service revenue versus product revenue within our revenue mix.

The Company believes the ratio metric is useful for the management and its investors for several reasons:

•	The Company and its medical leadership teach and enable its medical staff to provide comprehensive medical care which is appropriate for each animal patient. For example, charges to a client which skew too heavily toward products and do not include necessary services may be indicator that medical cases are not being fully diagnosed using an appropriate standard of available and appropriate diagnostics and care. This broad analysis can indicate more questions should be asked about how cases are managed by certain providers, particularly if patterns emerge;
•	Comprehensive care for pets means physical exams, dental care, blood work and many other service related line-items. An overreliance on product revenue alone (which products may be available over-the-counter outside of the veterinary channel) leaves veterinary clinics susceptible to sales transfer to other channels. In addition, appropriate veterinary care (as defined by market practice and some state licensing boards) does not include prescribing products without the delivery of diagnostic and care services.
•	Advancements in veterinary care within the last decade such as anesthetic protocols, pain management, fear free medicine and other services have shown great efficacy for the betterment of patients and their recovery from illness or surgeries. The absence of certain services and procedures within, for instance, a surgery package for a patient, would indicate an opportunity to improve outcomes for a patient and extend life expectancy. These are positive outcomes for clients and, therefore, of interest and value to the Company and our investors.

Service Revenues. The Company recognizes service revenue from health exams, pet grooming, veterinary care, and certain other services performed at our animal hospitals or clinics and is recognized once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the services. Payment terms are at the point of sale but may also occur upon completion of the service. Service revenue increased $5,219,179, or 288%, to $7,032,800 for the year ended December 31, 2022 as compared to $1,813,621 for the year ended December 31, 2021. The increase in service revenue was driven primarily by acquisitions of animal hospitals and clinics completed during the year ended December 31, 2022. The ten (10) animal hospitals and clinics acquired during 2022 accounted for $4,218,268 or 60% of the service revenue recorded for the 2022 fiscal year. The three (3) animal hospital and clinics acquired in 2021 accounted for $2,814,532 or 40% of the service revenue recorded for the 2022 fiscal year. Across the thirteen (13) animal hospital and clinics, only four (4) animal hospital or clinics had price increases to the blood work and lab panels services. These price increases accounted for approximately 3% of service revenue growth during the 2022 fiscal year. The Company incurred revenue decreases driven by volume decreases for the number of services performed for 2022 as the Company saw less pet adoption customers that resulted in a decrease in service revenue of 6% during the 2022 fiscal year. The Company also experienced two (2) animal hospitals that were without the same veterinary doctor staffing as the prior year for approximately 3 months that resulted in a decrease in service revenue of approximately 12% at those locations and resulted in an overall decrease to the Company’s service revenue of approximately 5% during the 2022 fiscal year.

Product Revenues. Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. Product revenue increased 2,066,465, or 281%, to $2,801,978 for the year ended December 31, 2022 as compared to $735,5153 for the year ended December 31, 2021. The increase in product revenue was driven primarily by acquisitions of animal hospitals and clinics completed during the year ended December 31, 2022. The ten (10) animal hospitals and clinics acquired during 2022 accounted for $1,360,843 or 49% of the product revenue recorded for the 2022 fiscal year. The three (3) animal hospital and clinics acquired in 2021 accounted for $1,441,135 or 51% of the product revenue recorded for the 2022 fiscal year. Across the thirteen (13) animal hospital and clinics, the Company increased product prices in line with the increases in cost to acquire the goods. These price increases resulted in an increase of approximately 5% of the product revenue during the 2022 fiscal year. The price increases were offset by the decrease in products sold during the year compared to the prior year as the animal hospital and clinics saw less pet adoption customers that resulted in a decrease in product revenue of 4% during the 2022 fiscal year. The Company also experienced two animal hospitals that were without the same veterinary doctor staffing as the prior year for approximately three months that resulted in a decrease in revenue of approximately 12% at those locations and resulted in an overall decrease to the Company’s product revenue of approximately 3% during the 2022 fiscal year.

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Cost of service revenue (exclusive of depreciation and amortization). Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization. Cost of service revenue increased $4,023,697, or 313%, to $5,308,104 for the year ended December 31, 2022, as compared to $1,284,407 for the year ended December 31, 2021. The increase in cost of service revenue sold excluding depreciation and amortization was driven primarily by acquisitions of animal hospitals and clinics completed during the year ended December 2022, which contributed cost of service revenue sold of $2,348,786 or 44%. The Company had a slight decrease in cost-of-service revenue of approximately 2% as a result of being without two veterinary doctors for a period of approximately three months during the year.

Cost of product revenue (exclusive of depreciation and amortization). Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization. Cost of product revenue increased $1,545,609, or 355%, to $1,981,046 for the year ended December 31, 2022 as compared to $435,437 for the year ended December 31, 2021. The increase in cost of product revenue excluding depreciation and amortization was driven primarily by acquisitions of animal hospitals and clinics completed during the year ended December 31, 2022, which contributed cost of product revenue sold of $904,059 or 46% . The Company incurred price increases to the cost of the products purchased across multiple animal hospital and clinics during the year as a result of inflationary pressures. These price increases resulted in the cost of product revenue increasing approximately 2% during the 2022 fiscal year.

General and Administrative Expense. General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business. General and administrative expenses increased $3,675,596, or 205%, to $5,467,642 for the year ended December 31, 2022 compared to $1,792,046 for the year ended December 31, 2021. The increase was primarily due to the expenses generated by the Company’s animal hospitals and clinics acquired and the start-up and organizational expenses associated with the acquisitions and the cost associated with the Company pursuit of an initial public offering on a national exchange.

Depreciation and Amortization Expense. Depreciation and amortization expenses mainly relate to the assets used in generating revenue. Depreciation and amortization increased $511,659, or 606%, to $596,124 for the year ended December 31, 2022 as compared to $84,465 for the year ended December 31, 2021. The increase was primarily due to the acquisition of depreciable or amortizable assets as part of the acquisitions of animal hospitals and clinics.

Other Expense. Other expense is composed primarily of interest expense and small denomination bank fee charges. Other expense increased $1,214,371, or 580%, to $1,423,882 for the year ended December 31, 2022 as compared to $209,511 for the year ended December 31, 2021. The increase was the result of the Company incurring indebtedness in the form of bank loans and other indebtedness to finance the acquisition of animal hospitals and clinics and for general working capital.

Net Loss. Net Loss increased $3,580,864, or 269%, to $4,911,926 for the year ended December 31, 2022 as compared to $1,331,062 for the year ended December 31, 2021. The net loss is primarily attributable to the operating expenses associated with the Company’s animal hospitals and clinics, and to the acquisition costs related to those animal hospitals and clinics. The Company also incurred additional costs associated with the initial public offering.

45

Liquidity and Capital Resources

Since inception, we have financed our operations from a combination of:

●	issuances and sales of senior convertible notes;

●	issuance of convertible debentures;

●	borrowings under other debt consisting of: (i) a principal lending relationship with WealthSouth that provides a master lending and credit facility; (ii) First Southern National Bank notes payable; (iii) Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC bridge loans;

●	Cash advances from related parties; and

●	cash generated from operations.

The Company has experienced operating losses since its inception and had a total accumulated deficit of $7,782,397 as of March 31, 2023. The Company expects to incur additional costs and require additional capital as the Company continues to acquire additional veterinary hospitals, clinics and practices. During the three months ended March 31, 2023 and during the year ended December 31, 2022, the Company’s cash used in operations was $309,455 and $2,658,309, respectively.

The Company’s primary short-term cash requirements are to fund working capital, lease obligations and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of additional business acquisitions. The Company’s medium-term to long-term cash requirements are to service and repay debt, to expand through acquisitions, and to invest in facilities and equipment for growth initiatives.

The Company’s ability to fund its cash needs will depend, in part, on its ability to generate cash in the future, which depends on future financial results. The Company’s future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. The Company’s future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of March 31, 2023, had an accumulated deficit of $7,782,397. For the three months ended March 31, 2023, the Company sustained a net loss of $1,538,949. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

46

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights or future revenue streams on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

As of the date of this prospectus, the Company was in compliance with all covenants and restrictions associated with our debt agreements. The Company is not aware of any instances of breaches or non-compliance with its covenants and commitments under its debt agreements.

Issuances of Senior Convertible Notes (Bridge Loan)

In December 2021, the Company entered into two bridge loans in the aggregate of $2,500,000 with Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund as a short term secured convertible note (“Bridge Note”). The Bridge Note is convertible into the Company’s common stock, at the time of a successful initial public offering (“IPO”) at the noteholder’s option, at a 35% discount to the IPO price. The Bridge Note has a face value of $2,500,000 with an original issue discount (“OID”) of 12% and has a maturity date of January 24, 2023. The OID of $300,000 is being amortized over the life of the loan. If the Company has not issued the Company’s common stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“SEC”) and the listing of the common stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified financing”) by January 24, 2023 the conversion price will be set at a 40% discount to the IPO price. The Bridge Note was funded in two installments of net proceeds of $1,100,000 in December 2021 and the second installment January 2022. The Bridge Loan had issuance costs of $70,500 for the first installment and $54,000 for the second installment that was amortized straight line over the life of the loan. The Company amortized $62,758 and $27,959 of issuance cost during the three months ended March 31, 2023 and 2022.

The Bridge Note has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the note becomes convertible into common stock.

In conjunction with the Bridge Note the Company issued warrants on January 24, 2022 to Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund (collectively the “Bridge Lenders”). The warrants entitled the Bridge Lenders to purchase the Company’s Class A common stock, at a purchase price equal to the per share price in an IPO. The quantity of the Company's common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing. If a Qualified Financing has not consummated or the Bridge Note has not been repaid in full on or before January 24, 2027, then the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 100% of the face value divided by the per-share price equal to the fair market value of one share of Class A common stock as mutually agreed by the Holder and the Company. The warrants are exercisable through the fifth anniversary of the issuance date. The warrants may be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note loan (“bridge loan”) with Target Capital 1, LLC for $1,136,364. The note is issued at an original issue discount of 12% with an maturity date on the earlier of March 31, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on September 30, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note, and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $1,136,364, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of a Qualified Financing, the Company shall pay to the Holder $1,136,364, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured, or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

47

In conjunction with the Original Issue Discount Secured Convertible Note with Target Capital 1, LLC the company issued the holder 41,167 shares of Class A Common Stock and equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company's common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note with 622 Capital LLC for $568,182. The note is issued at an original issue discount of 12% with an maturity date on the earlier of January 24, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on July 24, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $568,182, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of Qualified Financing, the Company shall pay to the Holder $568,182, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with 662 Capital LLC the company issued the holder equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

The warrants were deemed legally detachable from the Bridge Note and were fair valued using the Black Scholes Method to determine the relative fair values of the Bridge Note and the detachable warrants. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $0.44, volatility rate of 27% and risk-free rate of 1.53% with a 5 year term. The proceeds received for the Bridge Note were allocated to the detached warrants based on the relative fair values. Pursuant to ASC 470 the relative fair value of the warrants attributable to a discount on debt is $429,284; this is amortized to interest expense on a straight-line basis over the term of the loan.

A roll forward of the bridge note from January 1, 2021 to March 31, 2023 is below:

Bridge notes, January 1, 2021	$-
Issued for cash	1,100,000.00
Amortization of original issue discount	1,644.00
Debt issuance costs	(70,500.00)
Amortization of debt issuance costs	773.00
Bridge notes, December 31, 2021	1,031,917.00
Issued for cash	2,600,000.00
Amortization of original issue discount	386,245.00
Warrant discount	(429,284.00)
Amortization of warrant discount	303,309.00
Debt issuance costs	(164,000.00)
Amortization of debt issuance costs	170,969.00
Bridge notes, December 31, 2022	3,899,156.00
Amortization of original issue discount	116,656.00
Amortization of warrant discount	125,975.00
Amortization of debt issuance costs	62,758.00
Bridge notes, March 31, 2023	$4,204,545.00

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Exchange of Senior Indebtedness

Effective June 30, 2023, the Company entered into exchange agreements (the “Exchange Agreements”) with each of Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, the Company’s senior secured lenders, pursuant to which the lenders exchanged their existing 12% original issue discount secured convertible notes for 29,296 shares, 352,771 shares, and 59,792 shares, respectively, of a new series of Series A Preferred Stock (442,458 shares of preferred stock in total).(the “Exchange”). As a result of the Exchange, all of the Company’s senior secured indebtedness with those lenders was extinguished. The Series A preferred stock earns a dividend rate equal to 12% of the stated rate per annum, which such dividend may be payable either in cash or in-kind at the sole option of the Company.

In connection with the Exchange, the Company amended its articles of incorporation by the filing of a certificate of designation for the Series A preferred stock (the “Series A Certificate of Designation”). One million shares of the Series A preferred stock are authorized under the Series A Certificate of Designation, with each such share having a stated value of $10.00 per share.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A Preferred Stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than 50% of the per-share price for shares of Class A common stock during the Company’s initial public offering. For any conversion during the Company’s initial three days of market trading, the conversion price will be equal to 60% of the price for the Company’s underwritten initial public offering.

The Series A Certificate of Designation also contains certain beneficial ownership limitations on the holders of the Series A preferred stock, as more fully described in the Series A Certificate of Designation. The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

In connection with the Exchange, the Company also issued warrants (the “New Warrants”) to purchase additional shares of Class A common stock. The New Warrants were issued in exchange for the existing warrants held by the former senior secured lenders. The exercise price of the shares to be issued pursuant to the New Warrants is the price of the shares of Class A common stock to be issued in this offering. The number of shares to be issued upon exercise of the New Warrants is equal to the quotient of 75% of the outstanding Series A preferred stock value divided by the exercise price. Also, in connection with the Exchange, the Company entered into new registration rights agreements (the “New Registration Rights Agreements”) with each of Dragon Dynamic Catalytic Bridge SAC Fund, Target Capital 1 LLC and 622 Capital LLC, pursuant to which the Company has agreed to register the public resale of the shares of Class A common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the under the New Warrants. The New Registration Rights Agreements supersede in their entirety the prior registration rights agreements with the former senior secured lenders. If the Company does not close this offering on or before September 1, 2023, the Exchange Agreements will be deemed rescinded and the former senior secured convertible notes will be deemed reinstated.

The foregoing descriptions of the Series A Certificate of Designation, Exchange Agreements, New Warrants and New Registration Rights Agreements are qualified in its entirety by the full text of the same, which are attached as Exhibits 3.4, 4.1 through 4.15, and 10.23 through 10.25 to the registration statement of which this prospectus forms a part and are herein incorporated by reference.

Issuances of Convertible Debentures

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). During the year ended December 31, 2022 the Company issued $1,252,000 in aggregated principal amount of the 6.00% Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of 6.00% Convertible Debenture notes to five (5) separate holders. The Convertible Debenture is convertible into the Company’s Class A Common Stock upon the Company’s offering for sale its shares in a public offering (“IPO”). At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s IPO. Upon an IPO the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The Convertible Debenture principal balance was $3,7,14,500 and $2,102,500 as of December 31, 2022 and 2021. The Convertible Debenture incurred issuance cost of $40,000 that was amortized straight line over the life of the Convertible Debenture. The Company amortized $1,972 and $1,972 for the three months ending March 31, 2023 and 2022, respectively.

The Convertible Debenture has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the Convertible Debenture becomes convertible into common stock.

As of the date of this prospectus, 43 of our Convertible Debenture holders, constituting approximately $2.4 million of aggregate principal amount and accrued but unpaid interest, have provided written notice of their intent to convert their investment into shares of Class A common stock. See Exhibit 10.22 for a copy of the letter to Convertible Debenture holders and related holder consent.

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Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South, a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of veterinary clinical practices. Each draw on the Revolving Line must be repaid with a Term Loan out of the Closed End Line within 120 days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line cannot exceed eighty-five (85%) percent of the purchase price of the applicable veterinary clinical practices. The Company must contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of any veterinary clinical practices as long as any draw on the Revolving Line or a Term Loan remains unpaid with Wealth South. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50%, however, the interest rate can never be less than 3.57%. Each Term Loan issued under the Closed End Line has a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65%, however, the interest rate can never be less than 3.57%. Each veterinary clinical practices to be acquired must have a minimum projected debt-service coverage ratio of a multiple of one times, defined as EBITDA divided by the Company’s Annual Debt Service Requirement (as defined in the MLOCA). The MLOCA terminates and the Revolving Line matures on June 25, 2023.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowing under the MLOCA are guaranteed by Kimball Carr, our Chairman, Chief Executive Officer and President.

On August 18, 2022 the MLOCA was amended and restated to terminate the revolving feature on the Revolving Line and convert the line of credit to a closed end draw note (“Closed End Draw Note”) that mature on August 18, 2024. Each draw on the Closed End Draw Note shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Closed End Draw Note or a Term Loan remains unpaid with FNBD. The interest rate charge on all sums advance under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. Each Practice to be acquired mush have a minimum projected DSCR of 1.0x, defined as EBIDA/Annual Debt Service Requirement. The MLOCA terminates and the Closed End Draw Note matures on August 18, 2024.

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Notes payable to FNBD as of March 31, 2023 and December 31, 2022 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	March 31, 2023	December 31, 2022	Issuance Cost
$237,272	CAH	12/27/21	12/27/41	3.98%	$235,150	$237,272	$6,108
231,987	CAH	12/27/21	12/27/31	3.98%	226,582	231,987	6,108
216,750	P&F	12/27/21	12/27/41	3.98%	214,812	216,750	5,370
318,750	P&F	12/27/21	12/27/31	3.98%	311,323	318,750	5,370
817,135	Pasco	1/14/22	1/14/32	3.98%	804,374	817,135	3,085
478,098	Lytle	3/15/22	3/15/32	3.98%	478,098	478,098	1,898
663,000	Lytle	3/15/22	3/15/42	3.98%	663,000	663,000	11,875
425,000	Kern	3/22/22	3/22/42	3.98%	425,000	425,000	7,855
1,275,000	Kern	3/22/22	3/22/32	3.98%	1,275,000	1,275,000	4,688
246,500	Bartow	5/18/22	5/18/42	3.98%	246,500	246,500	5,072
722,500	Bartow	5/18/22	5/18/32	3.98%	722,500	722,500	2,754
382,500	Dietz	6/15/22	6/15/32	3.98%	382,500	382,500	1,564
445,981	Aberdeen	7/19/22	7/29/32	3.98%	445,981	445,981	1,786
1,020,000	All Breed	8/12/22	8/12/42	3.98%	1,020,000	1,020,000	8,702
519,527	All Breed	8/12/22	8/12/32	3.98%	519,527	519,527	3,159
225,923	All Breed	8/12/22	8/12/32	5.25%	225,923	225,923	3,159
637,500	Williamsburg	12/8/22	12/8/32	5.25%	637,500	637,500	2,556
$8,863,423					$8,833,770	$8,863,423	$81,109

The Company amortized $2,082 and $1,629 of issuance cost in the aggregate during the three months ending March 31, 2023 and 2022, respectively, for the FNBD notes payable.

FSNB Commercial Loans

On January 11, 2021, the Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the Kauai Veterinary Clinic, LLC acquisition. The first commercial loan in the amount of $1,105,000 has a fixed interest rate of 4.35% and had a maturity date of January 15, 2024. The commercial loan was modified in January 2021 to extend the maturity date to February 25, 2041. The fixed rate loan has monthly payments of $6,903. The commercial loan had issuance costs of $13,264 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $163 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

The second commercial loan with FSB entered into on January 11, 2021 in the amount of $1,278,400 has a fixed interest rate of 4.35% and had a maturity date of January 15, 2024. The commercial loan was modified in January 2021 to extend the maturity date to January 25, 2031. The fixed rate loan has monthly payments of $13,157. The commercial loan had issuance costs of $10,085 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $251 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

The third commercial loan with FSB entered into on January 11, 2021 in the amount of $450,000 has a fixed interest rate of 5.05% and had a maturity date of January 15, 2024. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan has monthly payments of $27,164. The commercial loan had issuance costs of $753 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $377 and $319 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

On October 31, 2022 the company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB that was entered into on October 31, 2022, was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $2,100 of issuance cost during the three months ended March 31, 2023.

The second loan with FSB that was entered into on October 31, 2022, was in the amount of $398,258. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $40 of issuance cost during the three months ended March 31, 2023.

The third loan with FSB that was entered into on October 31, 2022, was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of April 1, 2023. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB that was entered into on December 16, 2022, was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772, except for a final payment of 593,039. The loan had issuance costs of $4,531 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $372 of issuance cost during the three months ended March 31, 2023.

The second loan with FSB that was entered into December 16, 2022, was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $417 of issuance cost during the three months ended March 31, 2023.

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The FSB commercial loans are guaranteed by Kimball Carr, our Chairman, Chief Executive Officer and President and Charles Stith Keiser, our Vice Chairman and Chief Operating Officer.

Notes payable to FSB as of March 31, 2022 and December 31, 2022 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	March 31, 2023	December 31, 2022	Issuance Cost
$1,105,000	KVC	1/25/21	2/25/41	4.35%	$1,025,926	$1,045,310	$13,264
1,278,400	KVC	1/25/21	1/25/31	4.35%	1,046,207	1,074,251	10,085
469,914	KVC	1/25/21	2/25/23	5.05%	-	53,964	753
2,086,921	Pony Express	10/31/22	10/31/25	5.97%	2,022,505	2,061,346	25,575
400,000	Pony Express	10/31/22	10/31/42	5.97%	395,612	398,258	3,277
700,00	Pony Express	10/31/22	5/31/23	6.75%	700,000	700,000	-
568,000	Old 41	12/16/22	12/16/25	6.5%	556,460	568,000	4,531
640,000	Old 41	12/16/22	12/16/25	6.5%	636,063	640,000	5,077
$7,428,235					$6,382,773	$6,531,377	$62,562

Notes payable as of March 31, 2023 and 2022 consisted of the following:

	March 31,	December 31,
	2023	2022
FNBD Notes Payable	$8,833,770	$8,863,423
FSNB Notes Payable	6,382,773	6,531,377
Car loan	6,063	6,653
Total notes payable	15,222,606	15,401,453
Unamortized debt issuance costs	(127,751)	(135,240)
Notes payable, net of issuance cost	15,094,855	15,266,213
Less current portion	(1,638,831)	(1,549,861)
Long-term portion	$13,456,023	$13,716,353

Notes payable repayment requirements in the succeeding years are summarized as follows:

Remainder of 2023	$1,371,014
2024	1,087,839
2025	3,700,190
2026	927,965
2027	968,316
Thereafter	$7,167,282

Cash Flows For The Three Months Ended March 31, 2023 and 2022 and For the Year Ended December 31, 2022 and 2021

The following table provides detailed information about our net cash flows for the periods indicated:

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(309,455)	$(828,127)
Net cash used in investing activities	(14,002)	(4,406,431)
Net cash provided by financing activities	473,069	4,811,659
Net (decrease) increase in cash and cash equivalents	$149,612	$(422,899)

	For the years ended December 31,
	2022	2021
		(As Restated) (1)
Net cash used in operating activities	$(2,658,309)	$(1,009,960)
Net cash used in investing activities	(14,666,796)	(4,020,266)
Net cash provided by financing activities	15,710,940	7,066,674
Net (decrease) increase in cash and cash equivalents	$(1,631,175)	$2,036,448

(1)	See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

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Operating Activities

For the three months ended March 31, 2023, operating activities used $309,455 of cash compared to $828,127 net cash provided for the three months ended March 31, 2022. The change was primarily due to the Company’s net loss of $1,538,949 offset by non-cash expense of $673,072, which consisted of $298,492 of depreciation and amortization, $70,212 of amortization of issuance costs, $242,631 of amortization of debt discount, $59,036 of amortization of operating rights of use assets and $2,701 for issuance of warrants to the CEO, and positive working capital of $556,422, including $550,043 increase in accounts payable, $118,450 increase in accrued expenses, $37,425 decrease in due from former owners and $60,414 decrease in prepaid expenses and other assets offset by the increase in accounts receivables of $70,553, increase in inventory of $18,459, increase in operating lease liabilities of $50,467, and increase in other assets of $70,431.

For the year ended December 31, 2022, operating activities used $2,658,309 of cash compared to $1,009,960 net cash provided for the year ended December 31, 2021. The change was primarily due to the Company’s net loss of $4,911,926 offset by non-cash expense of $1,704,805, which consisted of $595,627 of depreciation and amortization, $189,414 of amortization of issuance costs, $689,554 of amortization of debt discount, $13,958 of amortization of operating rights of use assets and $216,252 for issuance of common stock for services, and positive working capital of $548,812, including $974,040 increase in accounts payable and $230,326 increase in accrued expenses offset by the increase in due from former owners, net of $233,898, increase in inventory of $230,125, increase in operating lease liabilities of $3,600, and increase in prepaid expenses of $187,931.

Investing Activities

For the three months ended March 31, 2023, the Company’s investing activities used $14,002 compared to $4,406,431 for the three months ended March 31, 2022. The change was attributable to the purchase of property and equipment of $14,002 during the period.

For the year ended December 31, 2022, the Company’s investing activities used $14,666,796 compared to $4,020,266 for the year ended December 31, 2021. The change was primarily attributable to the purchase of property and equipment of $134,971, purchase of intangible assets of $41,819, payment for acquisition of businesses of $14,511,804 and advances provided for target acquisitions of $21,798.

Financing Activities

For the three months ended March 31, 2023, net cash provided by financing activities was $473,069 compared to $4,811,659 for the three months ended March 31, 2022. The change was primarily due to proceeds from issuance of convertible debentures of $1,612,000 offset by the repayment of notes payables of $176,931.

For the year ended December 31, 2022, net cash provided by financing activities was $15,710,940 compared to $7,066,674 for the year ended December 31, 2021. The change was primarily due to proceeds from notes payable of $12,253,585, proceeds from issuance of a bridge note of $2,600,000, proceeds from issuance of convertible debentures of $1,612,000 offset by the debt issuance costs of $260,611 and the repayment of notes payables of $494,034.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” as defined in the JOBS Act. For as long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

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In addition, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to utilize this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates, regulatory, and inflation.

Interest Rate Risk

Our credit facilities bear interest at a floating rate, generally equal to the New York Prime Rate plus an applicable margin. As a result, we are exposed to fluctuations in in interest rates to the extent of our net borrowings under the Master Lending and Credit Facility, which were $8,863,243 as of December 31, 2022. The exposure to interest rate fluctuations for the Company is considered minimal. The Company’s term loans issued under the Master Lending and Credit Facility have a fixed interest rate for the initial five years followed by a variable interest rate. The Company has not used any financial instruments to hedge potential fluctuations in interest rates.

As interest rates rise, there is risk in the form of more expensive loans which would negatively impact the valuation and profitability of each hospital which is purchased.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

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Critical Accounting Policies and Significant Judgments and Estimates

A summary of our significant accounting policies is included in Note 2 of our audited consolidated annual financial statements included in this prospectus. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Our estimates and assumptions are based on historical experiences and changes in the business environment. However, actual results may differ from estimates under different conditions, sometimes materially. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and results of operations and require management judgment. Our critical accounting policies and estimates are described below.

Acquisitions

The Company enters into acquisitions primarily with existing veterinary hospitals throughout the United States. When we acquire a business or assets that are determined to meet the definition of a business, we allocate the purchase consideration paid to acquire the business to the assets and liabilities acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill. If during the measurement period (a period not to exceed 12 months from the acquisition date) we receive additional information that existed as of the acquisition date but at the time of the original allocation described above was unknown to us, we make the appropriate adjustments to the purchase price allocation in the reporting period that the amounts are determined.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the amounts assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs, or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or changes in circumstances that may trigger interim impairment reviews include significant changes in business climate, operating results, planned investments in the reporting unit, or an expectation that the carrying amount may not be recoverable, among other factors.

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The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines it is more likely than not that the fair value of the reporting unit is greater than it’s carrying amount, an impairment test is unnecessary. If an impairment test is necessary, the Company will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.

The Company has recorded Goodwill in connection with business acquisitions during the year ended December 31, 2022. During the years ended December 31, 2022 and 2021, the Company recorded no impairment of Goodwill.

Intangible Assets

Intangible assets consist of client list, trademark and non-compete intangibles that result from the acquisition of veterinary hospital or practices. Client list intangible represent the value of the long-term client relationship from the veterinary hospitals and practices. Trademark intangible assets represent the value associated with the brand names in place at the date of the acquisition. Non-compete intangible assets represent the value associated with non-compete agreements for former employees and owners in place at the date of the acquisition. The client lists and trademark are included in intangible asset reported in the balance sheet which are being amortized over a 5-year term based on the estimated economic useful life of the client list and trademark. The amortization of the intangible asset is computed using the straight-line method. The intangibles are evaluated for impairment on an annual basis or more frequently whenever events or circumstances occur indicating that the carrying amount may not be recoverable.

The Company uses the Multi-Period Excess Earnings Method (“MPEEM”), a form of the income approach to determine the fair market value of the client list (customer relationship) intangible assets acquired as part of the acquisitions of veterinary hospitals or practices. The principle behind the MPEEM is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable only to the subject intangible asset after deducting contributory asset charges (“CAC”).

The principle behind a contributory asset charge is that an intangible asset "rents" or "leases" from a hypothetical third party all the assets it requires to produce the cash flows resulting from its development, that each project rents only those assets it needs (including elements of goodwill) and not the ones that it does not, and that each project pays the owner of the assets a fair return on (and of, when appropriate) the fair value of the rented assets. Thus, any net cash flows remaining after such charges are attributable to the subject intangible asset being valued. The incremental after–tax cash flows attributable to the subject intangible asset are then discounted to their present value. CACs generally reflect an estimate of the amount a typical market participant would have to pay to use these contributory assets to generate income with the intangible asset.

The most significant assumptions used in our application of the MPEEM and in the valuation analysis of acquired client lists are:

—	A useful life of 15 years where after 10 years the remaining customer base results in small positive cash flows and no terminal value was calculated.

—	A discount rate of 19.6% was selected to calculate the present value of the prospective after–tax cash flows associated with the customer base and business development relationships.

—	We utilized an annual Company sales retention rate of 74.0% (Veterinary Services industry rate) for the Customer Base.

—	The contributory asset charges are based on returns (8.3% to 19.7%) for Net Working Capital (normalized); Fixed Assets; Assembled Workforce; Trade Name; and Non-Competes.

As of March 31, 2023 our intangible assets and goodwill balances were as follows:

March 31,
2023
Client List	$1,851,000
Noncompete Agreement	354,300
Trademark	852,700
Other Intangible Assets	41,819
Goodwill	7,614,553
$10,714,372

Our valuations of the intangible assets apart of our veterinary clinics and animal hospital acquisitions has a relatively small value allocated to the client list (customer relationship) due to our use of the Veterinary Services industry rate of 74% for the retention rate in our valuations. An increase in the rate by 6% to 80% in our valuation would result in an increase of approximately $1.2 million to the client list and a decrease of approximately $1.2 million to goodwill. We have elected to use the industry standard as our Company has minimal historical operations with less than 2 years of revenue producing activities through December 31, 2022. No acquisitions occurred during the three months ended March 31, 2023. Management continues to evaluate the inputs used in our valuations based on quantitative and qualitative information available to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

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OUR BUSINESS

Overview

Inspire Veterinary is a c-corporation incorporated in the state of Delaware in 2020. On June 29, 2022, the Company converted into a Nevada c-corporation. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds. As the Company expands, additional modalities are continuing to become a part of the offerings at its hospitals, including equine care and emergency/specialty services.

As of the date of this prospectus, the Company has thirteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospital which it believes have attractive financial track records, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, its acquisitions are not centralized to one geographic area; the Company recently acquired its first veterinary hospital in the Northeast with the acquisition of Williamsburg Animal Clinic in Williamsburg, Massachusetts. The Company operates its business as one operating and one reportable segment.

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

Oversight and support of the hospitals is achieved via in-house leadership which includes medical and operations expertise from within the veterinary field and others in combination with outsourced consulting provided by partner firm Blue Heron Consulting. Because the company leadership and its consultants are located throughout the United States, versus a central office, on-site coaching and support is provided to clinics anywhere in the country.

The company is able to own and operate locations throughout the country by leveraging a national consultancy model. The Company directly employs medical and operations leadership which serve as direct line management (that is, Company-employed managers who directly manage mid-level and front-line employees and processes who are directly accountable to such senior leadership) to employees in each hospital or veterinary practice. These Inspire medical and operations leaders are experienced in the practice of veterinary medicine and they direct strategic planning, growth, changes in hospital- and veterinary practice-level management, cost controls, human capital selection processes, and otherwise generally guide all policies and procedures under which the hospitals and veterinary practices operate.

Through our relationship with Blue Heron Consulting (which relationship is memorialized in the Blue Heron Consulting Agreement attached as exhibit 10.11 hereto), they deploy coach consultants at the request and direction of Inspire. Blue Heron Consulting coach consultants’ objectives are to teach specific skills, problem solve operational matters with individual hospital teams, find operational efficiencies to encourage growth and reduce expenses, and otherwise disseminate veterinary medicine practice expertise.

Each Blue Heron Consulting coach consultant is a field-based trainer and problem solver; the senior officers and managers of Inspire direct and oversee daily operations.

To afford the company with state structures which allow legal and licensure as well as other business details to be managed state by state, the company uses limited liability companies (and one limited partnership in California).These entities are pass-through in nature and nearly all management and administration is provided at the parent company level. In the states of Texas and Indiana, ownership is held by a separate entity owned by a doctor of veterinary medicine. These two relationships are managed via operating and management agreements, which provide that that while the doctor of veterinary medicine oversees and manages all clinical aspects of operations, the non-veterinary services including administration, human resources, accounting, corporate housekeeping, and management services are provided by Inspire.

As noted elsewhere as the company continues to grow, ‘in fill’ purchases of new locations will take place as opportunities are available to do so. These locations will be geographically located within close proximity of other company locations and may also specialize, for instance, in emergency or overnight care. Hence, this ‘in-fill’ strategy will allow the company to share talent and resources among multiple locations and also share caseload and refer patients between company owned clinics.

As of the date of this prospectus, our clinics are located in the following states:

●	1 location in the State of Hawaii;

●	4 locations in the State of Florida;

●	1 location in the State of Colorado;

●	2 locations in the State of Texas;

●	1 location in the State of California;

●	1 location in the State of Maryland;

●	1 location in the State of Indiana;

●	1 location in the State of Ohio; and
●	1 location in the State of Massachusetts.

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Consulting Agreements

The Company receives financial consulting services from Star Circle Advisory Group, LLC (“Star Circle”), which is owned and controlled by our directors Messrs. Carr, Coleman, Lau and Marten. The Company also receives acquisition, business and financial advisory services from Blue Heron Consulting (“BHC”). Our Vice-Chairman, Director and Chief Operating Officer Charles Stith Keiser is the Chief Operating Officer of BHC and our director Dr. Charles “Chuck” Keiser is the Chief Visionary Officer of BHC.

Financial Consulting Agreement with Star Circle

The Company entered into a consulting agreement (the “Financial Consulting Agreement”) with Star Circle on August 2, 2022. The Financial Consulting Agreement provides that Star Circle will serve as financial consultant, to the best of its ability, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is entitled to a monthly fee of $33,0000, payable monthly. Each party is responsible for its own ordinary office and personnel expenses; however, Star Circle is entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees.

The Financial Consulting Agreement will terminate on August 1, 2024 unless terminated earlier pursuant to the terms of the Financial Consulting Agreement. The Financial Consulting Agreement may be terminated earlier by mutual agreement of the parties or by either party upon 30 days written notice. The Financial Consulting Agreement may also be extended by mutual agreement.

The Financial Consulting Agreement is governed by the laws of the Commonwealth of Virginia.

Consulting Agreement with BHC

The Company entered into a consulting agreement (the “Consulting Agreement”) with BHC on June 24, 2021, pursuant to which BHC will consult with the Company on an on-going basis in connection with the Company’s acquisition of veterinary practices throughout the United States, and will serve as the Company’s business and financial advisor with respect to its acquisition strategy and in connection with specific acquisition targets. The Consulting Agreement is attached as exhibit 10.11 hereto, Such consulting services will include in-depth financial analysis of revenue centers and expense hubs for each acquisition, as well as post-acquisition coaching.

Pursuant to the Consulting Agreement, the Company has a right of first refusal to acquire with respect to the sale of any veterinary practice, hospital and associated real estate by BHC’s clients. BHC will facilitate the first right of refusal for Inspire to purchase, first bring any proposed sale to the Company and, if the Company decides to submit an offer to the seller, arrange the presentation of the Company’s offer to seller before contacting any third party.

The Consulting Agreement may be terminated at any time without cause and without penalty upon thirty days’ notice to the other party. Upon termination, all accrued, but not yet paid fees and expenses, whether invoiced or not, must be paid to BHC.

Under the Consulting Agreement, BHC is entitled to a monthly fee for on-going services, including:

•	the preparation of valuation packages of potential acquisitions (including the gathering of pertinent information, financial and background data, completion of deal packets and financial projection worksheets used by the Company to calculate practice values);
•	the institution of turnover protocols and procedures of hospitals immediately post-purchase; systems reporting; the formulation of individual hospital goals and targets;
•	on-going monthly support of hospital units (including medical and operational coaching, business growth projections, establishment of financial targets and margin improvements, growth milestones) and recruiting support.

The fees are not stipulated in the Consulting Agreement but rather are based on BHC’s most favorable current rates, will be adjusted to the volume of hospital units being serviced.

The Consulting Agreement contains customary confidentiality provisions and also provides that the confidential information of either party remains the exclusive property of that party.

The Consulting Agreement is governed by the laws of the Commonwealth of Virginia.

Advisory Agreement

The Company receives advisory services from Exchange Listing, LLC pursuant to a capital market advisory agreement (the “Advisory Agreement”), dated as of December 28, 2021. Pursuant to the agreement, Exchange Listing provides capital market advisory services to assist the Company in obtaining a national listing on either the Nasdaq or NYSE stock exchange. The term of the agreement is the later of twelve months or the listing of the Company’s common stock on a national exchange.

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Pursuant to the Advisory Agreement, the Company paid Exchange Listing an initial fee of $10,000 and continues to pay the advisor $2,000 per month. An additional $50,000 is payable upon the listing of the Company’s common stock on a national exchange. In addition, the Company issued 25,000 shares of Class A common stock and a warrant to purchase an additional up to 12,000 shares of Class A common stock. The shares and warrant were issued in a privately negotiated transaction exempt from registration pursuant to pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. There were no cash proceeds from the issuances of restricted shares to Exchange Listing. The Advisory Agreement may be terminated by the Company without cause at any time following the initial six months of the agreement. In addition, the Company may immediately terminate the Advisory Agreement upon a material breach of the agreement by Exchange Listing that is not cured within thirty days after written notice, or if there are any material acts or events which would prohibit Exchange Listing from performing its responsibilities, including felony criminal conviction, other criminal conviction involving a lack of honesty, drug or alcohol abuse by an employee of Exchange Listing, or other acts of dishonesty, gross carelessness or gross misconduct. The Advisory Agreement is governed by Florida law.

The foregoing description of the Advisory Agreement is qualified in its entirety by the full text of the Advisory Agreement, which is filed as Exhibit 10.21 to the registration statement of which this prospectus forms a part and is herein incorporated by reference.

Corporate History

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The company was incorporated as a corporation in the state of Delaware in 2020. In June 2022, the Company converted into a Nevada c-corporation. The Company has two consolidating holding companies: IVP Practice Holdings Co., LLC and IVP Real Estate Co., LLC. Each of IVP Practice Holdings Co., LLC and IVP Real Estate Co., LLC are passive intermediate holding companies with no employees, no operations and no assets other than the equity in the respective subsidiaries.

IVP Practices Holdings Co., LLC is used to acquire hospitals in various states and jurisdictions and is the holding company for subsidiaries:

•	IVP CO Holding Company, LLC,
•	IVP CA Holding Co. LLP,
•	IVP OH Holding Co, LLC,
•	IVP IN Holding Co, LLC,
•	IVP MD Holding Co. LLC,
•	IVP FL Holding Company, LLC,
•	IVP KVC Holding Company, LLC,
•	IVP Texas Holding Co, LLC, and

•	IVP MA Managing Co., LLC.

IVP Real Estate Holdings Co., LLC is used to acquire the real property owned by the acquired hospitals and is the holding company for the real estate assets related to our subsidiaries:

•	IVP CO Properties, LLC,
•	IVP CA Properties, LLC,
•	IVP TX Properties, LLC,
•	IVP OH Properties, LLC,
•	IVP IN Properties, LLC,
•	IVP MD Properties, LLC,
•	IVP FL Properties, LLC, and
•	IVP KVC Properties, LLC.

Business Acquisitions

Kauai Veterinary Clinic, (KVC)

In January 2021, the Company completed the stock purchase of Kauai Veterinary Clinic, Inc. from the stockholders of such clinic for $1,505,000. In October 2021, the stock corporation was converted to a limited liability company, Kauai Veterinary Clinic, LLC under a plan of conversion executed by the stockholders whereby each share of the Corporation’s outstanding common stock was converted to one unit of ownership interest in the limited liability company. This entity is owned by IVP HI Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the real estate for $1,300.0000 which is owned by IVP HI Properties, LLC. These acquisitions were financed by First Southern National Bank for a total of $2,383,400.

Chiefland Animal Hospital (CAH)

In August 2021, the Company completed the acquisition of Chiefland Animal Hospital and related assets from Polycontec, Inc for $285,000. This entity is owned by IVP FL Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the real estate for $279,500 which is owned by IVP FL Properties, LLC. These acquisitions were financed by WealthSouth for a total of $469,259.

Pets & Friends Animal Hospital LLC (P&F)

In December 2021, the Company completed the acquisition of Pets & Friends Animal Hospital LLC and related assets from Pets & Friends Animal Hospital, LLC for $318,750 for the practice. This entity is owned by IVP CO Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the real estate for $216,750 which is owned by CO Properties, LLC. These acquisitions were financed by WealthSouth for a total of $535,500.

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Advanced Veterinary Care of Pasco, LLC (AVCP)

In January 2022, the Company completed the acquisition of Advanced Veterinary Care of Pasco, LLC and related assets from Advanced Veterinary Care of Pasco, LLC and DJA Asset Management, LLC for $1,014,000 for the practice and associated assets. These assets are owned by IVP FL Holding Company LLC, a wholly-owned subsidiary of the Company, and were financed by promissory notes from WealthSouth for a total of $817,135 at a Wall Street Journal prime rate plus 0.65 percent.

Lytle Veterinary Clinic, Inc. (LVC)

In February 2022, the Company completed the acquisition of Lytle Veterinary Clinic related assets from Lytle Veterinary Clinic, Inc. for $662,469 for the practice and related assets. This is owned by IVP TX Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the real estate for $780,000 which is owned by IVP TX Properties, LLC. These acquisitions were financed by WealthSouth for a total of $1,141,098. A portion of the consideration for Lytle Veterinary Clinic was paid in the form of a convertible promissory note in principal amount of $100,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

Southern Kern Veterinary Clinic, Inc. (SKVC

In February 2022, the Company completed the acquisition of Southern Kern Veterinary Clinic, Inc. and related assets from Southern Kern Veterinary Clinic, Inc. for $1,500,000 for the practice. This is owned by IVP CA Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the related real estate for $500,000 which is owned by IVP CA Properties, LLC. These acquisitions were financed by WealthSouth for a total of $1,700,000.

Bartow Animal Hospital

In May 2022, the Company completed the acquisition of Bartow Animal Hospital and related assets from Winter Park Veterinary Clinic, Inc. for $950,000. This is owned by IVP FL Practice Holding Company, LLC, a wholly-owned subsidiary of the Company. On the same date they completed the acquisition of the related real estate for $350,000 which is owned by IVP FL Properties, LLC, a wholly-owned subsidiary of the Company. These acquisitions were financed by WealthSouth for a total of $969,000. A portion of the consideration for Bartow Animal Hospital was paid in the form of a convertible promissory note in principal amount of $100,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

Dietz Family Pet Hospital

In June 2022, the Company completed the acquisition of Dietz Family Pet Hospital and related assets from Dietz Family Pet Hospital, P.A. for $500,000 for the practice. This is owned by IVP TX Holding Company, LLC, a wholly-owned subsidiary of the Company. This acquisition was financed by WealthSouth for a total of $382,500. A portion of the consideration for Dietz Family Pet Hospital was paid in the form of a convertible promissory note in principal amount of $50,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

Aberdeen Veterinary Clinic

In July 2022, the Company completed the acquisition of Aberdeen Veterinary Clinic and related assets from Heidi Fritz for $574,683.04 for the practice. This is owned by IVP MD Holding Company, LLC, a wholly-owned subsidiary of the Company. This acquisition was financed by WealthSouth for a total of $445,981. A portion of the consideration for Aberdeen Veterinary Clinic was paid in the form of a convertible promissory note in principal amount of $50,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

All Breed Pet Care

In August 2022, the Company completed the acquisition of All Breed Pet Care and related assets from Tejal Rege for $952,000 for the practice. This practice is owned by IVP IN Holding Company, LLC. On the same date they completed the acquisition of the real estate for $1,200,000 which is owned by IVP IN Properties, LLC. These acquisitions were financed by WealthSouth for a total of $2,077,000. A portion of the consideration for All Breed Pet Care was paid in the form of a convertible promissory note in principal amount of $75,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

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The Pony Express Veterinary Hospital

In September 2022, the Company completed the acquisition of The Pony Express Veterinary Hospital, Inc. and related real estate. This practice is owned by IVP Texas Holding Co, LLC and the related real estate is owned by IVP TX Properties, LLC. The purchase price $2,608,652 for the veterinary hospital and $500,000 for the associated real estate and was financed by WealthSouth. A portion of the consideration for The Pony Express Veterinary Hospital, Inc. was paid in the form of a convertible promissory note in principal amount of $200,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

Williamsburg Animal Clinic

In December 2022, the Company completed the acquisition of Williamsburg Animal Clinic LLC. This practice is owned by IVP MA Managing Co., LLC. The purchase price $850,000 for the veterinary hospital and was financed by WealthSouth. The consideration for the hospital included a convertible note in the amount of $100,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

The Old 41 Animal Hospital

Also in December 2022, the Company completed the acquisition of The Old 41 Animal Hospital and related real estate. This practice is owned by IVP FL Holding Co, LLC and the related real estate is owned by IVP FL Properties, LLC. The purchase price $711,000 for the veterinary hospital and $800,000 for the associated real estate and was financed by WealthSouth. The consideration for the hospital included a convertible note in the amount of $50,000. A description of the convertible promissory note is set forth below under the caption, “Acquisition Convertible Promissory Notes.”

Acquisition Convertible Promissory Notes

The convertible promissory notes issued in connection with the above-noted acquisitions bear interest at a rate of 6% per annum commencing on March 1, 2023, are payable annually, and mature upon the earliest of September 9, 2027, the Company’s initial public offering, or the Company’s sale of substantially all of its assets and real estate or a controlling interest of Company stock. All payments and rights under the convertible promissory notes are subordinate to all senior indebtedness of the Company. The notes are convertible at the option of the holder to convert into shares of Class A common stock upon the occurrence of an initial public offering or liquidation of the Company. The notes convert at a conversion rate equal to a price reflecting a twenty-five percent discount to the initial public offering price or liquidation price, in each case as determined by the Board of Directors in connection with such conversion event. The notes are governed by the laws of the Commonwealth of Virginia.

Anticipated Capital Needs through 2024

Forecasting a growth rate of ten new acquisitions per year, with some variability in the size and make up of these locations, the Company anticipates it will need $15 to 20 million in new capital through 2024 in order to purchase new locations, expand existing facilities and seek strategic opportunities to purchase other revenue-bearing assets like grooming or boarding facilities and specialty hospitals.

Market Opportunity

Inspire Veterinary expects to target a ten-unit per year acquisition pipeline with the five-year goal to acquire 50 locations throughout the United States. Additional growth through the acquisition of newer practices is not expected to be ruled out but management’s emphasis is expected to focus on acquiring existing veterinary hospitals throughout the United States. In years two through five the Company will seek to expand purchases beyond the small companion animal only hospital to include mixed animal (including bovine and additional equine care) and add specialty care to our geographies. With over 28,000 veterinary hospitals in the United States and less than 30% of those having been consolidated, management believes large upside potential exists and the addressable market for new acquisitions is large.

Sales and Marketing

Inspire Veterinary has established contacts with most major veterinary brokerages and has purchased locations in every region of the United States, providing visibility and establishing a pipeline of deals which allow the Company to extend a letter of intent on approximately 10% of the hospitals which are analyzed. The acquisitions and valuation team is sufficient for current levels of acquisition activity and personnel have already been identified for expanding this team to provide deeper integration at industry events, generating organic leads and leveraging deep relationships with service and product suppliers across the industry.

Intellectual Property

We depend upon the skills, knowledge and experience of our management personnel, as well as that of our other employees, advisors, consultants and contractors, none of which are patentable. To help protect our know-how, we require all of our employees, consultants, advisors and other contractors to enter into customary confidentiality agreements that prohibit the disclosure of confidential information.

Competition

The veterinary industry, as of early 2022, consists of approximately 13 national consolidators and 30 regional consolidators. These groups combined currently own or operate around 6,000 of the nearly 30,000 veterinary hospitals in the United States.

Competitors range in size from the largest such as Mars and NVA, which collectively own approximately 4,000 hospitals, to other national and regional groups such as Pathway/Thrive, VetcCor, Southern Vet Partners, Community Veterinary Partners, and others. Growth in recent years has centered primarily on mid-sized and small platforms coming into the industry and/or acquiring existing hospitals in order to achieve location numbers between 50 and 200 units. In select cases, large to mid-sized groups have absorbed competitors in order to grow numbers or move into other modes of care. Examples include Pathway’s purchase of Thrive or NVA acquiring Compassion First. More than 30 groups comprise those entities owning less than 100 individual hospitals.

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Increasingly, owner/operators of veterinary groups are also purchasing facilities and technology within the space, such as Pathway’s purchase of Vetspire Practice software. Additionally, as the line between general practice and more specialized modes of care becomes less defined, formerly general practice-only groups are branching into additional service offerings.

Competitors of the Company possess the advantages of years in operation and the resulting brand awareness which comes with their size and time in existence. Additional advantages are the financial and infrastructure resources possessed by larger competitors such as Mars, Pathway, Southern Vet Partners, Community Vet Partners and others.

The company has an opportunity to differentiate itself from these competitors via the following:

•	A broad equity offering to a large group of employees which is not offered at other veterinary entities via an Employee Stock Option Plan.
•	A personalized and approach to purchasing and integrating hospitals into the Company which is not matched by other groups. Because the Company works closely with acquired locations to allow them to sustain their own practices, methods and identities, this is an approach preferred by sellers to the more homogenized model used by competitors.
•	A coaching and development-based workflow which is customized for each clinician and professional, all of which provide a more one to one environment than the larger consolidators can provide.
•	Disciplined approach to acquiring locations based on a depth of financials and purchase of profitable locations versus relying on trailing twelve measures or buying at high multiples of EBITDA or revenue.

Government Regulation

With practice acts that govern veterinary care and ownership guidelines on a state-by-state basis, Inspire Veterinary has processes and structures in place to provide the ability to own and operate in any state where it chooses to acquire locations. Governmental regulations regarding care for pets while also preserving pets as property are favorable to the continued growth of the veterinary channel.

The following descriptions of regulations constitute all applicable regulations to the Company’s operations.

Veterinary Ownership Restrictions in Certain States

The State of Texas’ Veterinary Licensing Act’s, or V.T.C.A., Occupations Code Section 801.506 – Prohibited Practices Relating to Certain Entities prohibits non-licensed veterinary persons from owning or operating veterinary clinics in the state of Texas. The Company currently operates two clinics in Texas and believes it is in compliance with applicable state law.

The State of Indiana’ Indiana Code, Article 38.1 Veterinarians, contains very little guidance dealing directly with veterinary practice ownership. There is no statute or regulation that explicitly defines what it means to have “ownership” of a veterinary practice in Indiana. Generally, if the veterinary clinic is owned by a limited liability company, at least one member of the limited liability company must be a veterinarian, subject to the discretion of the Indiana Board of Veterinary Medical Examiners. The Company operates one clinic in Indiana and believes it is in compliance with applicable state law.

Limitations for Duties for Non-Credentialed Employees

New York State, and certain other states, have language in their individual veterinary practice acts which require credentials in the form of licensure or certifications to be held by veterinary personnel who perform certain duties. This requirement varies by state, with many states having very few limitations of duties which can be performed by non-credentialled personnel while other states (such as New York) utilize language in their practice acts which can be interpreted as a blanket prohibition against employees without certification working with pets. The Company does not currently operate any clinics in New York State. There can be no assurance, however, that the Company may not seek to acquire a clinic or clinics in the New York State.

Drug Enforcement Agency (DEA) Regulations

With veterinary care requiring the use of some controlled and scheduled drugs, utilization logs and security procedures must be maintained in order for hospitals and clinics to be compliant with federal law. Inventory of controlled drugs is conducted, and scheduled drugs are kept secured and locked for access and use, by Company veterinarian or acceptable registered technician only pursuant to applicable federal law.

In each of these cases, Inspire has and will create structures which conform to legal standards and mitigate risk so as to allow the Company to acquire and operate in the states in which it chooses to do so.

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Employees

As of December 31, 2021, we had 30 employees. Of our employees, two are engaged in in business development, and five are engaged in corporate and administrative activities, with marketing and recruiting being managed by five contract partners. None of our employees are represented by labor unions or covered by collective bargaining agreements.

Properties

With a decentralized leadership team, our company does not have a physical headquarters, but rather, has a distributed leadership team working from home offices across several states.

Kauai Veterinary Clinic, (KVC)

The real estate underlying Kauai Veterinary Clinic is located at 1864 Haleukana Street, Lihue, Hawaii, and is owned by KVC Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $1,300.000 and was financed by a loan from First Southern National Bank. The loan bears interest at a rate of 4.35% per annum.

Chiefland Animal Hospital (CAH)

The real estate underlying Chiefland Animal Hospital is located at 2630 North Young Boulevard, Chiefland, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $279,500 and was financed by WealthSouth, a division of Farmers National Bank (“WealthSouth”). The material terms of the WealthSouth loan are summarized below.

Pets & Friends Animal Hospital LLC (P&F)

The real estate underlying Pets & Friends Animal Hospital is located at 3625 Baltimore Ave, Pueblo, Colorado, and is owned by IVP CO Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $216,750 and was financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

Advanced Veterinary Care of Pasco, LLC (AVCP)

The real estate underlying our Advanced Veterinary Care of Pasco facility, located at 12116 Cobble Stone Drive, Hudson, Florida, is leased from Remappa Family Limited Partnership for one year with two additional possible three-year renewals. The initial rent in the first year of the lease is $2,350 per month increasing in annual increments for a total of 0.75% over ten years. The lease consists of 2,442 square feet of commercial space zoned to permit the provision of veterinary services.

Lytle Veterinary Clinic, Inc. (LVC)

The real estate underlying Lytle Veterinary Clinic is located at 63245 Texas State Highway 132, Lytle, Texas, and is owned by IVP TX Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $780,000 and financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

Southern Kern Veterinary Clinic, Inc. (SKVC)

The real estate underlying Southern Kern Veterinary Clinic is located at 4455 West Rosamond Boulevard, Rosamond, California, and is owned by IVP CA Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $500,000 and financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

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Bartow Animal Hospital

The real estate underlying Bartow Animal Hospital is located at 1515 US Highway 17 South, Bartow, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $350,000 and financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

Dietz Family Pet Hospital

The real estate underlying Dietz Family Pet Hospital is located at 7002 Hand Road, Richmond, Texas, and is leased from Clarence and Erna Thielemann for a one-year term, with optional monthly renewals thereafter. The rent is $2,000 per month. The lease consists of 1,880 square feet of commercial space zoned to permit the provision of veterinary services.

Aberdeen Veterinary Clinic

The real estate underlying Aberdeen Veterinary Clinic is located at 728 South Philadelphia Boulevard, Aberdeen, Maryland, and is leased from H R Fritz LLC for a five-year term, with three additional optional 5-year renewals. The rent is $4.166.67 per month, increasing 3% annually. The lease consists of 2,653 square feet of commercial space zoned to permit the provision of veterinary services.

All Breed Pet Care

The real estate underlying the All Breed Pet Care facility is located at 7501 Peachwood Drive, Newburgh, Indiana, and is owned by IVP IN Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $1,200,000 and was financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

The Pony Express Veterinary Hospital

The real estate underlying The Pony Express Veterinary Hospital is located at 893 Lower Bellbrook Road, Xenia, Ohio and is owned by IVP TX Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $500,000 and was financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

The Old 41 Animal Hospital

The real estate underlying The Old 41 Animal Hospital facility is located at 27551 Old 41 Road, Bonita Springs, Florida and 27567 Old 41 Road, Bonita Springs, Florida, and is owned by IVP FL Properties, LLC, a 100%-owned subsidiary of the Company. The property was purchased for $800,000 and was financed by WealthSouth. The material terms of the WealthSouth loan are summarized below.

WealthSouth Real Estate Loans

Each WealthSouth loan bears a variable interest rate charged on all sum outstanding equal to the New York Prime Rate plus 0.50%, however, such rate can never be less than 3.57% per annum.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth information regarding our current directors, executive officers, and independent director nominees as of the date of this prospectus:

Name	Age	Position
Kimball Carr	52	Chairman, Chief Executive Officer and President
Richard Paul Frank	54	Chief Financial Officer Nominee
Charles Stith Keiser	38	Chief Operating Officer, Vice Chairman and Director
Peter Lau	69	Interim Chief Financial Officer and Director
James S. Coleman *	66	Director
Richard S. Marten *	70	Director
Charles Hurst Keiser, DVM *	67	Director
Kelli Sue Kerwin *	53	Director
Anne Murphy **	56	Director Nominee
Timothy Watters **	60	Director Nominee
Larry Alexander **	42	Director Nominee
John Suprock **	69	Director Nominee
Erinn Thomas-Mackey, DMV **	35	Director Nominee

*	Expected to resign upon consummation of the primary underwritten offering.
**	Anticipated to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. ***

Executive Officers and Directors

Kimball Carr – Mr. Carr has served as our Chief Executive Officer, President and Chair of the Board since February 2021. Mr. Carr has over a varied 30-year career in many roles with private and public business entities. With early education in journalism and continuing education at the University of Virginia’s Darden Business School, Mr. Carr’s leadership career includes elevated roles for Starbucks Coffee Company, Mars Incorporated and Trupanion Medical Insurance. Mr. Carr serves as Managing Director of Star Circle Advisory, LLC, an investment advisory and advisory services firm with legal, management and consulting, accounting and media production expertise. From March 2018 through the present, Mr. Carr served as President of Ocean 35 Inc., owner of retail brands focused on the sports of surfing and skateboarding as well as education and support of youth participation in the sports. Also in March 2018, Mr. Carr was the co-founder of Grom Coast Surf & Skate. From December 2019 through February 2021, Mr. Carr was the director of learning and development of Blue Heron Consulting, offering comprehensive operational, financial, and medical team coaching for veterinarians and animal health care industry professionals across the country. During his tenure as a business leader, he has built multi-year growth strategies, led teams of over 2,000 professionals and delivered collective revenues in excess of $1 billion. He brings deep experience in veterinary and field operations, start-up processes, leadership development, growth strategies and turn arounds. He has led the acquisition and de novo opening of hundreds of company units over the course of his career and has built highly effective field leadership teams which have delivered industry-leading results. His connection to the pet care industry is highlighted by deep relationships he has across the sector, providing access to talent which IVP intends to leverage. Mr. Carr’s volunteer work includes service as President of the Banfield Associate Relief fund, an employee assistance program founded in relation to his role in the recovery for Banfield associates from Hurricane Sandy in the Northeast United States. Mr. Carr is not obligated to dedicate all of his time or resources or any specific portion of his time exclusively to the Company. Mr. Carr attended Tidewater Community College in October 1991 and attended the University of Virginia Darden Business School executive master’s of business administration from 2004 to 2006. We believe Mr. Carr is qualified to serve on the board due to his extensive background in retail business, his demonstrated success in entrepreneurial enterprises and his more than a decade of expertise in the veterinary medicine services industry.

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Richard Paul Frank – Mr. Frank is our Chief Financial Officer Nominee. His appointment as Chief Financial Officer is expected to become effective prior to the consummation of the primary underwritten offering. From 2021 through the present, Mr. Frank has been Chief Executive Officer of Purcell Flanagan Hay & Greene, a law firm based in Jacksonville, Florida. From 2020 through 2021, he served as Chief Financial Officer of Skygeek.com, an aviation parts e-commerce company. From 2019 to 2020, he was an independent consultant with PKF O’Connor Davies, an accounting and advisory firm. Mr. Frank also served as Chief Operating Officer and Chief Financial Officer of Beval Saddlery, LLC, a private equity owned multi-location retailer/wholesaler and e-commerce company from 2014 through 2019. Earlier in his career he was engaged in senior management positions with Blue Chip Farms, LLC, the largest equine breeding farm in New York State, Medical Recruitment Solutions, Inc., private equity owned medical staffing start-up enterprise, Indotronix International Corporation, an information technology staffing company, Microcast, Inc., a video streaming start-up enterprise, and Factset Research Systems, Inc., a SaaS financial information company with operations in the United Kingdom, Australia and Japan. He has over twenty years of experience directing all aspects of enterprise-wide finance, operations, business development, marketing, administration and customer service, including experienced in private equity owned companies, start-ups and companies with greater than $100 million per year in revenue. Mr. Frank graduated with a Bachelor of Science in Finance in 1992 from Mercy College in Yorktown, New York.

Charles Stith Keiser – Mr. Keiser has served as our Chief Operating Officer, Vice-Chairman and Director since early January 1, 2022. He has served as Chief Executive Officer of Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America, since March 2015. Earlier in his career, he served as Director of Student Programs for the American Animal Hospital Association from September of 2011 through March of 2015. He grew up in veterinary medicine as the son of a practice owning veterinarian and has spent his entire career in the industry. In addition to his employment, Mr. Keiser continues to volunteer as a facilitator and lecturer for professional skills curriculum at veterinary schools across the country. Mr. Keiser continues to develop and deliver professional development content as an adjunct faculty member at several U.S. veterinary schools. Mr. Keiser’s volunteer experience includes serving as Chair of VetCAN (Veterinary Career Advisory Network), terms as President of VetPartner’s Career Development and Practice Management Special Interest Groups, participation in Washington State University’s CVM “Diagnostic Challenge” and a seat on the AVMA’s Economics Advisory Research Council Financial Literacy task force. Mr. Keiser has served in the veterinary profession since his graduation from Hope College with a degree in Business, Management and Accounting in 2008. Mr. Keiser is not obligated to dedicate all of his time or resources or any specific portion of his time exclusively to the Company. We believe Mr. Keiser is qualified to serve on the board due to his substantial experience in the practice of veterinary medicine and his leadership roles teaching and serving in veterinary schools and industry groups.

Peter Lau – Mr. Lau has served as a Director of the Company since November 2020 and as Interim Chief Financial Officer since December 2021. Mr. Lau also has served as a Managing Member of Star Circle Advisory Group, LLC, an investment advisory and advisory services firm with legal, management and consulting, accounting and media production expertise, since March 2020. From 2001 through October 2019, Mr. Lau was a Managing Director of Investment Banking for Buckman, Buckman and Reid, where he was also a principal since 2006. Mr. Lau is a certified public accountant and has held a series 7, 63 and 79 securities licenses. Earlier in his career, he working as an accountant at Deloitte, Squibb Corporate Federal Government. He has over 40 years’ experience in the financial service market both domestic and international market. Mr. Lau is expected to step down as Interim Chief Financial Officer following the consummation of this offering and the appointment of a permanent full-time Chief Financial Officer. Mr. Lau graduated undergraduate and graduate school from the University of Hartford. We believe Mr. Lau is qualified to serve on the board due to his many decades working in investment banking, investment advisory, accounting and financial services. Mr. Lau will resign as Interim Chief Financial Officer simultaneously upon the effectiveness of the appointment of Mr. Frank as Chief Financial Officer.

Mr. James S. Coleman – Mr. Coleman has served as Director of the Company since December 2020. Mr. Coleman has been a managing partner at Star Circle Advisory Group, an investment advisory and advisory services firm, since February 2020. Previously, Mr. Coleman served as Executive Director of Yangtze River Port & Logistics Ltd. from December 2015 through October 2022 and serves as President and Chief Executive Officer of Lion Power Systems, Inc. from December 2020 through December 2022. He has over 35 years of experience as an investment advisor dealing with all levels of the investment community, including interacting with major and middle tier brokerage firms both institutionally and on a retail basis. He is a specialist in the areas of real estate, the uplisting of public companies, compliance with government agencies, such as the Commission, FINRA and NASDAQ, and investor relations. Mr. Coleman has held Series 3, 4, 7, 8, 24 and 63 registrations. During the course of his long career in the securities and financial related industries, he has worked as a retail broker, branch manager, securities trader and investment banker, raising funding via private placements and taking companies public via initial public offerings, leverage buy-outs and mergers and acquisitions, including a leveraged buy-out of a division of AT&T. Additionally, he has been an associate broker in New York real estate. Mr. Coleman graduated from Allegheny College in June 1978 with a Bachelor of Arts in history. We believe Mr. Coleman is qualified to serve on the board due to his multiple decades of experience in private- and public-company investment advisory, capital markets, securities and finance across a broad swath of sectors and industries. Mr. Coleman is expected to resign as a Director of the Company upon the consummation of the primary underwritten offering contemplated by this prospectus.

Richard S. Marten – Mr. Marten has served as a Director of the Company since November of 2020. Mr. Marten has been a Managing Member of Star Circle Advisory Group, LLC, an investment advisory and advisory services firm, since March of 2020. He has served as President and Chief Executive Officer of PrimeStar Technologies, LLC since March of 2018 and as President of Prime 3 Group, LLC since 2002. Earlier in his career, Mr. Marten was an attorney, admitted to practice in New York State in January of 1980. He has over 40 years of practical experience in the fields of law and international business. As an attorney and business consultant, Mr. Marten has represented clients in such diverse areas as real estate development and syndication, public underwriting, motion picture production and distribution, national food distribution, satellite communications, oil and gas, solar energy and manufacturing. He has negotiated and structured business agreements on behalf of clients with major banks and financial institutions, as well as advising in the establishment of several federally chartered Small Business Investment Companies (SBICs). As a principal, Mr. Marten was a founder of Atlantic Film Studios, Virginia’s first motion picture production facility. Mr. Marten graduated from Vassar College in June of 1974 and from Benjamin Cardozo School of Law in June of 1979. We believe Mr. Marten is qualified to serve on the board due to his many decades of experience in corporate law, international business, investment advisory and capital markets. Mr. Marten is expected to resign as a Director of the Company upon the consummation of the primary underwritten offering contemplated by this prospectus.

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Dr. Charles “Chuck” Keiser – Dr. Keiser has served as a director of the Company since its inception in January 2021. Dr. Keiser has served as the Chief Visionary Officer for Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America, since March 2007. Dr. Keiser was founder and Chief Executive Officer of the Heartland Veterinary Hospital group from 1985 until 2007. Dr. Keiser brings over 50 years of experience in the veterinary industry. Dr. Keiser’s volunteer service is extensive having served on the boards of the Humane Society, Elder First Presbyterian Church, Economic Development, Heart of Danville, Pioneer Services, American Animal Hospital Association, Boyle County Health Department, First Security National Bank, Peoples Bank of Kentucky, the Business Development Board of First Southern National Bank, and the local chapter of the Rocky Mountain Elk Foundation. Dr. Keiser has chaired the Heart of Kentucky United Way, Chamber of Commerce, Auburn University Large Animal Hospital Building Campaign, United Way Campaign, American Animal Hospital Leadership Identification Committee, North American Business Association (veterinary management groups), Presbyterian Church Stewardship Campaign, Presbyterian Church Capital Campaign, Auburn Veterinary Education Supply Service, and the Danville Rotary Club. Dr. Keiser has participated in multiple mission trips including vaccinating children against polio in India, building church and education facilities in Mexico, and bathroom, shower and kitchen facilities for girls in schools in El Salvador. He is a 1976 graduate of Centre College with a Bachelors of Science in Biology. He graduated from Auburn University College of Veterinary Medicine with a Doctor of Veterinary Medicine in 1985. We believe Dr. Keiser is qualified to serve on the board due to his half-decade of experience as a leader in the veterinary medicine industry and vast experience as a leader in wide variety of public-interest and non-profit organizations. Dr. Keiser is expected to resign as a Director of the Company upon the consummation of the primary underwritten offering contemplated by this prospectus.

Kelli Sue Kerwin, CVPM – Ms. Kerwin has served as director of the Company since March 2022. Since 2019, Kelli Sue serves as an Executive and Operational Coach with Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North America. She served as the Chief Executive Officer at Animal Hospital Inc. and Hillcrest Animal Hospital Inc. from January 2019 to November 2020. Prior to her role as Chief Executive Officer, she served as Hospital Administrator at Animal Hospital Inc. from February 1998 to December 2019. Kelli Sue brings 25 years of experience in veterinary practices, management and ownership experience. She is accredited by the American Association Veterinary State Boards and lectures across the county about veterinary business and management. Ms. Kerwin’s volunteer work includes being the founder and facilitator of a regional Pet Loss Support Group serving three counties from 2004 through 2020. She was an advisory board member at Stautzenberger College from 2015 through 2020. Kelli Sue also served as President of the Lake Humane Society from 2004 to 2008. She earned her Certified Veterinary Practice Manager distinction in 2005 and graduated from Purdue University with a Certificate in Veterinary Practice Administration in 2010. We believe Ms. Kerwin is qualified to serve on the board in light of her experience with Blue Heron Consulting, a veterinary consulting company, and over two decades of experience in veterinary practice management and ownership. Ms. Kerwin is expected to resign as a Director of the Company upon the consummation of the primary underwritten offering contemplated by this prospectus.

Timothy Watters – Mr. Watters is a director nominee whose appointment as Director of the Company is expected to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. Mr. Watters currently serves as Chief Financial Officer of North Fork Native Plants, a wholesale plant nursery serving the Intermountain West and Pacific Northwest, a position he has held since July 2019. Previously, Mr. Watters served as Chief Operating Officer of North Fork Native Plants from May 2008 through June 2019. Earlier in his career, Mr. Watters owned a wholesale camping business, SKI International, Inc. from June 1994 through January 2008. He also worked in finance serving as Vice President of A.G. Edwards and Sons in St. Louis, Missouri from January 1990 through May 1994 and Vice President at PNC Financial Corp in Philadelphia, PA from September 1985 through September 1990. Mr. Watters brings over 38 years of experience in finance and small business ownership. Mr. Watters volunteer work includes service as Board Chair of the Community Foundation of Teton Valley, Board Chair of the Teton Valley Community School, Treasurer of Friends of the Teton River and Chair of the Teton County Planning and Zoning Commission. Mr. Watters graduated from Denison University in June of 1985 with a Bachelors of Arts in Economics. We believe Mr. Watters is qualified to serve on the board in light of his many decades of leadership of multiple commercial businesses and financial services firms.

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Anne Murphy – Ms. Murphy is a director nominee whose appointment as Director of the Company is expected to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. Currently, Ms. Murphy serves as Vice President, Business Solutions and Applications at American Electric Power since January 2021. Previously, Ms. Murphy served as the Chief Information Officer for Best Buy Health and Greatcall, Inc., from November 2017 through March 2020, and Chief Information Officer for Banfield Pet Hospital from 2015 through 2017. Earlier in her career, Ms. Murphy served as Technology Vice President/Senior Director at Target Corporation from 2008-2014. Ms. Murphy is the owner and president of a consulting company, Claro Vista LLC since 2014. Ms. Murphy brings over 30 years of technology and transformational leadership experience in public, private, and private equity companies supporting utility, retail, direct to consumer and veterinary sectors. Ms. Murphy’s volunteer work includes serving as Board Trustee and Operations Committee Chair at United Through Reading since 2018, Board member for Banfield Foundation in 2017, Habitat for Humanity Women’s Build 2013-2014 and Ordway Circle of Stars Board member 2008-2010. Ms. Murphy graduated from University of St. Thomas in 2004 with a Master’s of Business of Administration, and graduated from Metropolitan State University in 1998 with a Bachelor of Science in Business Administration. We believe Ms. Murphy is qualified to serve on the board due to her multiple decades in business administration and technology leadership roles in a variety of industries, including veterinary services and her demonstrated commitment to public service.

John L. Suprock – Mr. Suprock is a director nominee whose appointment as Director of the Company is expected to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. Mr. John L Suprock served as President of PCS Advisors, LLC, a small business consulting firm, from January 2007 through July 2014. Since 2014 Mr. Suprock has been retired and managing a personal real estate portfolio. He brings over 30 years of experience in business operations and management. Mr. Suprock’s decades long career includes the construction and real estate sectors as well as brokering and merger and acquisition representation for firms in the $10 million to $200 million value range. He has counseled on business transactions in the pharmacy, utility and energy sectors and has consulted with the Small Business Administration, helping small businesses achieve their plans. Mr. Suprock has advised on tax strategies as well as valuations during M&A transactions and he has been a member of the International Business Brokers Association (IBBA) and the Alliance of Mergers and Acquisitions Advisors. He graduated from California State University Long Beach in January 1976 with a Bachelors of Science in Business. We believe Mr. Suprock is qualified to serve on the board due to his varied experience as a business consultant across multiple sectors and his deep knowledge of, and expertise in, merger and acquisition transaction.

Larry Alexander –Mr. Alexander is a director nominee whose appointment as Director of the Company is expected to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. He is currently the Vice President of Operations for CarepathRx, holding that role since January 2022.  Previously, Mr. Alexander served as Managing Director of First Financial Bank from September 2017 through December 2021.  Earlier in his career, he worked for McKesson Corporation from June 2002 through 2017, most recently as Vice President, Strategic Solutions and National Accounts from January 2010 through August 2017.  Mr. Alexander brings over 20 years of experience, serving in senior leadership positions in Fortune 5, private equity, non-profit, and privately held companies, with an outstanding record of business growth and profitability across multiple industries.  His career has focused on developing people and his engaged and high performing teams. Alexander’s proven results and leadership experience include leading multi-billion dollar negotiations, facilitating M&A engagements, and new business development.  He has revived and started new businesses, with a deep focus on culture and growth. He gives generously of his time by serving many worthy organizations; chairing capital campaigns in his community; instituting college scholarship programs; leading hurricane disaster relief efforts; guest lecturing at universities; and has served on several boards of directors. Mr. Alexander graduated with a Bachelor of Science Degree in Industrial Distribution in May 2002 from Texas A&M University. We believe Mr. Alexander is qualified to serve on the board in light of his decades of experience in business operations in public and private enterprises across multiple industries,

Erinn Thomas-Mackey, DVM – Dr. Erinn Thomas-Mackey is a director nominee whose appointment as Director of the Company is expected to become effective upon the listing of the Company’s Class A common stock on the Nasdaq Capital Market. She was the Founder and Managing Member of SeaPath Advisory LLC from 2022 to present, Managing Member and Founder for Thomas-Mackey Veterinary Service from 2021 to present, and Managing Member and Founder or TwoMacks Properties LLC from 2019 to present. Earlier in Dr. Thomas-Mackey’s career she was employed as an Associate Emergency Veterinarian at Animal Emergency Service, a privately owned emergency veterinary practice in Long Island, NY from August 2017 to October 2021 and as an Associate General Practice Veterinarian at Assisi Veterinary Hospital, a privately owned Veterinary practice in Malverne, NY from June 2015 to June 2017. While working as full-time veterinarian, Dr. Thomas-Mackey started her pre-diem veterinary business and real estate investment company. She brings years of hands-on experience in both emergency veterinary medicine and general veterinary practice along with the unique understanding of the day-to-day needs and challenges of both veterinary doctors and practice owners alike. In addition, Dr. Thomas-Mackey has successfully navigated everyday issues practice owners face around staffing needs, optimizing practice flow, and driving revenue to increase profit margins. She also has hands-on experience with negotiating real estate deals, property evaluation, and property management. Dr. Thomas-Mackey graduated from the Tuskegee University College of Agriculture, Environment and Nutrition Sciences in 2010 with a Bachelors of Science in Biology and a Bachelors of Animal, Poultry, and Veterinary Science, and from the Tuskegee University College of Veterinary Medicine in 2014 with a Doctor of Veterinary Medicine. We believe Dr. Thomas-Mackey’s broad experience in both the practice of veterinary medicine and ownership and management of veterinary practices and veterinary practice real estate, as well as her demonstrated educational and professional excellence, qualifies her to serve on the board.

Committees of the Board of Directors

Audit Committee

The Audit Committee is composed of three independent directors: Timothy Watters, John Suprock and Erinn Thomas-Mackey, DMV, with Mr. Watters serving as Chair. Each member of the Audit Committee is an independent director as defined by the rules of the Commission and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

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The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Mr. Watters is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Commission, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, which currently consists of Anne Murphy, John Suprock and Larry Alexander, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board, with Ms. Murphy serving as Chair. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers and other employees and consultants.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Larry Alexander and Timothy Watters, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board, with Mr. Alexander serving as Chair.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

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In recommending director nominees for the next annual meeting of stockholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s articles of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders.  Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board Diversity Matrix (as of January 30, 2023)
Total Number of Directors:	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	5	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latino/Latina	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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Board Diversity Matrix (pro forma upon consummation of the primary underwritten offering)*
Total Number of Directors:	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	5	0	1

Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latino/Latina	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

*	Includes director nominees.

Board Leadership Structure

Kimball Carr serves as the Chair of the Board and actively interfaces with management, the Board and counsel regularly.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Norman Gardner, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us are our liquidity and the lack of material revenue.

Family Relationships

Our directors Charles Hurst Keiser and Charles Stith Keiser are father and son, respectively. Dr. Keiser is expected to resign as a Director of the Company upon the consummation of the primary underwritten offering contemplated by this prospectus. None of our other directors or officers have any known family relationships with other directors or officers of the Company.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our directors and our Named Executive Officers who are named in the “2022 and 2021 Summary Compensation Table” below. In 2022, our directors and “Named Executive Officers” and their positions were as follows:

•	Kimball Carr, Chairman, President, Chief Executive Officer and Director;
•	Charles Stith Keiser, Vice-Chairman, Chief Operating Officer;
•	Peter Lau, Director and Interim Chief Financial Officer;

•	Charles Stith Keiser, Director
•	Peter Lau, Director
•	James S. Coleman, Director
•	Richard S. Marten, Director
•	Charles Hurst Keiser, DVM, Director
•	Kelli Sue Kerwin, Director

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This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

2022 and 2021 Summary Named Executive Officer Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022 and 2021.

	Year	Salary ($)	Bonus ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total
Kimball Carr	2022	223,077	-	-	(1)	-	-	(2)	223,077
	2021	225,000	-	-		-	-		225,000
Charles Stith Keiser	2022	-	-	-		-	-	(3)	-
	2021	-	-	-		-	-		-
Peter Lau	2022	243,000	-	-		-	-	(2)	243,000
	2021	67,000	-	-		-	-		67,000
James S. Coleman	2022	243,000	-	-		-	-		243,000
	2021	67,000	-	-		-	-		67,000
Richard S. Marten	2022	109,107	-	-		-	-		109,107
	2021	30,083	-	-		-	-		30,083
Charles Hurst Keiser, DVM	2022	-	-	-		-	-	(3)	-
	2021	-	-	-		-	-
Kelli Sue Kerwin	2022	-	-	-		-	-	(3)	-
	2021	-	-	-		-	-

(1)	On September 1, 2022, the board of directors of the Company authorized a grant of 50,000 shares of Class A common stock issuable upon exercise of a cashless warrant to Mr. Carr in recognition of Mr. Carr’s guaranty of certain Company loans. The warrant was issued to Mr. Carr on January 1, 2023.

(2)

Messrs. Carr and Lau are managing directors and principals of Star Circle Advisory Group, LLC, which provides consulting services to the Company through a Financial Consulting Agreement, pursuant to which Star Circle receives a monthly fee of $33,0000, payable monthly. See “Our Business—Consulting Agreements— Financial Consulting Agreement with Star Circle” for the material terms of this agreement.

(3)	Mr. Keiser is the Chief Operating Officer Blue Heron Consulting, which provides acquisition, business and financial advisory services to the Company. Dr. Keiser is Chief Visionary Officer of Blue Heron, and Mrs. Kerwin is an Executive and Operational Coach of Blue Heron. Under the Consulting Agreement, Blue is entitled to a monthly fee for on-going services, which fees are not stipulated in the Consulting Agreement but rather are based on Bue Heron’s most favorable current rates. “Our Business—Consulting Agreements—Consulting Agreement with Blue Heron” for the material terms of this agreement.

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Employment Agreements

Kimball Carr Employment

The Company entered into an employment agreement (the “Employment Agreement”) with Kimball Carr, the Company’s Chief Executive Officer, president and Chair of the board of directors, on July 8, 2021. The Employment Agreement provides for a three-year term with the ability to renew, upon the affirmative vote of the board of directors (with Mr. Carr abstaining) for successive one-year terms.

Pursuant to the Employment Agreement, Mr. Carr’s duties consist of devoting as much time as is necessary to perform the duties and services required under the Employment Agreement and as may be designated by the Board, and devoting his best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Mr. Carr is barred from directly or indirectly, engaging in any other business that could reasonably be expected to detract from his ability to apply his best efforts in the performance of his duties to Inspire.

Base salary

Mr. Carr’s base salary under the Employment Agreement is tied to annual revenue targets, as follows:

Annual Revenue	Base Salary
Up to $7,500,000	$175,000
$7,500,000	$225,000
$15,000,000	$250,000
$20,000,000	$300,000
$25,000,000	To be negotiated by the parties

Mr. Carr is eligible for annual bouses under the Employment Agreement is tied to annual revenue targets, as follows:

Annual Revenue Bonus

Actual Revenue Compared to Revenue Target	Revenue Bonus
110% or greater	125% of Revenue Bonus Target
100-109%	100% of Revenue Bonus Target
95-99%	95% of Revenue Bonus Target
90-94%	90% of Revenue Bonus Target
Below 90%	No Revenue Bonus

Profit Bonus

Actual Profit Compared to Profit Target	Profit Bonus
110% or greater	125% of Profit Bonus Target
100-109%	100% of Profit Bonus Target
95-99%	95% of Profit Bonus Target
90-94%	90% of Profit Bonus Target
Below 90%	No Profit Bonus

Stock Bonus

The Board may, in its sole discretion, determine with additional bonus in the form of shares of Class A or Class B common stock may be awarded, taking into account the Company’s performance for the calendar year based on the revenue bonus targets and profit targets. If the Board determines that a stock bonus is warranted, the value of the shares will be equal to between 10% and 14% of Mr. Carr’s base salary for such calendar year.

Benefits

Mr. Carr is entitled to participate in the employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

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Covenants

The Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Mr. Carr for the benefit of the Company. Mr. Carr has also agreed, during the term of his employment and for a two-year period following the termination of his employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Mr. Carr is also barred from soliciting any client or certain former clients for a period of two years following the termination of his employment with the Company.

Termination

The Company may terminate Mr. Carr’s employment immediately for cause includes:

•	his death;
•	his mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing his essential duties for a period of 60 consecutive days or longer;
•	disloyalty or dishonesty towards the Company;
•	gross or intentional neglect of in the performance of his duties and services or material fail to perform his duties and services;
•	his violation of any law, rule, or regulation (other than minor traffic violations) related to his duties;
•	his material breach of any provision of the Employment Agreement or any written Inspire policy, if such breach is not cured within 10 days after written notice; and
•	any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Mr. Carr may terminate the Employment Agreement immediately for good reason, which is defined to include:

•	a material breach of the Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;
•	a material reduction in his duties or responsibilities without his consent, if such breach is not cured within 10 days after written notice;
•	a relocation of his office to a location more than 30 miles from Virginia Beach, Virginia without his consent, if such relocation is not reversed within 10 days after written notice; and
•	a change in control of the Company, provided that he gives notice of termination based on such change in control within six months.

Miscellaneous

Mr. Carr is entitled to severance payments in certain circumstances. The Employment Agreement is governed by the laws of the Commonwealth of Virginia. The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10.9 to the registration statement of which this prospectus forms a part and is herein incorporated by reference.

Charles Stith Keiser Employment

Charles Stith Keiser is employed with the Company as Chief Operating Officer. Mr. Keiser also serves as Chief Executive Officer of Blue Heron Consulting. The Company and Mr. Keiser have not to date entered into an employment agreement, and Mr. Keiser does not at present receive compensation for his services to the Company The Company has a consulting agreement with Blue Heron Consulting by which that entity receives fees for certain advisory services. See “Our Business—Consulting Agreements” for the material terms of this agreement.

2022 Equity Incentive Plan

Effective October 18, 2022, shareholders of Company approved the Company’s 2022 Equity Incentive Plan (the “Plan”). The Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

Under the plan, the capital stock available for issuance under the Plan are the shares of the Company’s authorized but unissued common stock. The number of shares issued may not exceed, at any given time, ten percent (10%) of the total of: (a) the issued and outstanding shares of the Company’s common stock, and (b) all shares common stock issuable upon conversion or exercise of any outstanding securities of the Company which are convertible or exercisable into shares of common stock.

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The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or stock appreciation rights, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

Outstanding Equity Awards

No equity awards to our named executive officers were outstanding at December 31, 2022.

Director Compensation

No compensation has been paid to our directors for services rendered during the fiscal year ended December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock beneficially owned by:

(i)	each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;
(ii)	each of our directors;
(iii)	each of our Named Executive Officers; and
(iv)	all executive officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

We have based our calculation of the applicable percentage of beneficial ownership before the offering on 970,457 shares of Class A common stock and 4,300,000 shares of Class B common stock outstanding as of the date of this prospectus.

We have based our calculation of the applicable percentage of beneficial ownership after the offering (non-diluted) on 1,500,000 shares of Class A common stock issued by us in this offering, 970,457 shares of Class A common stock, 4,300,000 shares of Class B common stock and 442,458 shares of Series A Preferred stock immediately after the completion of this offering and assuming that the underwriters will not exercise their option to purchase additional Class A common stock from us.

We have based our calculation of the applicable percentage of beneficial ownership (fully diluted) after the offering and secondary on 4,300,000 shares of Class B common stock and 5,934,871 shares of Class A Common Stock, consisting of: (i) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (ii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus (iii) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 Series A Preferred Stock; (iv) 970,457 shares of our Class A common stock outstanding as of the date of this prospectus; and (v) the 1,500,000 shares of Class A common stock issued by us in this offering assuming that the underwriter will not exercise their option to purchase additional Class A common stock from us.

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Except as otherwise indicated, all shares are owned directly. In the table below:

Name and Address of Beneficial Owner (1)	Title	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned Before Offering	Percent Before Offering(a)	Percent After Offering (Not Diluted)(b)	Percent After Offering (Fully Diluted)(c)-2	Voting Percentage After Offering (Not Diluted) (d)	Voting Percentage After Offering (Fully Diluted)(e)-2
Kimball Carr	Chief Executive Officer, Chair and Director	Class A	72,728	7.1%	2.9%	*	*	*
		Class B	333,250	7.8%	7.8%	3.3%	7.5%	7.4%
		Subtotal	405,978			4.0%	7.5%	7.4%

Charles Stith Keiser	Chief Operating Officer, Director	Class A	22,728	2.3%	*	*	*	*
		Class B	2,150,000	50.0%	50.0%	21.0%	48.2%	47.4%
		Subtotal	2,172,728			21.2%	48.3%	47.4%

Peter Lau	Director, Interim Chief Financial Officer	Class A	-	-	-	-	-	-
		Class B	537,500	12.5%	12.5%	5.3%	12.1%	11.8%
		Subtotal	537,500			5.3%	12.1%	11.8%

James S. Coleman	Director	Class A	-	-	-	-	-	-
		Class B	537,500	12.5%	12.5%	5.3%	12.1%	11.8%
		Subtotal	537,500			5.3%	12.1%	11.8%

Richard S. Marten	Director	Class A	-	-	-	-	-	-
		Class B	333,250	7.8%	7.8%	3.3%	7.5%	7.3%
		Subtotal	333,250			3.3%	7.5%	7.3%

Charles Hurst Keiser, DVM	Director	Class A	25,000	2.6%	1.0%	*	*	*
		Class B	-	-	-	-	-	-
		Subtotal	25,000			*	*	*

Kelli Sue Kerwin		Class A	107,628	10.0%	4.2%	1.1%	*	*
	Director	Class B	-	-	-	-	-	-
		Subtotal	107,628			1.1%	*	*

Anne Murphy†		Class A	-	-	-	-	-	-
	Director	Class B	-	-	-	-	-	-
		Subtotal	-	-	-	-	-	-

Timothy Watters†		Class A	-	-	-	-	-	-
	Director	Class B	-	-	-	-	-	-
		Subtotal	-	-	-	-	-	-

Larry Alexander†		Class A	-	-	-	-	-	-
	Director	Class B	-	-	-	-	-	-
		Subtotal	-	-	-	-	-	-

John Suprock†		Class A	-	-	-	-	-	-
	Director	Class B	-	-	-	-	-	-
		Subtotal	-	-	-	-	-	-

Erinn Thomas-Mackey†		Class A	-	-	-	-	-	-
	Director	Class B	-	-	-	-	-	-
		Subtotal	-	-	-	-	-	-

Total all executive officers and directors	Director	Class A	228,084	20.2%	8.7%	2.2%	*	*
		Class B	3,891,500	90.5%	90.5%	38.0%	87.3%	85.8%
		Subtotal	4,119,584			40.2%	87.4%	86.0%
Other 5% stockholders
Best Future Investment, LLC (6)		Class A	-	-	-	-	-	-
		Class B	537,500	12.5%	12.5%	5.3%	12.1%	11.8%
		Subtotal	537,500			5.3%	12.1%	11.8%

Wilderness Trace Veterinary Partners, LLC (7)		Class A	22,728	2.3%	*	*	*	*
		Class B	2,150,000	50.0%	50.0%	21.0%	48.2%	47.4%
		Subtotal	2,172,728			21.2%	48.3%	47.4%

Target Capital 1 LLC (8)		Class A	1,705,056	-	40.8%	16.7%	1.5%	1.5%
		Class B	-	-	-	-	-	-
		Subtotal	1,705,056		40.8%	16.7%	1.5%	1.5%

Total Other 5% stockholders		Class A	1,727,784	64.6%	47.0%	16.9%	1.6%	1.5%
		Class B	2,687,500	62.5%	62.5%	26.3%	60.3%	59.2%
		Subtotal	4,415,284			43.1%	61.8%	60.8%

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*	Less than 1%.

†	Director nominee.

(a)	We have based our calculation of the applicable percentage of beneficial ownership on 970,457 shares of Class A common stock and 4,300,000 shares of Class B common stock.
(b)	We have based our calculation of the applicable percentage of beneficial ownership on 2,470,457 shares of Class A common stock giving effect of the 1,500,000 shares of Class A common stock being offering in the underwritten offering and 4,300,000 shares of Class B common stock.
(c)	We have based our calculation of the applicable percentage of beneficial ownership fully diluted after assuming the full conversion of existing convertible subordinated debentures of the Company, the conversion of all newly-issued Series A Preferred Stock, and the full exercise of warrants outstanding as of the date of this prospectus, the Company anticipate that the aggregate number of shares of our Class A common stock to be outstanding after this offering will be 5,934,871, consisting of: (i) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (ii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus (iii) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 Series A Preferred Stock; (iv) 970,457 shares of our Class A common stock outstanding as of the date of this prospectus; and (v) the 1,500,000 shares of Class A common stock being offering in the underwritten offering.
(d)	We have based our calculation of the applicable percentage of beneficial ownership on the 2,470,457 shares of Class A common stock with 1 vote each, 4,300,000 shares of Class B common stock with 25 votes per share, and 442,458 Shares of Series A Preferred Stock with an aggregate of approximately 1,474,861 votes.
(e)	We have based our calculation of the applicable percentage of beneficial ownership assuming the full conversion of existing convertible subordinated debentures of the Company, the conversion of all newly-issued Series A Preferred Stock, and the full exercise of warrants outstanding as of the date of this prospectus, the Company anticipate that the aggregate number of shares of our Class A common stock to be outstanding after this offering will be 5,934,871, consisting of: (i) 713,688 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; (ii) 1,275,865 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company outstanding as of the date of this prospectus (iii) 1,474,861 shares of Class A common stock that are potentially issuable upon conversion of 442,458 Series A Preferred Stock; (iv) 970,457 shares of our Class A common stock outstanding as of the date of this prospectus; and (v) the 1,500,000 shares of Class A common stock being offering in the underwritten offering. In addition to 4,300,000 shares of Class B common stock with 25 votes per share.

(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is: c/o Inspire Veterinary Partners, Inc., 2324 Valle Rio Way, Virginia Beach, Virginia, 23456.

(2)

Assumes the issuance of (i) 680,682 shares of Class A common stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this prospectus; and (ii) 2,722,564 shares of Class A common stock that are potentially issuable upon the conversion of existing convertible indebtedness of the Company outstanding as of the date of this prospectus

(3)	Includes 50,000 shares of Class A common stock issuable upon cashless exercise of a warrant granted to Mr. Carr by the Company on January 1, 2023, as consideration of Mr. Carr’s personal guaranty of loans of the Company.

(4)	Each share of Class B common stock may be convertible at the option of the holder, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock.
(5)	Represents 107,147 shares of Class A common stock that are issuable upon conversion of Mrs. Kerwin’s convertible debentures.
(6)	James Coleman is the beneficial holder of 537,500 shares of Class B common stock held by Best Future Investment, LLC. Mr. Coleman is the sole owner and controller of Best Future Investment, LLC.
(7)	Represents 2,150,000 shares of Class B common stock beneficially owned by Wilderness Trace Veterinary Partners, LLC, which is controlled by Charles Stith Keiser, the Company’s Vice-Chairman and Chief Operating Officer.

(8)	Represents 1,175,900 shares of Class A common stock issuable upon conversion of Series A Preferred Stock, and 529,156 shares of Class A common stock issuable upon exercise of warrants, held by Target Capital 1 LLC, which if converted and exercised, would constitute 16.7% of the outstanding beneficial ownership of shares of common stock and 1.5% of the outstanding voting power of the Company on a fully converted and exercised basis.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kimball Carr [1]	—	—	—	—	—	—	—	—	—
Charles Stith Keiser	—	—	—	—	—	—	—	—	—
Peter Lau	—	—	—	—	—	—	—	—	—

1 On September 1, 2022, the board of directors, by unanimous vote, agreed to grant Mr. Carr a cashless warrants\ for 50,000 shares of Class A common stock as consideration of Mr. Carr’s personal guaranty of loans of the Company. The warrant was issued effective as of January 1, 2023.

Change-in-Control Agreements

Other than a provision in the Employment Agreement with our Chief Executive Officer, President and Chair, Mr. Carr, which provides that Mr. Carr may terminate his employment with the Company within six-months following a change in control of the Company, the Company does not have any change-in-control agreements with any of its executive officers.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subscription for Shares of Class A Common Stock by our Founders

On December 20, 2020, the Company entered into subscription agreements with Wilderness Trace Veterinary Partners, LLC and Star Circle Advisory Group, LLC, pursuant to which each of Wilderness and Star Circle purchased 2,150,000 shares of the Company’s Class B common stock (for an aggregate number of 4,300,000 shares) for a purchase price of $0.0001 per share and consideration of $215.00 each and aggregate consideration of $4.30.00.

Keiser Loans

On August 10, 2022, Charles Stith Keiser, Vice-Chairman and Chief Operating Officer of the Company and Charles Hurst Keiser, DVM, Director of the Company, advanced $150,000 each for a total of $300,000 to the Company for working capital needs. These amounts are reflected in the “Due to related parties” in the Company’s unaudited condensed consolidated balance sheet included in this Registration Statement and have been repaid as of the date of this prospectus. The advances are pursuant to an oral agreement, are interest-free and require the Company to pay a $5,000 fee to each lender as consideration for the advances and payable upon demand by either lender.

Operating Leases with Related Parties

The Company has intercompany leases between its subsidiaries, and these transactions and balance have been eliminated in the consolidated financial statements.”

Consulting Agreements

The Company receives financial consulting services from Star Circle Advisory Group, LLC (“Star Circle”), which is owned and controlled by our directors Messrs. Carr, Coleman, Lau and Marten. As of the date of this prospectus, the Company has paid $578,000 to Star Circle pursuant to this agreement.

The Company also receives acquisition, business and financial advisory services from Blue Heron Consulting (“BHC”). Our director and Chief Operating Officer Charles Stith Keiser is the Chief Operating Officer of BHC and our director Dr. Charles “Chuck” Keiser is the Chief Visionary Officer of BHC. As of the date of this prospectus, the Company has paid $1,090,788.16 to BHC pursuant to this agreement.

See “Our Business—Consulting Agreements” for the material terms of these agreements.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of one hundred seventy million (170,000,000) shares of stock, consisting of three (3) classes of stock designated, respectively, as “Class A common stock,” “Class B common stock” and “Preferred Stock,” each such share having a par value of $0.0001 per share. The total number of authorized shares are: one hundred million (100,000,000) shares of Class A common stock; twenty million (20,000,000) shares of Class B common stock; and fifty million (50,000,000) shares of Preferred Stock.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class A common stock has the right to cumulate votes.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock are entitled to share, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Class A common stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Class B common stock are fully paid and non-assessable.

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Class B Common Stock

Holders of our Class B common stock are entitled to twenty-five (25) votes for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class B common stock has the right to cumulate votes.

Subject to the rights of holders of Preferred Stock having preference as to dividends, the holders of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up of the affairs of the Company, subject to any preference right of holder of the Preferred Stock of the Company, the holders of our Class B common stock shall share equally and ratably, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, in the Company’s assets. The merger, conversion, exchange or consolidation of the Company is not deemed a liquidation, dissolution or winding up of the affairs of the Company.

Our Class B common stock may be convertible at the option of the holders, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock. The conversion rate of the Class B common stock will be adjusted proportionately if the Company, at any time or from time to time, (a) pays a dividend or makes a distribution for no consideration to holders of our Class A common stock, (b) subdivides (by stock split, recapitalization or otherwise) our outstanding Class A common stock into a greater number of shares, or (c) combines its outstanding Class A common stock into a smaller number of shares.

The holders of Class B common stock do not have any redemption or preemptive rights.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to fifty million (50,000,000) shares of Preferred Stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred Stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock or Class B common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of Preferred Stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

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Series A preferred stock

In connection with the exchange of substantially all of the Company’s senior secured indebtedness for new shares of Class A preferred stock (the “Exchange”), the Company amended its articles of incorporation by the filing of a certificate of designation for the Series A preferred stock (the “Series A Certificate of Designation”). One million shares of the Series A preferred stock are authorized under the Series A Certificate of Designation, with each such share having a stated value of $10.00 per share.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A Preferred Stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than 50% of the per-share price for shares of Class A common stock during the Company’s initial public offering. For any conversion during the Company’s initial three days of market trading, the conversion price will be equal to 60% of the price for the Company’s underwritten initial public offering.

The Series A Certificate of Designation also contains certain beneficial ownership limitations on the holders of the Series A preferred stock, as more fully described in the Series A Certificate of Designation. The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

The foregoing description of the Series A Certificate of Designation is qualified in its entirety by the full text of the same, which is attached as Exhibit 3.4 to the registration statement of which this prospectus and is herein incorporated by reference.

Modification of Shareholder Rights

Pursuant to Nevada Revised Statutes Article 79.390, any amendment to the articles of association (other than a change in number of authorized shares of class or series) to affect or modify shareholders’ rights requires (i) a resolution adopted by the board of directors setting forth the proposed amendment and submission of the proposed amendment to the stockholders for approval; (ii) affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, approving the amendment; and (iii) a certificate signed by an authorized officer setting forth the amendment, the vote by which the amendment was adopted, and filing of the certificate with the Secretary of State of Nevada.

Warrants

Target Capital Warrant

On January 24, 2022, the Company issued a warrant (the “Target Warrant”) to Target Capital 1 LLC, a Delaware limited liability company (“Target”), in connection with Target’s $2,215,909 investment in the Company in the form of 12% Original Issue Discount Secured Convertible Note (the “Target Note”). The Target Warrant entitles Target to purchase the Company’s common stock, par value $0.0001 per share, at a purchase price equal to the per share price in an initial public offering of the Company’s common stock and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (such public offering and listing, a “Qualified Financing”).

The quantity of the Company's common stock of subject to purchase upon exercise of the Target Warrant is equal to 50% of the face value of the Target Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of common stock subject to purchase upon exercise of the Warrant will be an amount equal to 75% of the face value of the Target Note divided by the per-share price in the Qualified Financing.

The Target Warrant is exercisable through the fifth anniversary of the issuance date. The Target Warrant may be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange trades at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days. The Target Warrant is subject to transfer restrictions pursuant to applicable state and federal securities laws.

The foregoing description of the Target Warrant is not complete and is qualified in its entirety by reference to the complete text of the Target Warrant, a copy of which is re attached hereto as Exhibits 4.1 and is incorporated herein by reference.

Dragon Capital Warrant

Also on January 24, 2022, the Company issued a warrant (the “Dragon Warrant”) to Dragon Dynamic Catalytic Bridge SAC Fund, a Delaware limited liability company (“Dragon”), in connection with Dragon’s $284,091 investment in the Company in the form of 12% Original Issue Discount Secured Convertible Note (the “Dragon Note”). The Dragon Warrant entitles Dragon to purchase the Company’s common stock, par value $0.0001 per share, at a purchase price equal to the per share price in a Qualified Financing.

The quantity of the Company's common stock of subject to purchase upon exercise of the Dragon Warrant is equal to 50% of the face value of the Dragon Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of common stock subject to purchase upon exercise of the Dragon Warrant will be an amount equal to 75% of the face value of the Dragon Note divided by the per-share price in the Qualified Financing.

The Dragon Warrant is exercisable through the fifth anniversary of the issuance date. The Dragon Warrant may be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days. The Dragon Warrant is subject to transfer restrictions pursuant to applicable state and federal securities laws.

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The foregoing description of the Dragon Warrant is not complete and is qualified in its entirety by reference to the complete text of the Dragon Warrant, a copy of which is re attached hereto as Exhibits 4.2 and is incorporated herein by reference.

Registration Rights

In connection with Target’s and Dragon’s investments in the Target Note and the Dragon Note, respectively, and the issuance of the Target Warrant and the Dragon Warrant, the Company entered into registration rights agreements with each of Target and Dragon (the “Registration Rights Agreements”).

Pursuant to the Registration Rights Agreements, at any time after the effective date of the initial public offering of the Company's securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, if one or more Holders that own an aggregate of 40% or more of the securities registrable in exchange for the conversion of the Target Note or the Dragon Note, or the exercise of the Target Warrant or the Dragon Warrant may make a formal demand for the Company to register such registrable securities on a registration statement on Form S-1 to be filed with the Securities and Exchange Commission. Also pursuant to the Registration Rights Agreements, each of Target and Dragon are entitled to customary “piggyback” registration rights.

If the Company’s underwriters or financial advisors advises the Company that, in its opinion, the amount of securities requested to be included in a demand or piggyback registration statement would materially adversely affect the offering or the timing of the offering, then the Company may in such registration statement only those securities (in amount and class) which the Company is so advised can be sold without such material adverse effect. The securities to be registered may consist of, first, all securities proposed to be sold by the Company for its own account; second, the registrable securities requested to be included in such registration by either Target or Dragon on a pro rata basis; and third, the registrable securities of any other holder of common stock with registration rights.

The foregoing description of the Registration Rights Agreements is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Lock-ups

Pursuant to “lock-up” agreements, for a period of six months from the date of this prospectus in the case of our officers and directors, and for a period of three months for our 5% or more shareholders, have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the underwriter’s prior written consent. Mr. Keiser, in his capacity as a director and a 5% beneficial holder, and our directors Messrs. Carr, Coleman, Lau and Marten have agreed to be lock-ups of six months from the date of this prospectus.

Other Restrictions

The Company has agreed with the underwriters that each of the Company and any successors of the Company, for a period of three months from the effectiveness of this prospectus will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, with the sole exception of a registration statement on Form S-8 to be filed for the registration of securities issuable under the Company’s Equity Incentive Plan; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company. Additionally, the Company agrees that for a period of 12 months after the effectiveness of this prospectus it will not directly or indirectly in any “at-the-market”, continuous equity or variable rate transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, without the prior written consent of the underwriters.

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Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Amended and Restated Bylaws and Nevada Law

Nevada Anti-Takeover Law

The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.

In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

Nevada's “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation's board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

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Nevada's “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Listing

We have applied to list our Class A common stock on the Nasdaq Capital Market under the symbol “IVP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC.

UNDERWRITING

Underwritten shares

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Spartan Capital Securities, LLC, is acting as the representative (the “representative”), we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of our common stock listed next to its name in the following table:

Name	Number of Shares of Class A Common Stock
Spartan Capital Securities, LLC
Total:

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus (other than the shares subject to the underwriters’ option to purchase additional shares), if the underwriters buy any of such shares. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

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The underwriters initially propose to offer our common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $            per share. After the initial public offering of the shares of our common stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares of our common stock made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to            additional shares of our common stock at the same price per share as they are paying for the shares shown in the table above. The underwriters may exercise this option in whole or in part at any time within 45 days after the closing of this offering. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriters’ initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

Discounts and Commissions

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount to be paid by us(1)	$	$	$
Total	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriters will receive an underwriting discount equal to 8.0% on the shares of Class A common stock sold in this offering.

We have agreed to reimburse the representative for accountable legal expenses incurred by the representative in connection with the offering, in an estimated amount of approximately $200,000. We have paid an expense deposit of $10,000, to the representative, which will be applied against the actual accountable expenses that will be payable by us to the representative in connection with this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $525,000.

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Underwriter Warrants

We have agreed to issue to the representative warrants to purchase up to an aggregate of 5% of the shares of Class A common stock sold in this offering (the “Underwriter Warrants”). The Underwriter Warrants are exercisable 180 days after the effective date of the registration statement of which this prospectus forms a part at $5.50 per share (110% of the public offering price), but may not be transferred at any time prior to the date which is 180 days beginning on the date of commencement of sales of securities in connection with this offering and expiring on a date which is three (3) years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(e)(1)(A). The Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). Spartan Capital Securities, LLC (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales pursuant to the offering. In addition, the Underwriter Warrants provide for “piggy- back” registration rights with respect to the shares underlying such warrants, exercisable for a period of seven (7) years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter Warrants other than underwriting commissions incurred and payable by the holders thereof. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price of the Underwriter Warrants or the underlying shares of such warrants will not be adjusted for issuances of shares of Class A common stock at a price below such warrants’ exercise price.

Tail Financing

If, during the period that is 18 months following the closing of this public offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the representative during the period in which we engaged the representative, we will pay the representative a fee equal 8% of the proceeds of such financing and warrants to purchase a number of shares of our common stock equal to 5% of the aggregate number of shares of our common stock sold in such offering at an exercise price equal to 110% of the offering price of the shares of our common stock sold in such offering.

Right of First Refusal

Until 18 months from the closing date of this offering, the representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, for all future public and private equity and debt offerings, including all equity-linked financings on terms and conditions customary to the representative for such transactions.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Class A common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

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•	Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in our Class A common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our Class A common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result of these activities, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our Class A common stock being offered in this offering.

IPO Pricing

Prior to the completion of this offering, there has been no public market for our Class A common stock. The initial public offering price has been negotiated between us and the representative. Among the factors considered in these negotiations are: (i) the capitalization of our company at the time of the offering, (ii) market and general economic conditions and changes in the prospects and/or forecasts of our company, (iii) the representative’s review of our company’s audited financial statements for the fiscal year ended December 31, 2021 and subsequently filed unaudited financial statements and (iv) the representative’s determination of our company’s pre-money valuation (based upon the information provided to the representative by us).

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Lock-Up Agreements

We have agreed that for a period of six (6) months after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, which may be withheld or delayed in the representative’s sole discretion:

•	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock or publicly disclose the intention to undertake any of the foregoing; or

•	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities; whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Each of our directors, executive officers and substantially all holders of more than 5% of our outstanding common stock as of the effective date of this registration statement, has entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 180 days after the date of this prospectus, none of them will, without the prior written consent of the representative (which may be withheld or delayed in the representative’s sole discretion):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Securities;

•	enter into any hedging, swap or other agreement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or publicly disclose the intention to undertake any of the foregoing; or

•	otherwise enter into any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the locked-up party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

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Listing

In connection with this offering, we have applied to list our common stock for trading on The Nasdaq Capital Market under the symbol “IVP.” There is no assurance, however, that our common stock will be listed on The Nasdaq Capital Market or any other national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

90

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Class A common stock or the availability of shares of our Class A common stock for sale will have on the market price of our Class A common stock prevailing from time to time. Future sales of our Class A common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Class A common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Class A common stock. In addition, sales of our Class A common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

We cannot estimate the number of shares of our Class A common stock that the Selling Stockholders or other of our stockholders will elect to sell under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three- month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our common stock for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three-month period that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares of our common stock immediately after this offering (or shares if the underwriters exercise their option to purchase additional shares in full); or
•	the average weekly trading volume in shares of our common stock on the NASDAQ Capital Markets during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the Commission and the NYSE American concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

91

Non-Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, under Rule 701, any of an issuer’s employees, directors, officers, consultants or advisors who purchases shares from the issuer in connection with a compensatory stock or option plan or other written agreement before the effective date of a registration statement under the Securities Act is entitled to sell such shares 90 days after such effective date in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the issuer can resell shares in reliance on Rule 144 without having to comply with the current public information and holding period requirements.

The Commission has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

92

LEGAL MATTERS

The Crone Law Group, P.C., is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Carmel, Milazzo & Feil LLP is acting as counsel to the underwriter.

EXPERTS

The consolidated financial statements as of December 31, 2022 and December 31, 2021 included in this prospectus and in the registration statement have been so included in reliance on the report of Kreit & Chiu, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the Commission. You can read our Commission filings, including the registration statement, over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

93

INDEX TO THE INSPIRE VETERINARY PARTNERS, INC AND SUBISIDIARIES FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Inspire Veterinary Partners, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Inspire Veterinary Partners, Inc. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Inspire Veterinary Partners, Inc. as of December 31, 2022 and 2021, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has incurred recurring losses and at December 31, 2022, had an accumulated deficit of $6,243,448. For the year ending December 31, 2022, the Company sustained a net loss of $4,911,926. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Inspire Veterinary Partners, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Inspire Veterinary Partners, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Restatement

As discussed in Note 2 to the financial statements, the financial statements as of December 31, 2021 and for the year then ended have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)

We have served as Inspire Veterinary Partners, Inc.'s auditor since 2021.

Los Angeles, California

April 7, 2023

F-2

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021 (As Restated)
Assets
Current assets:
Cash and cash equivalents	$444,253	$2,058,418
Due from former owners	269,883	35,985
Inventory	582,019	41,000
Refundable income tax	192,139	192,139
Prepaid expenses and other current assets	253,795	65,864
Total current assets	1,742,089	2,393,406

Property and equipment, net	7,323,050	2,035,066
Right-of-use assets	746,973	-
Other intangibles, net	2,729,574	239,195
Goodwill	7,614,553	1,610,843
Other assets	29,456	51,254
Total assets	$20,185,695	$6,329,764

Liabilities and Stockholder's Deficit
Current liabilities:
Accounts payable	$1,018,931	$44,891
Accrued expenses	690,740	460,414
Operating lease liabilities	91,152	-
Bridge note, net of discount	3,899,156	1,031,917
Notes payable, net of discount	1,549,861	466,124
Total current liabilities	7,249,840	2,003,346

Operating lease liabilities, non-current	666,179	-
Convertible debentures	3,688,805	2,068,809
Notes payable - noncurrent	13,716,352	3,126,700
Total liabilities	25,321,176	7,198,855

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDER'S DEFICIT
Common stock - Class A, $0.0001 par value, 100 million shares authorized, 970,457 and 845,456 shares issued and outstanding as of December 31, 2022 and 2021	98	85
Common stock - Class B, $0.0001 par value, 20 million shares authorized, 4,300,000 shares issued and outstanding as of December 31,2022 and 2021	430	430
Preferred stock, $0.0001 par value, 50,000 shares authorized, 0 and 0 shares issued and outstanding as of December 31, 2022 and 2021	-	-
Additional paid in capital	1,107,439	461,916
Accumulated deficit	(6,243,448)	(1,331,522)
Total stockholder's deficit	(5,135,481)	(869,091)
Total liabilities and stockholder's deficit	$20,185,695	$6,329,764

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2022	2021
		(As Restated)

Service revenue	$7,032,800	$1,813,621
Product revenue	2,801,978	735,513
Total revenue	9,834,778	2,549,134

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	5,308,104	1,284,407
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	1,981,046	435,437
General and administrative expenses	5,467,642	1,792,046
Depreciation and amortization	596,124	84,465
Total operating expenses	13,352,916	3,596,355

Loss from operations	(3,518,138)	(1,047,221)

Other income (expense):
Interest income	1,021	161
Interest expense	(1,425,260)	(194,811)
Other expenses	357	(14,861)
Total other expense	(1,423,882)	(209,511)

Loss before income taxes	(4,942,020)	(1,256,732)

Benefit (provision) for income taxes	30,094	(74,330)

Net loss	$(4,911,926)	$(1,331,062)

Net loss per Class A and B common shares:
Basic and diluted	$(0.95)	$(0.27)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,160,182	5,001,699

The accompanying notes are an integral part of these consolidated financial statements.

F-4

 Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Deficit

						Accumulated	Total Stockholders'
	Class A Common Stock		Class B Common Stock		Additional	Deficit	Deficit
	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	(As Restated)	(As Restated)
Balance as of December 31, 2020	50	$5	4,300,000	$430	$21,995	$(460)	$21,970
Class A common stock issued for cash	670,456	67	-	-	384,933	-	385,000
Issuance of class A common stock for services	125,000	13	-	-	54,988	-	55,000
Net loss	-	-	-	-	-	(1,331,062)	(1,331,062)
Balance as of December 31, 2021	845,456	$85	4,300,000	$430	$461,916	$(1,331,522)	$(869,091)
Issuance of warrants as part of bridge loan received	-	-	-	-	429,284	-	429,284
Issuance of class A common stock for services	125,001	13	-	-	216,239	-	216,252
Net loss	-	-	-	-	-	(4,911,926)	(4,911,926)
Balance as of December 31, 2022	970,457	$98	4,300,000	$430	$1,107,439	$(6,243,448)	$(5,135,481)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Inspire Veterinary Partners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021
		(As Restated)
Cash flows from operating activities:
Net loss	$(4,911,926)	$(1,331,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	595,627	83,908
Amortization of debt issuance costs	189,414	9,460
Amortization of debt discount	689,554	2,417
Amortization of operating right of use assets	13,958	-
Issuance of common stock for services	216,252	9,167
Changes in operating assets and liabilities, net of effect of acquisitions:
Due from former owners	(233,898)	(35,985)
Inventory	(230,125)	(41,000)
Refundable income tax	-	(192,139)
Prepaid expenses and other current assets	(187,931)	(20,031)
Accounts payable	974,040	44,891
Accrued expenses	230,326	460,414
Operating lease liabilities	(3,600)	-
Net cash used in provided by operating activities	(2,658,309)	(1,009,960)

Cash flows from investing activities:
Purchase of property and equipment	(134,971)	(1,310,512)
Purchase of intangible assets	(41,819)	-
Payment for acquisition of businesses	(14,511,804)	(2,658,500)
Advances for target acquisitions	21,798	(51,254)
Net cash used in investing activities	(14,666,796)	(4,020,266)

Cash flows from financing activities:
Proceeds from note payable, net of discount	12,253,585	3,877,759
Proceeds from revolving line of credit	-	1,004,759
Payments on revolving line of credit	-	(1,004,759)
Debt issuance costs	(260,611)	(162,728)
Repayment of note payable	(494,034)	(235,858)
Proceeds from issuance of bridge note	2,600,000	1,100,000
Proceeds from issuance of convertible debenture	1,612,000	2,102,500
Proceeds from the issuance of common stock for cash	-	385,001
Net cash provided by financing activities	15,710,940	7,066,674

Net (decrease) increase in cash and cash equivalents	(1,614,165)	2,036,448
Cash and cash equivalents, beginning of period	2,058,418	21,970
Cash and cash equivalents, end of period	$444,253	$2,058,418

Supplemental Disclosure of Cash Flow Information
Interest payments during the year	$239,430	$80,200
Income taxes (refund) paid	$(192,139)	$266,469

Noncash investing and financing activity
Liabilities recorded through operating leases	$760,931	$-
Acquisition of assets through operating leases	$(760,931)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Inspire Veterinary Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022

1.	Description of Business

Business Description

Inspire Veterinary Partners, Inc. (the “Company” or “Inspire”) is a C-corporation which incorporated in the state of Delaware on December 2, 2020. On June 29, 2022, the Company converted into a Nevada C-corporation (“Conversion”). The Conversion did not result in any change in the corporate name, business, management fiscal year, accounting, location of the principal executive officer, capitalization structure, or assets or liabilities of the Company. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds.

As the Company expands, additional modalities are becoming a part of the offerings at its hospital, including equine care. With 13 clinics located in 9 states as of March 23, 2023, Inspire purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential to make them worthy acquisition targets. Because the company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates its business as one operating and one reportable segment.

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, and IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company and IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, and IVP MA Holding Company, LLC (“MA Holdco”), a Delaware limited liability company. The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco. Holdco, OH Holdco, IN Holdco and MA Holdco is used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), and IVP IN Properties, LLC (“IN RE”). The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE and IN RE. IVP RE is used to acquire real property in various states and jurisdictions.

F-7

COVID-19

Impacts resulting from the COVID-19 pandemic have resulted in a widespread health crisis that has already adversely affected the economies and financial markets of many countries around the world. The international response to the spread of COVID-19 has led to significant restrictions on travel; temporary business closures; quarantines; global stock market and financial market volatility; a general reduction in consumer activity; operating, supply chain and project development delays and disruptions; and declining trade and market sentiment; all of which have and could further affect the world economy.

The extent to which the novel coronavirus may impact the Company’s business, will depend on future developments which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States, business closures or business disruptions and the effectiveness of actions taken by governments around the globe to contain and treat the disease. We are unable to predict with certainty the effects of the COVID-19 pandemic on our customers, suppliers and vendors and its impact on the Company’s business.

2.	Significant Accounting Policies and Basis of Presentation

Restatement

On March 30, 2023, the Company’s management in consultation with the Board of Directors of the Company, concluded that in the Company’s previously issued consolidated financial statements for the fiscal year ended December 31, 2021, contained in the registration statement filed on October 25, 2022 and contained in the amendments to the registration statement filed on December 7, 2022, January 4, 2023, January 30, 2023 and February 2, 2023 filed with the Securities and Exchange Commission, should be restated by adjusting provision for income taxes to reflect an expected tax refund for the overpayment of taxes for the year ended December 31, 2021.

The need for the restatement arose out of the Company’s re-examination of the income tax provision that discovered the Company had over paid federal and state taxes for the year ended December 31, 2021, due to the Company’s external tax specialist not accounting for the section 332 deferral.

The Company has restated its provision for income taxes for the year ended December 31, 2021, to reflect the expected tax refund for the overpayment of taxes that should not have been recognized during the year ended December 31, 2021.This correction to the consolidated statement of operations also impacted the Company’s consolidated balance sheet, statement of stockholder’s equity and certain notes the financial statements. This correction impacts the consolidated statement of cash flows with adjustments to reduce net loss and increase in refundable income tax of $192,139 for the year ended December 31, 2021.

The following table presents the impact of the restatement on the Company’s previously reported consolidated statements of operation for the fiscal year ended December 31, 2021. The values as previously reported were derived from the 2021 consolidated financial statements contained in the Company registration statement.

F-8

	Fiscal Year Ended December 31, 2021
	As Previously Reported	Restatement Impacts	As Restated
Loss before income taxes	(1,256,732)	-	(1,256,732)

Benefit (provision) for income taxes	(266,469)	192,139	(74,330)

Net loss	$(1,523,201)	$192,139	$(1,331,062)

Net loss per Class A and B common shares:
Basic and diluted	$(0.30)	$0.03	$(0.27)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,001,699	5,001,699	5,001,699

The following table presents the impact of the restatement on the Company’s previously reported consolidated balance sheet as of December 31, 2021. The values as previously reported were derived from the 2021 consolidated financial statements contained in the Company registration statement.

	Fiscal Year Ended December 31, 2021
	As Previously	Restatement	As
	Reported	Impacts	Restated
Refundable income tax	$-	$192,139	$192,139
Total assets	$6,137,625	$192,139	$6,329,764
Accumulated deficit	$(1,523,661)	$192,139	$(1,331,522)
Total stockholder's deficit	$(1,061,230)	$192,139	$(869,091)
Total liabilities and stockholder's deficit	$6,137,625	$192,139	$6,329,764

As shown above, the restatement impacts the classification of amounts within certain equity accounts. Those impact on the statement of stockholders’ deficit for the year ended December 31, 2021 was a reduction to accumulated deficit of $192,139 and a reduction to total stockholders’ deficit of $192,139. In addition loss per share was reduced by $0.03.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

F-9

On October 20, 2022, the Company amended and restated the articles of incorporation to change the designation of the Class A common stock and the Class B common stock, whereas the Class A common stock prior to the amendment had 25 votes per share is now designated Class B common stock and the Class B common stock prior the amendment had 1 vote per share is now designated Class A common stock. All information included in these consolidated financial statements have been adjusted, on a retrospective basis to reflect the change in designation.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of December 31, 2022, had an accumulated deficit of $6,243,448. For the year ending December 31, 2022, the Company sustained a net loss of $4,911,926. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months from the date of issuance of these financial statements. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of December 31, 2022 and 2021 the Company had no cash equivalents.

Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. Cash is deposited in checking accounts at accredited financial institutions with high credit-quality financial institutions and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, which at times, may exceed federally insured limits. The excess amounts as of December 31, 2022 and 2021, were $43,094 and $1,453,514, respectively. Management believes that these financial institutions are financially sound, and, accordingly, minimal credit risk exists with respect to these high-quality financial institutions.

F-10

Due from Former Owners

The Company enters into asset purchase agreements related to the acquisitions of veterinary hospitals and as part of these agreements contractually obligates the former owners of the veterinary hospitals to reimburse the Company for any monies collected by the former owners for revenues earned subsequent to the closing date of the acquisition, less monies paid by the former owner on behalf of the Company for expenses incurred subsequent to the closing date of the acquisition. Any adjustments relating to pre-acquisition amounts will be reflected in goodwill.

Inventory

Inventory is recorded at the lower of cost or net realizable value. Cost is using the weighted average method. Inventory consists of inventoriable supplies used for veterinary care and services.

Leases

The Company reviews all arrangements for potential leases, and at inception, determines whether a lease is an operating or finance lease. Lease assets and liabilities, which generally represent the present value of future minimum lease payments over the term of the lease, are recognized as of the commencement date. Leases with an initial lease term of twelve months or less are classified as short-term leases and are not recognized in the balance sheets unless the lease contains a purchase option that is reasonably certain to be exercised.

Lease term, discount rate, variable lease costs and future minimum lease payment determinations require the use of judgment and are based on the facts and circumstances related to the specific lease. Lease terms are generally based on their initial non-cancellable terms, unless there is a renewal option that is reasonably certain to be exercised. Various factors, including economic incentives, intent, past history and business needs are considered to determine if a renewal option is reasonably certain to be exercised. The implicit rate in a lease agreement is used when it can be determined to value the lease obligation. Otherwise, the Company's incremental borrowing rate, which is based on information available as of the lease commencement date, including applicable lease terms and the current economic environment, is used to determine the value of the lease obligation.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation of property and equipment is determined using the straight line method of the estimated useful lives of the related assets up to the salvage value. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures for betterments and major Improvements are capitalized and depreciated over the remaining useful lives of the assets. The carrying amount of the assets sold or retired and the related accumulated depreciation are eliminated in the year of disposal, with resulting gains or losses included in operations.

Estimated useful lives are as follows for major classes of property and equipment:

Computers and equipment	3 – 7 years
Furniture and fixtures	5 – 7 years
Automobile	5 – 7 years
Leasehold improvements	5 – 15 years
Buildings	5 – 15 years

Acquisitions

The Company enters into acquisitions primarily with existing veterinary hospitals throughout the United States. When we acquire a business or assets that are determined to meet the definition of a business, we allocate the purchase consideration paid to acquire the business to the assets and liabilities acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill. If during the measurement period (a period not to exceed 12 months from the acquisition date) we receive additional information that existed as of the acquisition date but at the time of the original allocation described above was unknown to us, we make the appropriate adjustments to the purchase price allocation in the reporting period that the amounts are determined.

F-11

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs, or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or changes in circumstances that may trigger interim impairment reviews include significant changes in business climate, operating results, planned investments in the reporting unit, or an expectation that the carrying amount may not be recoverable, among other factors.

The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines it is more likely than not that the fair value of the reporting unit is greater than it’s carrying amount, an impairment test is unnecessary. If an impairment test is necessary, the Company will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.

The Company has recorded Goodwill in connection with business acquisitions during the years ended December 31, 2022 and 2021 (see Note 5). During the years ended December 31, 2022 and 2021, the Company recorded no impairment of Goodwill.

Intangible Assets

Intangible assets consist of client list, trademark and non-compete intangibles that result from the acquisition of veterinary hospital or practices. Client list intangible represent the value of the long-term client relationship from the veterinary hospitals and practices. Trademark intangible assets represent the value associated with the brand names in place at the date of the acquisition. Non-compete intangible assets represent the value associated with non-compete agreements for former employees and owners in place at the date of the acquisition. The client lists and trademark are included in intangible assets reported in the balance sheet which are being amortized over a 5-year term based on the estimated economic useful life of the client list and trademark. The amortization of the intangible asset is computed using the straight-line method. The intangibles are evaluated for impairment on an annual basis or more frequently whenever events or circumstances occur indicating that the carrying amount may not be recoverable.

Revenue Recognition

The Company recognizes service revenue from veterinary care services once the service is completed, as this is when the customer has the ability to direct the use of and obtain the benefits of the service. Payment terms are typically at the point of sale but may also occur upon completion of the service. The Company’s service contracts are primarily with veterinary customers. Product revenue is recognized when control passes, which occurs at a point in time when the customer completes a transaction at our animal hospitals or clinics and receives the product. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account for revenue recognition. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s performance obligations are the delivery of veterinary services at the estimated net realizable amount for those services and goods. The Company’s accounting methodologies and processes include an evaluation of the historical collection and consideration of whether contractual allowances are necessary based on the historical experience. Revenue is reported net of sales discounts and excludes sales taxes. As the Company generally requires payment at the point in time of service or delivery of goods, the evaluation of such contractual allowances and collection on accounts receivables is insignificant and management determined that no such reserves or allowances were necessary as of December 31, 2022.

F-12

Cost of service revenue (exclusive of depreciation and amortization).

Cost of service revenue consists of cost directly related to the animal services provided at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, laboratory costs, pet supply costs, third-party veterinarian contractors, office rent, utilities, supplies, and other cost arising as a result of the services being performed, excluding depreciation and amortization.

Cost of product revenue (exclusive of depreciation and amortization).

Cost of product revenue consists of cost directly related to the product sales at the Company’s veterinary clinics and animal hospitals, which primarily includes personnel-related compensation costs of the employees at the Company’s veterinary clinics or animal hospitals, purchase price of the medication we dispense, and purchase price of product sold, excluding depreciation and amortization.

General and administrative expenses

General and administrative expenses include personnel-related compensation costs for corporate employees, such as management, accounting, legal, acquisition related and non-recurring expenses, insurance and other expenses used to operate the business.

Depreciation and Amortization Expense

Depreciation and amortization expenses mainly relate to the assets used in generating revenue.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when we have determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. As of December 31, 2022, the Company has not recognized any beneficial conversion features on its convertible instruments.

The Company records a discount to convertible notes and convertible preferred stock for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note, if applicable. Debt discounts under these arrangements are amortized to noncash interest expense using the effective interest rate method over the term of the related debt to their date of maturity. If a security or instrument becomes convertible only upon the occurrence of a future event outside the control of the Company, or, is convertible from inception, but contains conversion terms that change upon the occurrence of a future event, then any contingent beneficial conversion feature is measured and recognized when the triggering event occurs and contingency has been resolved.

F-13

Beneficial Conversion Feature of Convertible Debt

The Company accounts for convertible debt in accordance with the guidelines established by FASB ASC 470-20, “Debt with Conversion and Other Options”. The Beneficial Conversion Feature (“BCF”) of convertible debt is normally characterized as the convertible portion or feature of certain debt that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of convertible debt when issued, and also records the estimated fair value. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the event is resolved.

Debt Issuance Costs

Debt issuance costs are specifically identifiable costs associated with issuance of a new debt instrument. Debt issuance costs are reported on the consolidated balance sheet as a direct deduction from the face amount of the related debt. Debt issuance costs are amortized to interest expense over the term of the related debt.

Advertising Costs

The Companies expense advertising costs as they are incurred. Advertising expenses were $28,469 and $609 for the years ending December 31, 2022 and 2021, respectively. These costs are included in “General and administrative expenses” in the accompanying consolidated statements of operations.

Stock Warrants

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions (see also Note 6 Debt - Bridge Note) are classified as a component of permanent equity since they are freestanding financial instruments that are legally detachable and separately exercisable, do not embody an obligation for the Company to repurchase its own shares, and permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price and thus, are considered as indexed to the Company’s own stock. In addition, the warrants must require physical settlement and may not provide any guarantee of value or return. We present the allocated value for the warrants within additional paid-in capital in our consolidated balance sheet. The value assigned to the warrants was determined based on a relative fair value allocation between the warrants and related debt. The fair value of the warrants was determined using a Black Scholes valuation and applying a discount for the lack of marketability for the warrants.

Stock-Based Compensation

The Company follows FASB ASC Topic 718 which requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods, which typically conform to the performance period. The Company estimates the fair value of stock options as of the date of grant using the Black-Scholes option pricing model and restricted stock based on the quoted market price or the value of the services provided, whichever is more readily determinable. The Company also follows the guidance in FASB ASC Topic 505 for equity based payments to non-employees for equity instruments issued to consultants and other non-employees.

F-14

Income Tax

The Company and its U.S. subsidiaries file a consolidated federal income tax return and is taxed as a C-Corporation, whereby it is subject to federal and state income taxes. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Basic and Diluted Net Loss Per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted net loss per share of common shares includes the effect, if any, from the potential exercise or conversion of securities, such as convertible debt, share options and warrants, which would result in the issuance of incremental shares of common shares. For diluted net loss per share, the weighted-average number of common shares is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

Emerging Growth Company Status

The Company is an Emerging Growth Company, as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these unaudited condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

3.	Property and equipment

As of December 31, 2022 and 2021, property and equipment, net, consisted of the following:

	December 31,	December 31,
	2022	2021
Land	$1,839,596	$863,973
Computers and equipment	1,321,708	173,498
Furniture and fixtures	143,874	9,710
Automobile	69,083	21,050
Leasehold improvements	95,991	15,027
Buildings	4,162,088	997,711
	7,632,340	2,080,969
Less - accumulated depreciation	(309,290)	(45,903)
Property and Equipment, net	$7,323,050	$2,035,066

F-15

Depreciation expense was $263,387 and $45,903 for the years ended December 31, 2022 and 2021, respectively.

4.	Goodwill and Intangible Assets

The following summarizes the Companies’ intangibles assets as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
Client List	$1,824,400	$186,000
Noncompete Agreement	380,900	5,300
Trademark	852,700	85,900
Other Intangible Assets	41,819	-
Accumulated amortization	(370,245)	(38,005)
	$2,729,574	$239,195

Amortization expense was $332,240 and $38,005 for the years ended December 31, 2022 and 2021, respectively.

Expected future amortization expense of intangible assets as of December 31, 2022 is as follows:

2023	739,193
2024	673,627
2025	541,862
2026	497,497
2027	277,396
$2,729,574

5.	Business acquisitions

Kauai Veterinary Clinic

On January 25, 2021, the Company acquired Kauai Veterinary Clinic, Inc., located in Lihue, Hawaii on the island of Kauai providing regional and local veterinary services (“Kauai Veterinary Clinic” or “KVC”), by entering into a Stock Purchase and Sale Agreement (“KVC SPA”) with the shareholders of KVC to acquire 100% of its issued and outstanding stock in exchange for $1,505,000 dollars (the “KVC Purchase Price) paid to the shareholders of KVC through the Company’s wholly owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously to the closing of KVC, the Company acquired the underlying real estate from a third party in exchange for $1,300,000 through the Company’s wholly owned subsidiary, IVP Real Estate Holding Co., LLC. These two acquisitions were financed by the three loans provided by First Southern National Bank for a total of $2,383,400 (See Note 6 – “Debt – FSNB Commercial Loans).

The total cash consideration paid for the acquisition from the KVC Practice in the amount of $1,505,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash	$1,505,000
Acquisition costs included in general and administrative	37,495
Recognized amounts of identifiable assets acquired
Furniture, fixtures & equipment	81,654
Tradename (5-year life)	41,300
Client list (5-year life)	126,000
Total identifiable net assets assumed	248,954
Goodwill	1,256,046
Total	$1,505,000

F-16

Chiefland Animal Hospital

On August 20, 2021, the Company acquired the veterinary practice and related assets of Chiefland Animal Hospital by entering into an Asset Purchase Agreement (“Chiefland APA”) with Polycontec, Inc. (the “Chiefland Practice”) in exchange for the payment of $285,000 through the Company’s wholly owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company the real estate operations (land and buildings) utilized by the Chiefland Practice was purchased through a Bill of Sale in exchange for $279,500 from the Chiefland Practice through the Company’s wholly owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth, a division of Farmers National Bank for a total of $469,259. (See Note 6 – “Debt – Master Lending and Credit Facility).

The total cash consideration paid for the combined acquisitions from the Chiefland Practice in the amount of $564,500 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash	$564,500
Acquisition costs included in general and administrative	34,979
Recognized amounts of identifiable assets acquired
Buildings	159,350
Land	131,831
Furniture, fixtures & equipment	11,995
Tradename (5-year life)	17,200
Client list (5-year life)	60,000
Total identifiable net assets assumed	380,376
Goodwill	184,124
Total	$564,500

Pets & Friends Animal Hospital

On October 7, 2021, the Company acquired the veterinary practice and related assets of the Pets & Friends Animal Hospital by entering into an Asset Purchase Agreement (“P&F APA”) with Pets & Friends Animal Hospital, LLC (“P&F”) in exchange for the payment of $ 375,000 through the Company’s wholly owned subsidiary, IVP Practice Holding Company, LLC. Simultaneously, the Company the real estate operations (land and buildings) utilized by the P&F Practice was purchased through a Bill of Sale in exchange for $264,141 from the P&F Practice through the Company’s wholly owned subsidiary, IVP Real Estate Holding Co., LLC. These acquisitions were financed with two loans provided by WealthSouth, a division of Farmers National Bank for a total of $535,500. (See Note 6 – “Debt – Master Lending and Credit Facility).

F-17

The total cash consideration paid for the combined acquisitions from the P&F Practice in the amount of $630,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash	$630,000
Acquisition costs included in general and administrative	55,831
Recognized amounts of identifiable assets acquired
Inventory	41,000
Buildings	181,999
Land	82,142
Furniture, fixtures & equipment	121,486
Non-compete agreement (2-year life)	5,300
Tradename (5-year life)	27,400
Total identifiable net assets assumed	459,327
Goodwill	170,673
Total	$630,000

Advanced Veterinary Care of Pasco

On January 14, 2022, the Company acquired the veterinary practice and related assets of Advanced Veterinary Care of Pasco in Hudson, FL by entering into an Asset Purchase Agreement (“Advanced Veterinary APA”) with Advanced Veterinary Care of Pasco, LLC (“AVP”) and DJA Asset Management, LLC, (“DJA”) (the “Pasco Practice” or collectively “Pasco”) in exchange for the payment of $1,014,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $817,135 (See Note 6 – Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $164,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Pasco Practice in the amount of $1,014,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$850,000
Note Payable	164,000
Acquisition costs included in general and administrative	25,315

Recognized amounts of identifiable assets acquired
Inventory	35,000
Furniture, fixtures & equipment	144,904
Trademark (5-year life)	97,600
Non-compete agreement (2-year life)	25,500
Client list (5-year life)	157,000
Total identifiable net assets assumed	460,004
Goodwill	553,996
Total	$1,014,000

Since we first reported the preliminary purchase price allocation for the Pasco transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $74,904 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

F-18

Lytle Veterinary Clinic

On March 15, 2022, the Company acquired the veterinary practice and related assets of Lytle Veterinary Clinic in Texas by entering into an Asset Purchase Agreement (“Lytle APA”) with Lytle Veterinary Clinic, Inc. (“Lytle”) in exchange for the payment of $662,469 through the Company’s wholly owned subsidiary IVP Texas Holding Company, LLC and its wholly owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the Company the real estate operations (land and buildings) utilized by the Lytle Practice was purchased through a Bill of Sale in exchange for $ 780,000 from the Lytle Practice through the Company’s wholly owned subsidiary, IVP Texas Properties, LLC.

This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $1,141,098 (See Note 6 – “Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Lytle Practice in the amount of $1,442,469 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,342,469
Note Payable	100,000

Acquisition costs included in general and administrative	43,605
Recognized amounts of identifiable assets acquired
Inventory	28,894
Buildings	660,000
Land	120,000
Furniture, fixtures & equipment	22,991
Tradename – trademarks (5-year life)	40,300
Non-compete agreement (2-year life)	23,200
Client list (5-year life)	116,000
Total identifiable net assets assumed	1,011,385
Goodwill	431,084
Total	$1,442,469

Since we first reported the preliminary purchase price allocation for the Lytle transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $46,563 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Southern Kern Veterinary Clinic

On March 22, 2022, the Company acquired the veterinary practice and related assets of Southern Kern Veterinary Clinic in California by entering into an Asset Purchase Agreement (“Kern APA”) with Southern Kern Veterinary Clinic, Inc. (“Kern”) in exchange for the payment of $1,500,000 through the Company’s wholly owned subsidiary IVP CA Holding Co., LLC and its wholly owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the real estate operations (land and buildings) utilized by the Kern Practice was purchased through a Bill of Sale in exchange for $500,000 from the Kern Practice through the Company’s wholly owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $1,700,000 (See Note 6 – “Debt – Master Lending and Credit Facility).

F-19

The total cash consideration paid for the combined acquisitions from the Kern Practice in the amount of $2,000,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,000,000
Acquisition costs included in general and administrative	34,812

Recognized amounts of identifiable assets acquired
Inventory	25,000
Buildings	425,156
Land	74,844
Furniture, fixtures & equipment	176,862
Tradename – Trademarks (5-year life)	57,800
Non-compete agreement (2-year life)	38,600
Client list (5-year life)	249,000
Total identifiable net assets assumed	1,047,262
Goodwill	952,738
Total	$2,000,000

Since we first reported the preliminary purchase price allocation for the Kern transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $76,862 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Bartow Animal Clinic

On May 18, 2022, the Company acquired the veterinary practice and related assets of Bartow Animal Clinic in Bartow, FL by entering into an Asset Purchase Agreement (“Bartow APA”) with Winter Park Veterinary Clinic, Inc. (“Bartow”) in exchange for the payment of $1,055,000 through the Company’s wholly owned subsidiary IVP FL Holding Company LLC. Simultaneously, the real estate operations (land and buildings) utilized by the Bartow Practice was purchased through a Bill of Sale in exchange for $350,000 from the Bartow Practice through the Company’s wholly owned subsidiary, IVP CA Properties, LLC.

This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $969,000 (See Note 6 – “Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Bartow Practice in the amount of $1,405,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,305,000
Notes Payable	100,000
Acquisition costs included in general and administrative	14,960

Recognized amounts of identifiable assets acquired
Inventory	15,000
Buildings	230,000
Land	60,000
Furniture, fixtures & equipment	171,984
Tradename – Trademarks (5-year life)	49,800
Non-compete agreement (2-year life)	13,900
Client list (5-year life)	90,000
Total identifiable net assets assumed	630,684
Goodwill	774,316
Total	$1,405,000

F-20

Since we first reported the preliminary purchase price allocation for the Bartow transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $96,984 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Dietz Family Pet Hospital

On June 15, 2022, the Company acquired the veterinary practice and related assets of Dietz Family Pet Hospital in Richmond, TX by entering into an Asset Purchase Agreement (“Dietz APA”) with Dietz Family Pet Hospital, P.A. (“Dietz”) in exchange for the payment of $500,000 through the Company’s wholly owned subsidiary IVP Texas Holding Company LLC and its wholly owned subsidiary, IVP Texas Managing Co. LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $382,500 (See Note 6 – “Debt – Master Lending and Credit Facility) and note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition of the Dietz Practice in the amount of $500,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$450,000
Notes Payable	50,000
Acquisition costs included in general and administrative	20,193

Recognized amounts of identifiable assets acquired
Inventory	21,000
Furniture, fixtures & equipment	59,151
Tradename – trademarks (5-year life)	37,800
Non-compete agreement (2-year life)	12,200
Customer Lists (5-year life)	32,000
Total identifiable net assets assumed	162,151
Goodwill	337,849
Total	$500,000

Since we first reported the preliminary purchase price allocation for the Dietz transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $15,849 decrease to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

F-21

Aberdeen Veterinary Clinic

On July 29, 2022, the Company acquired the veterinary practice and related assets of Aberdeen Veterinary Clinic in Aberdeen, MD (“Aberdeen Practice”) by entering into an Asset Purchase Agreement (“Aberdeen APA”) with Fritz Enterprises, Inc. in exchange for the payment of $574,683 through the Company’s wholly owned subsidiary, IVP MD Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $445,981 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Aberdeen Practice in the amount of $574,683 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$524,683
Convertible Notes Payable	50,000
Acquisition costs included in general and administrative	17,762

Recognized amounts of identifiable assets acquired
Inventory	20,000
Furniture, fixtures & equipment	145,982
Trademark (5-year life)	18,600
Non-compete agreement (2-year life)	9,700
Client list (5-year life)	25,000
Total identifiable net assets assumed	219,282
Goodwill	355,401
Total	$574,683

Since we first reported the preliminary purchase price allocation for the Aberdeen transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $30,882 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

All Breed Pet Care

On August 12, 2022, the Company acquired the veterinary practice and related assets of All Breed Pet Care veterinary clinic in Newburgh, IN by entering into an Asset Purchase Agreement (“All Breed APA”) with Tejal Rege (the “All Breed Practice” or collectively “All Breed”) in exchange for the payment of $952,000 through the Company’s wholly owned subsidiary IVP IN Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the All Breed practice was purchased through a Bill of Sale in exchange for $1,200,000 from All Breed Pet Care, LLC through the Company’s wholly owned subsidiary, IVP IN Properties, LLC.

F-22

These acquisitions were financed by three loans provided by Farmers National Bank of Danville Kentucky for a total $1,765,450 (See Note 6 – Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $75,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition of the All Breed Practice in the amount of $2,122,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,077,000
Convertible Notes Payable	75,000
Acquisition costs included in general and administrative	15,000

Recognized amounts of identifiable assets acquired
Inventory	45,000
Building	1,045,000
Land	155,000
Furniture, fixtures & equipment	170,013
Trademark (5-year life)	63,600
Non-compete agreement (2-year life)	31,800
Client list (5-year life)	196,000
Total identifiable net assets assumed	1,706,413
Goodwill	445,587
Total	$2,152,000

Since we first reported the preliminary purchase price allocation for the All Breed transaction as of June 30, 2022, the Company made measurement period adjustments, which composed of a $20,000 increase to Inventory and a $70,013 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Pony Express

On October 31, 2022, the Company acquired the veterinary practice and related assets of Pony Express Veterinary Clinic in Xenia, OH (“Pony Express Practice” or collectively “Pony Express”) by entering into an Asset Purchase Agreement (“Pony Express APA”) with Pony Express Veterinary Hospital, Inc. in exchange for the payment of $2,608,652 through the Company’s wholly owned subsidiary, IVP OH Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the Pony Express practice was purchased through a Bill of Sale in exchange for $500,000 from Pony Expressions Enterprises, Ltd through the Company’s wholly owned subsidiary, IVP OH Properties, LLC.

This acquisition was financed by three loans provided by First Southern National Bank for a total of $2,853,314 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $200,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

F-23

The total cash consideration paid for the acquisition from the Pony Express Practice in the amount of $3,108,652 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,908,652
Convertible Note Payable	200,000
Acquisition costs included in general and administrative	6,077

Recognized amounts of identifiable assets acquired
Inventory	44,000
Building	234,221
Land	265,779
Furniture, fixtures & equipment	253,072
Trademark (5-year life)	276,900
Non-compete agreement (2-year life)	120,400
Client list (5-year life)	556,000
Total identifiable net assets assumed	1,760,372
Goodwill	1,348,280
Total	$3,108,652

Williamsburg

On December 9, 2022, the Company acquired the veterinary practice and related assets of Williamsburg Veterinary Clinic in Williamsburg, MA (“Williamsburg Practice”) by entering into an Asset Purchase Agreement (“Williamsburg APA”) with Williamsburg Animal Clinic, LLC in exchange for the payment of $850,000 through the Company’s wholly owned subsidiary, IVP MA Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $637,500 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Williamsburg Practice in the amount of $850,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$750,000
Convertible Note Payable	100,000
Acquisition costs included in general and administrative	19,196

Recognized amounts of identifiable assets acquired
Inventory	61,196
Building	-
Land	-
Furniture, fixtures & equipment	28,202
Trademark (5-year life)	79,500
Non-compete agreement (2-year life)	56,300
Client list (5-year life)	190,000
Total identifiable net assets assumed	415,198
Goodwill	434,802
Total	$850,000

F-24

Old 41

On December 16, 2022, the Company acquired the veterinary practice and related assets of The Old 41 Veterinary Clinic in Bonita Springs, FL (“Old 41 Practice” or collectively “Old 41”) by entering into an Asset Purchase Agreement (“Old 41 APA”) with The Old 41 Animal Hospital, LLC in exchange for the payment of $665,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the Old 41 practice was purchased through a Bill of Sale in exchange for $800,000 from Scott A. Gregory DVM, LLC through the Company’s wholly owned subsidiary, IVP FL Properties, LLC.

This acquisition was financed by two loans provided by First Southern National Bank for a total of $1,208,000 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Old 41 Practice in the amount of $1,465,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,415,000
Convertible Note Payable	50,000
Acquisition costs included in general and administrative	12,820

Recognized amounts of identifiable assets acquired
Inventory	15,804
Building	570,000
Land	300,000
Furniture, fixtures & equipment	103,239
Trademark (5-year life)	44,900
Non-compete agreement (2-year life)	17,400
Client list (5-year life)	44,000
Total identifiable net assets assumed	1,095,343
Goodwill	369,657
Total	$1,465,000

Pro-Forma Financial Information (Unaudited)

The following pro forma information presents the consolidated results of Inspire, Pasco Practice, Kern Practice, Lytle Practice, Bartow Practice, Dietz Practice, Aberdeen Practice, All Breed Practice, Pony Express Practice, Williamsburg Practice, and Old 41 Practice for the year ended December 31, 2022 as if the acquisitions were made on January 1, 2022. The following pro forma information presents the consolidated results of Inspire, Kauai Veterinary Clinic, Chiefland Practice, P&F Practice, Pasco Practice, Kern Practice, Lytle Practice, Bartow Practice, Dietz Practice, Aberdeen Practice, All Breed Practice, Pony Express Practice, Williamsburg Practice, and Old 41 Practice for the year ended December 31, 2021 as if the acquisitions were made on January 1, 2021. The unaudited pro forma information is presented for illustrative purposes only. It is not necessarily indicative of the results of operations of future periods, or the results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the acquisition. The unaudited pro forma information does not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma information also does not include any integration costs or remaining future transaction costs that the companies may incur related to the acquisition as part of combining the operations of the companies. As a result of the adjustment, $318,744 and $18,343 of amortization expense for the acquired intangible assets was applied in calculating the Net Loss, for the year ended December 31, 2022 and 2021, respectively.

The unaudited pro forma consolidated results of operations, assuming the acquisitions had occurred on January 1, 2022 and 2021, are as follows:

	For the year ended
	December 31, 2022	December 31, 2021
Revenue	$16,953,261	$17,471,036
Costs and expenses	18,666,172	16,235,014
(Loss) income from operations	(1,712,9111)	1,236,022
Other expense	(1,423,882)	(211,091)
(Loss) income before income taxes	(3,136,793)	1,024,931
Income tax benefit (expense)	30,094	(74,330)
Net (loss) income	$(3,106,699)	$950,601

F-25

6.	Debt

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement. The MLOCA terminates and the Revolving Line matures on June 25, 2023.

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowing under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

On August 18, 2022 the MLOCA was amended and restated to terminate the revolving feature on the Revolving Line and convert the line of credit to a closed end draw note (“Closed End Draw Note”) that mature on August 18, 2024. Each draw on the Closed End Draw Note shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Closed End Draw Note or a Term Loan remains unpaid with FNBD. The interest rate charge on all sums advance under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. Each Practice to be acquired must have a minimum projected DSCR of 1.0x, defined as EBIDA/Annual Debt Service Requirement. The MLOCA terminates and the Closed End Draw Note matures on August 18, 2024.

Notes payable to FNBD as of December 31, 2022 and 2021 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	December 31, 2022	December 31,2021	Issuance Cost
$237,272	CAH	12/27/21	12/27/41	3.98%	$237,272	$237,272	$6,108
231,987	CAH	12/27/21	12/27/31	3.98%	231,987	231,987	6,108
216,750	P&F	12/27/21	12/27/41	3.98%	216,750	216,750	5,370
318,750	P&F	12/27/21	12/27/31	3.98%	318,750	318,750	5,370
817,135	Pasco	1/14/22	1/14/32	3.98%	817,135	-	3,085
478,098	Lytle	3/15/22	3/15/32	3.98%	478,098	-	1,898
663,000	Lytle	3/15/22	3/15/42	3.98%	663,000	-	11,875
425,000	Kern	3/22/22	3/22/42	3.98%	425,000	-	7,855
1,275,000	Kern	3/22/22	3/22/32	3.98%	1,275,000	-	4,688
246,500	Bartow	5/18/22	5/18/42	3.98%	246,500	-	5,072
722,500	Bartow	5/18/22	5/18/32	3.98%	722,500	-	2,754
382,500	Dietz	6/15/22	6/15/32	3.98%	382,500	-	1,564
445,981	Aberdeen	7/19/22	7/29/32	3.98%	445,981	-	1,786
1,020,000	All Breed	8/12/22	8/12/42	3.98%	1,020,000	-	8,702
519,527	All Breed	8/12/22	8/12/32	3.98%	519,527	-	3,159
225,923	All Breed	8/12/22	8/12/32	5.25%	225,923	-	3,159
637,500	Williamsburg	12/8/22	12/8/32	5.25%	637,500	-	2,556
$8,863,243					$8,863,423	$1,004,759	$81,109

The FNBD notes payable entered into during the year ending December 31, 2022 had issuance cost of $58,152 in the aggregate that was capitalized and is being amortized straight line over the life of the loans. The Company amortized $6,813 and $1,357 of issuance cost in the aggregate during the year ending December 31, 2022 and during the year ended December 31, 2021 for the FNBD notes payable.

FSB Commercial Loans

On January 11, 2021, the Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the Kauai Veterinary Clinic, LLC acquisition. The first commercial loan in the amount of $1,105,000 has a fixed interest rate of 4.35% and a maturity date of January 15, 2024. The commercial loan was modified in January 2021 to extend the maturity date to February 25, 2041. The fixed rate loan has monthly payments of $6,903 and the interest rate remained at 4.35%. The commercial loan had issuance costs of $13,264 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $660 and $615 of issuance cost during the years ended December 31, 2022 and 2021, respectively.

F-26

The second commercial loan with FSB entered into on January 11, 2021 in the amount of $1,278,400 has a fixed interest rate of 4.35% and a maturity date of September 1, 2024. The commercial loan was modified in January 2021 to extend the maturity date to January 25, 2031. The fixed rate loan has monthly payments of $13,157 and the interest rate remained at 4.35%. The commercial loan had issuance costs of $10,085 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $1,017 and $861 of issuance cost during the years ended December 31, 2022 and 2021, respectively.

The third commercial loan with FSB entered into on January 11, 2021 in the amount of $450,000 has a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan has monthly payments of $27,164 and the interest rate remained at 5.05%. The commercial loan had issuance costs of $753 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $377 and $319 of issuance cost during the years ended December 31, 2022, and 2021, respectively.

On October 31, 2022 the company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB that was entered into on October 31, 2022, was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $1,423 and $0 of issuance cost during the years ended December 31, 2022 and 2021, respectively.

The second loan with FSB that was entered into on October 31, 2022, was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $27 and $0 of issuance cost during the years ended December 31, 2022, and 2021, respectively.

The third loan with FSB that was entered into on October 31, 2022, was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of April 1, 2023. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized for the year ended December 31, 2022.

On December 16, 2022, the company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB that was entered into on December 16, 2022, was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772, except for a final payment of 593,039. The loan had issuance costs of $4,531 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $62 and $0 of issuance cost during the years ended December 31, 2022 and 2021, respectively.

The second loan with FSB that was entered into December 16, 2022, was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $69 and $0 of issuance cost during the years ended December 31, 2022, and 2021, respectively.

The FSB commercial loans are guaranteed by Kimball Carr, Chief Executive Officer and President and Charles Stith Keiser, our Vice Chairman and Chief Operating Officer.

F-27

Notes payable to FSB as of December 31, 2022 and 2021 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	December 31, 2022	December 31, 2021	Issuance Cost
$1,105,000	KVC	1/25/21	2/25/41	4.35%	$1,045,310	$1,072,468	$13,264
1,278,400	KVC	1/25/21	1/25/31	4.35%	1,074,251	1,182,834	10,085
469,914	KVC	1/25/21	2/25/23	5.05%	53,964	368,532	753
2,086,921	Pony Express	10/31/22	10/31/25	5.97%	2,061,346	-	25,575
400,000	Pony Express	10/31/22	10/31/42	5.97%	398,258	-	3,277
700,000	Pony Express	10/31/22	5/31/23	6.75%	700,000	-	-
568,000	Old 41	12/16/22	12/16/25	6.5%	568,000	-	4,531
640,000	Old 41	12/16/22	12/16/25	6.5%	640,000	-	5,077
$7,428,235					$6,531,377	$2,623,834	$62,562

Notes payable as of December 31, 2022 and 2021 consisted of the following:

	December 31,	December 31,
	2022	2021
FNBD Notes Payable	$8,863,423	$1,004,759
FSNB Notes Payable	6,531,377	2,623,834
Car loan	6,653	13,309
Total notes payable	15,401,453	3,641,902
Unamortized debt issuance costs	(135,240)	(49,078)
Notes payable, net of issuance cost	15,266,213	3,592,824
Less current portion	(1,549,861)	(466,124)
Long-term portion	$13,716,353	$3,126,700

Notes payable repayment requirements in the succeeding years are summarized as follows:

2023	$1,549,861
2024	1,087,839
2025	3,700,190
2026	927,965
2027	968,316
Thereafter	7,167,282

Bridge Note

In December 2021, the Company entered into two bridge loans in the aggregate of $2,500,000 with Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund as short term secured convertible notes (“Bridge Note”). The Bridge Note is convertible into the Company’s common stock, at the time of a successful initial public offering (“IPO”) at the noteholder’s option, at a 35% discount to the IPO price. The Bridge Note has a face value of $2,500,000 with an original issue discount (“OID”) of 12% and has a maturity date of January 24, 2023. The OID of $300,000 is being amortized over the life of the loan. If the Company has not issued the Company’s common stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“SEC”) and the listing of the common stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified financing”) by January 24, 2023 the conversion price will be set at a 40% discount to the IPO price. The Bridge Note was funded in two installments of net proceeds of $1,100,000 in December 2021 and the second installment January 2022. The Bridge Loan had issuance costs of $70,500 for the first installment and $54,000 for the second installment that is amortized straight line over the life of the loan. The Company amortized $123,727 and $773 of issuance cost during the years ended December 31, 2022 and 2021.

F-28

The Bridge Note has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the note becomes convertible into common stock.

In conjunction with the Bridge Note the Company issued warrants on January 24, 2022 to Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund (collectively the “Bridge Lenders”). The warrants entitled the Bridge Lenders to purchase the Company’s Class A common stock, at a purchase price equal to the per share price in an IPO. The quantity of the Company's common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing. If a Qualified Financing has not consummated or the Bridge Note has not been repaid in full on or before January 24, 2027, then the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 100% of the face value divided by the per-share price equal to the fair market value of one share of Class A common stock as mutually agreed by the Holder and the Company. The warrants are exercisable through the fifth anniversary of the issuance date. The warrants may be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note loan (“bridge loan”) with Target Capital 1, LLC for $1,136,364. The note is issued at an original issue discount of 12% with an maturity date on the earlier of March 31, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on September 30, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note, and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $1,136,364, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of a Qualified Financing, the Company shall pay to the Holder $1,136,364, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured, or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

F-29

In conjunction with the Original Issue Discount Secured Convertible Note with Target Capital 1, LLC the company issued the holder 41,167 shares of Class A Common Stock and equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company's common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note with 622 Capital LLC for $568,182. The note is issued at an original issue discount of 12% with an maturity date on the earlier of January 24, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on July 24, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $568,182, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of Qualified Financing, the Company shall pay to the Holder $568,182, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with 662 Capital LLC the company issued the holder equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

The warrants were deemed legally detachable from the Bridge Note and were fair valued using the Black Scholes Method to determine the relative fair values of the Bridge Note and the detachable warrants. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $0.44, volatility rate of 27% and risk-free rate of 1.53% with a 5 year term. The proceeds received for the Bridge Note were allocated to the detached warrants based on the relative fair values. Pursuant to ASC 470 the relative fair value of the warrants attributable to a discount on debt is $429,284; this is amortized to interest expense on a straight-line basis over the term of the loan.

F-30

A roll forward of the bridge note from January 1, 2021 to December 31, 2022 is below:

Bridge notes, January 1, 2021	$-
Issued for cash	1,100,000
Amortization of original issue discount	1,644
Debt issuance costs	(70,500)
Amortization of debt issuance costs	773
Bridge notes, December 31, 2021	1,031,917
Issued for cash	2,600,000
Amortization of original issue discount	386,245
Warrant discount	(429,284)
Amortization of warrant discount	303,309
Debt issuance costs	(164,000)
Amortization of debt issuance costs	170,969
Bridge notes, December 31, 2022	$3,899,156

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). During the year ending December 31, 2022 the Company issued $1,612,000 in aggregated principal amount of the 6.00% Convertible Debenture. The Convertible Debenture is convertible into the Company’s Class A Common Stock upon the Company’s offering for sale its shares in a public offering (“IPO”). At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s IPO. Upon an IPO the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The Convertible Debenture principal balance was $3,714,500 and $2,102,500 as of December 31, 2022 and 2021. The Convertible Debenture incurred issuance cost of $40,000 that was amortized straight line over the life of the Convertible Debenture. The Company amortized $7,996 and $6,309 for the year ending December 31, 2022 and 2021, respectively.

The Convertible Debenture has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the Convertible Debenture becomes convertible into common stock.

7.	Related Party Transactions

Due to Related Parties

On August 10, 2022, Charles Stith Keiser, Vice-Chairman and Chief Operating Officer of the Company and Charles Hurst Keiser, DVM, Director of the Company, advanced $150,000 each for a total of $300,000 to the Company for working capital needs. The advances are pursuant to an oral agreement and require the Company to pay a $5,000 fee to each lender as consideration for the advances and payable upon demand by either lender. These loans were paid off on November 18, 2022.

F-31

Blue Heron

The Company entered into a consulting agreement with Blue Heron Consulting (“BHC”) on June 24, 2021, pursuant to which BHC will consult with the Company on an on-going basis in connection with the Company’s acquisition of veterinary practices throughout the United States and will serve as the Company’s business and financial advisor with respect to its acquisition strategy and in connection with specific acquisition targets. The Company’s director and Chief Operating Officer Charles Stith Keiser is the Chief Operating Officer of BHC, and the Company’s director Dr. Charles “Chuck” Keiser is the Chief Visionary Officer of BHC. The Company has incurred $983,355 and $251,492 in expenses for the years ended December 31, 2022 and 2021, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

Under the Consulting Agreement, BHC is entitled to a monthly fee for on-going services including:

•	the preparation of valuation packages of potential acquisitions (including the gathering of pertinent information, financial and background data, completion of deal packets and financial projection worksheets used by the Company to calculate practice values);
•	the institution of turnover protocols and procedures of hospitals immediately post-purchase; systems reporting; the formulation of individual hospital goals and targets;
•	on-going monthly support of hospital units (including medical and operational coaching, business growth projections, establishment of financial targets and margin improvements, growth milestones) and recruiting support.

The Consulting Agreement may be terminated at any time without cause and without penalty upon thirty days’ notice to the other party. Upon termination, all accrued, but not yet paid fees and expenses, whether invoiced or not, must be paid to BHC.

Star Circle Advisory

The Company entered into a consulting agreement with Star Circle Advisory Group, LLC (“Star Circle”) on August 2, 2022 to serve as financial consultant, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is owned and controlled by Kimball Carr, Chairman, Chief Executive Officer and President, Peter Lau, Interim Chief Financial Officer and Director, James Coleman, Director, and Richard Marten, Director. Star Circle is entitled to a monthly fee of $33,000, payable monthly. Each party is responsible for its own ordinary office and personnel expenses; however, Star Circle is entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees. The consulting agreement will terminate on August 1, 2024, unless terminated earlier by mutual agreement of the parties or by either party upon 30 days written notice. The consulting agreement may also be extended by mutual agreement. The Company has incurred $450,000 and $141,000 in expenses for the years ended December 31, 2022 and 2021, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

8.	Stockholders’ Equity

The Company is authorized to issue is 170,000,000 shares, of which 100,000,000 shares are designated as Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”), 20,000,000 shares are designated as Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”), and 50,000,000 shares are designated as Preferred Stock, with a par value of $0.0001 per share (the "Preferred Stock”).

Each outstanding share of Class A Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held by such holder.

F-32

Each outstanding share of Class B Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class B Common Stock is entitled to twenty-five (25) votes for each share of Class B Common Stock held by such holder.

All shares of Class A Common Stock and Class B Common Stock (collectively “Common Stock”) will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided above.

On December 16, 2020, the Company issued 4,300,000 shares of Class B Common Stock at a price of $0.0001 per share (total $430). In December 2020, the Company raised an additional $22,000 from a private offering of 25,000 shares of Class A Common Stock at a price of $0.44 per share made to two investors.

In January 2021, the Company raised $200,000 from a private offering of 250,000 shares of Class A Common Stock at a price of $1.00 per share made to four investors.

During January through March 2021, the Company raised $185,000 from a private offering of 420,456 shares of Class A Common Stock at a price of $0.44 per share.

In December 2021, the Companies signed a consulting agreement with Alchemy Advisory, LLC as a strategic business consultant for a term of 6 months. The contract stipulates a fee of $88,000 as well as 125,000 restricted shares of the Company’s Class A Common Stock. The Company recorded the $55,000 fair value of the common stock with 45,833 expensed during the year ended December 31, 2022 and $9,167 expensed during the year ended December 31, 2021.

On November 15, 2022, the Companies amended the consulting agreement with Alchemy Advisory, LLC until June 30, 2023, with an option to extend for another 6 months with the consent of both parties. The contract amendment stipulates an additional fee of $40,000 as well as 83,334 restricted shares of the Company’s Class A Common Stock. The Company recorded the $72,084 fair value of the common stock with $18,021 expensed during the year ended December 31, 2022 and $54,063 recorded in prepaid expenses as of December 31, 2022. The Company will amortize the cost of the common stock issued over the life of the agreement.

On November 15, 2022, the Company entered into a consulting agreement with 662 Capital LLC until June 30, 2023, with an option to extend for another 6 months with the consent of both parties. The contract stipulates the Company will issue 41,667 restricted shares of the Company’s Class A Common Stock for services rendered. The Company recorded the $114,168 fair value of the common stock with $36,042 expensed during the year ended December 31, 2022 and $108,126 recorded in prepaid expenses as of December 31, 2022. The Company will amortize the cost of the common stock issued over the life of the agreement.

9.	Retirement Plan

The Company through its acquisition of KVC sponsors a Savings Incentive Match Plan for former KVC Employees (SIMPLE IRA). The SIMPLE IRA plan provides for voluntary employee contributions up to statutory IRA limitations. KVC makes a dollar-for-dollar matching contribution equal to the elective deferral of each participant up to a maximum of 3% of the participants compensation. The participant’s interest in the balance of their SIMPLE IRA is immediately vested and non-forfeitable. The Company contributed and expensed approximately $2,648 and $11,693 during the years ending December 31, 2022 and 2021, respectively, to the SIMPLE IRA plan.

During the year ending December 31, 2022, the Company implemented a qualified 401(K) retirement plan. The Company offers eligible domestic full-time employees participation in certain 401K plans. The plans provide for a discretionary annual company contribution. In addition, employees may contribute a portion of their salary to the plans, which certain of the 401K plans, is partially matched by the Company. The plans may be amended or terminated at any time. The Company contributed and expensed approximately $50,704 during the year ending December 31, 2022.

F-33

10.	Income Taxes

The Company estimated NOL carry-forwards for Federal and State income tax purposes of $6,413,753 as of December 31, 2022, and $1,502,991 as of December 31, 2021. No tax benefit was reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes the realization of the Company’s net deferred tax assets for the NOL for combined federal and state jurisdictions of $1,608,940 as of December 31, 2022, was not considered more likely than not to be realized and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance. The Company’s deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows:

	Year ended December 31,
	2022	2021
		(As Restated) (1)
Deferred tax assets:
Net Operating Loss Carryforwards	$1,731,713	$330,496
Accrued Expenses	11,197	-
Fixed Assets	-	(32,321)
Stock Based Compensation	-	2,248
Charitable Contribution Carryforward	412	-
ROU Asset	(204,479)	-
Lease Liability	204,982	-
Total deferred tax assets	1,743,825	300,423

Deferred tax liabilities:
Amortization/Depreciation	134,382	-
Total deferred tax liabilities	134,382	-

Valuation allowance	(1,608,940)	(300,423)
Net deferred Tax Assets (Liabilities)	$-	$-

(1) See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

The differences between the total calculated income tax (benefit) provision and the expected income tax computed using the U.S. federal income tax rate are as follows:

		2021
	2022	(As Restated) (1)
Tax benefit at statutory tax rate	(1,021,920)	(232,214)
State benefit, net of federal benefit	(291,977)	(66,347)
Other permanent differences	(13,535)	5,144
Valuation allowance	1,308,517	300,310
Other	(11,179)	(6,893)
Conversion of subsidiary from C-Corp to LLC	-	74,330
	$(30,094)	$74,330

(1) See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

F-34

On October 18, 2021, Kauai Veterinary Clinic, Inc. ("KVC") was converted into a limited liability corporation. The conversion of a C corporation into a limited liability corporation is treated as a complete liquidation of the corporation recognizing the gain at fair market value at the time of liquidation on the property deemed distributed for tax purposes. As a result, the KVC reported a gain on the conversion of $706,130 and paid $264,796 in taxes as of the date of conversion. As discussed in Note 2, Summary of Significant Accounting Policies – Restatement, the Company overpaid federal and state taxes as a result of the KVC reported gain, which the Company will filed amended tax returns to declare a refund of $192,139.

Income tax expense consists of the following for the years ending December 31, 2022 and 2021:

		December 31
	December 31	2021
	2022	(As Restated) (1)
Current income tax (benefit)expense
Federal	$-	$33,982
State	(30,094)	40,348
	$-	$74,330

(1) See Note 2, Summary of Significant Accounting Policies – Restatement, for discussion regarding the impacts of the Restatement.

11.	Leases

Accounting for Leases as Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for real estate. The Company has certain intercompany leases between its subsidiaries, and these transactions and balances have been eliminated in consolidation and are not reflected in the tables and information presented below.

The components of lease expense included on the Company’s statements of operations were as follows:

		For the Years Ended December 31,
Operating lease expense:	Expense Classification	2022	2021
Amortization of ROU asset	General and administrative	$52,863	-
Accretion of operating lease liability	General and administrative	10,695	-
Total operating lease expense		$63,558	-

Other lease expense	General and administrative	8,723	-
Total		$72,281	-

F-35

Other information related to leases is as follows:

	As of December 31,	As of December 31,
	2022	2021
Weighted-average remaining lease term:
Operating leases (in years)	8.43	-
Weighted-average Discount rate:
Operating leases	4.08%	-

Amounts relating to leases were presented on the Balance Sheets as of December 31, 2022 and 2021 in the following line items:

		As of December 31,	As of December 31,
	Balance Sheet Classification	2022	2021
Assets:
Operating lease assets	Right-of-use assets	$746,973	$-

Liabilities:
Operating lease liabilities	Operating lease liabilities	$91,152	-
Operating lease liabilities	Operating lease liabilities, non-current	666,179	-
Total lease liabilities		$757,331	$-

The future minimum lease payments required under leases as of December 31, 2022 were as follows:

Fiscal Year	Operating Leases
2023	$108,825
2024	95,344
2025	81,908
2026	85,319
2027	86,979
Thereafter	385,586
Undiscounted cash flows	843,961
Less: imputed interest	(86,630)
Lease liability	$757,331

12.	Commitments and Contingencies

As of December 31, 2022, substantially all of the Company’s assets were pledged as collateral for the Company’s credit facilities.

13.	Subsequent Events

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company had the following subsequent events:

CEO Warrant

On January 1, 2023, the board of directors issued 50,000 shares of Class A common stock issuable upon cashless exercise of a warrant granted to Kimball Carr, Chief Executive Officer (“CEO”) and Chairman of the board of directors, in consideration for his personal guaranty of the Company loans. The warrant expires on January 1, 2028. The Warrant is fully paid and nonassessable shares of Class A common stock at a purchase price per share equal to the price per share of the common stock sold through an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission on a national securities exchange.

March 2023 Financing

In March 2023 the Company issued an additional $650,000 in aggregate principal amount of 6.00% subordinated convertible promissory notes to five (5) separate holders with the same terms outlined in Note 6 regarding the Convertible Debenture.

F-36

INDEX TO THE INSPIRE VETERINARY PARTNERS, INC AND SUBISIDIARIES UNAUDITED CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

F-37

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$593,865	$444,253
Accounts receivable	70,553	-
Due from former owners	232,458	269,883
Inventory	600,478	582,019
Refundable income tax	192,139	192,139
Prepaid expenses and other current assets	193,381	253,795
Total current assets	1,882,874	1,742,089

Property and equipment, net	7,218,684	7,323,050
Right-of-use assets	687,937	746,973
Other intangibles, net	2,549,450	2,729,574
Goodwill	7,614,553	7,614,553
Other assets	99,887	29,456
Total assets	$20,053,385	$20,185,695

Liabilities and Stockholder’s Deficit
Current liabilities:
Accounts payable	$1,568,974	$1,018,931
Accrued expenses	809,190	690,740
Operating lease liabilities	97,843	91,152
Bridge note, net of discount	4,204,545	3,899,156
Notes payable, net of discount	1,638,831	1,549,861
Total current liabilities	8,319,383	7,249,840

Operating lease liabilities, non-current	609,021	666,179
Convertible debentures	4,340,777	3,688,805
Notes payable - noncurrent	13,455,933	13,716,352
Total liabilities	26,725,114	25,321,176
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDER’S DEFICIT
Common stock - Class A, $0.0001 par value, 100 million shares authorized, 970,457 shares issued and outstanding as of March 31, 2023 and December 31, 2022	98	98
Common stock - Class B, $0.0001 par value, 20 million shares authorized, 4,300,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022	430	430
Preferred stock, $0.0001 par value, 50,000 shares authorized, 0 shares issued and outstanding of March 31, 2023 and December 31, 2022	-	-
Additional paid in capital	1,110,140	1,107,439
Accumulated deficit	(7,782,397)	(6,243,448)
Total stockholder’s deficit	(6,671,729)	(5,135,481)
Total liabilities and stockholder’s deficit	$20,053,385	$20,185,695

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-38

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2023	2022
Service revenue	$3,072,885	$1,004,574
Product revenue	1,209,630	407,405
Total revenue	4,282,515	1,411,979

Operating expenses
Cost of service revenue (exclusive of depreciation and amortization, shown separately below)	2,307,903	735,312
Cost of product revenue (exclusive of depreciation and amortization, shown separately below)	879,400	265,200
General and administrative expenses	1,801,659	893,175
Depreciation and amortization	298,492	82,499
Total operating expenses	5,287,454	1,976,186

Loss from operations	(1,004,939)	(564,207)

Other income (expense):
Interest income	1	20
Interest expense	(545,435)	(389,045)
Other income	11,424	392
Total other expense	(534,010)	(388,633)

Loss before income taxes	(1,538,949)	(952,840)

Benefit (provision) for income taxes	-	30,094

Net loss	$(1,538,949)	$(922,746)

Net loss per Class A and B common shares:
Basic and diluted	$(0.29)	$(0.18)
Weighted average shares outstanding per Class A and B common shares:
Basic and diluted	5,270,457	5,145,456

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-39

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

							Total
	Class A Common Stock		Class B Common Stock		Additional	Accumulated	Stockholders’
	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance as of December 31, 2022	970,457	$98	4,300,000	$430	$1,107,439	$(6,243,448)	$(5,135,481)
Issuance of warrants to CEO	-	-	-	-	2,701	-	2,701
Net loss	-	-	-	-	-	(1,538,949)	(1,538,949)
Balance as of March 31, 2023	970,457	$98	4,300,000	$430	$1,110,140	$(7,782,397)	$(6,671,729)

							Total
						Accumulated	Stockholders’
	Class A Common Stock		Class B Common Stock		Additional	Deficit	Deficit
	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	(As Restated)	(As Restated)
Balance as of December 31, 2021	845,456	$85	4,300,000	$430	$461,916	$(1,331,522)	$(869,091)
Issuance of warrants in conjunction with bridge loan	-	-	-	-	235,637	-	235,637
Net loss	-	-	-	-	-	(922,746)	(922,746)
Balance as of March 31, 2022	845,456	$85	4,300,000	$430	$697,553	$(2,254,268)	$(1,556,200)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-40

Inspire Veterinary Partners, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,538,949)	$(922,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	298,492	82,499
Amortization of debt issuance costs	70,212	31,618
Amortization of debt discount	242,631	300,919
Amortization of operating right of use assets	59,036	13,958
Issuance of warrants to CEO	2,701	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(70,553)	-
Due from former owners	37,425	(137,444)
Inventory	(18,459)	-
Prepaid expenses and other current assets	60,414	(11,884)
Other assets	(70,431)	-
Accounts payable	550,043	162,093
Accrued expenses	118,450	(334,187)
Operating lease liabilities	(50,467)	(12,953)
Net cash used in operating activities	(309,455)	(828,127)

Cash flows from investing activities:
Purchase of property and equipment	(14,002)	-
Payment for acquisition of businesses	-	(4,456,469)
Advances for target acquisitions	-	50,038
Net cash used in investing activities	(14,002)	(4,406,431)

Cash flows from financing activities:
Proceeds from note payable, net of discount	-	3,658,233
Debt issuance costs	-	(83,400)
Repayment of note payable	(176,931)	(113,174)
Proceeds from issuance of bridge note	-	1,100,000
Proceeds from issuance of convertible debenture	650,000	250,000
Net cash provided by financing activities	473,069	4,811,659

Net increase (decrease) in cash and cash equivalents	149,612	(422,899)
Cash and cash equivalents, beginning of period	444,253	2,058,418
Cash and cash equivalents, end of period	$593,865	$1,635,519

Supplemental Disclosure of Cash Flow Information
Interest payments during the year	$188,952	$80,349

Noncash investing and financing activity
Liabilities recorded through operating leases	$-	$260,557
Acquisition of assets through operating leases	$-	$(260,557)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2023

1.	Description of Business

Business Description

Inspire Veterinary Partners, Inc. (the “Company” or “Inspire”) is a C-corporation which incorporated in the state of Delaware on December 2, 2020. On June 29, 2022, the Company converted into a Nevada C-corporation (“Conversion”). The Conversion did not result in any change in the corporate name, business, management fiscal year, accounting, location of the principal executive officer, capitalization structure, or assets or liabilities of the Company. The Company owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds.

As the Company expands, additional modalities are becoming a part of the offerings at its hospital, including equine care. With 13 clinics located in 9 states as of May 5, 2023, Inspire purchases existing hospitals which have the financial track record, marketplace advantages and future growth potential to make them worthy acquisition targets. Because the company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area. The Company operates its business as one operating and one reportable segment.

Services provided at owned hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

The Company is the managing member of IVP Practice Holdings Co., LLC (“Holdco”), a Delaware limited liability company, which is the managing member of IVP CO Holding, LLC (“CO Holdco”), a Delaware limited liability company, IVP FL Holding Co., LLC (“FL Holdco”), a Delaware limited liability company, IVP Texas Holding Company, LLC (“TX Holdco”), a Delaware limited liability company, KVC Holding Company, LLC (“KVC Holdco”), a Hawaii limited liability company, and IVP CA Holding Co., LLC (“CA Holdco”), a Delaware limited liability company and IVP MD Holding Company, LLC (“MD Holdco”), a Delaware limited liability company, IVP OH Holding (“OH Holdco”), Co, LLC, a Delaware limited liability company, IVP IN Holding Co., LLC (“IN Holdco”), a Delaware limited liability company, and IVP MA Holding Company, LLC (“MA Holdco”), a Delaware limited liability company. The Company through Holdco, operates and controls all business and affairs of CO Holdco, FL Holdco, TX Holdco, KVC Holdco, CA Holdco, MD Holdco. Holdco, OH Holdco, IN Holdco and MA Holdco is used to acquire hospitals in various states and jurisdictions.

The Company is the managing member of IVP Real Estate Holding Co., LLC (“IVP RE”), a Delaware limited liability company, which is the managing member of IVP CO Properties, LLC (“CO RE”), a Delaware limited liability company, IVP FL Properties, LLC (“FL RE”), a Delaware limited liability company, IVP TX Properties, LLC (“TX RE”), a Delaware limited liability company, KVC Properties, LLC, (“KVC RE”), a Hawaii limited liability company, IVP CA Properties, LLC (“CA RE”), a Delaware limited liability company, IVP MD Properties, LLC (“MD RE”), a Delaware limited liability company, IVP OH Properties, LLC (“OH RE”), and IVP IN Properties, LLC (“IN RE”). The Company through IVP RE operates and controls all business and affairs of CO RE, FL RE, TX RE, KVC RE, CA RE, MD RE, OH RE and IN RE. IVP RE is used to acquire real property in various states and jurisdictions.

F-42

COVID-19

Impacts resulting from the COVID-19 pandemic have resulted in a widespread health crisis that has already adversely affected the economies and financial markets of many countries around the world. The international response to the spread of COVID-19 has led to significant restrictions on travel; temporary business closures; quarantines; global stock market and financial market volatility; a general reduction in consumer activity; operating, supply chain and project development delays and disruptions; and declining trade and market sentiment; all of which have and could further affect the world economy.

The extent to which the novel coronavirus may impact the Company’s business, will depend on future developments which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States, business closures or business disruptions and the effectiveness of actions taken by governments around the globe to contain and treat the disease. We are unable to predict with certainty the effects of the COVID-19 pandemic on our customers, suppliers and vendors and its impact on the Company’s business.

2.	Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the year ended December 31, 2022, which are included in this Registration Statement. Furthermore, the Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the years ended December 31, 2022 and 2021, included in this Registration Statement. Since the date of those audited consolidated financial statements, there have been no changes to the Company’s significant accounting policies, except as noted below.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification(“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements for the periods presented reflect all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the Company’s financial position, results of operations, and cash flows. The December 31, 2022, condensed consolidated balance sheet was derived from audited financial statements, but does not include all GAAP disclosures. The unaudited condensed consolidated financial statements for the interim periods are not necessarily indicative of results for the full year.

F-43

On October 20, 2022, the Company amended and restated the articles of incorporation to change the designation of the Class A common stock and the Class B common stock, whereas the Class A common stock prior to the amendment had 25 votes per share is now designated Class B common stock and the Class B common stock prior the amendment had 1 vote per share is now designated Class A common stock. All information included in these unaudited condensed consolidated financial statements have been adjusted, on a retrospective basis to reflect the change in designation.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses and as of March 31, 2023, had an accumulated deficit of $7,782,397. For the three months ending March 31, 2023, the Company sustained a net loss of $1,538,949. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months from the date of issuance of these financial statements. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to conform previously reported data to the current presentation. These reclassifications have no effect on the reporting results of operations and did not affect previously reported amounts in the Balance Sheet, Statement of Changes in Stockholders’ Deficit and Statement of Cash Flows.

Accounts Receivable

Accounts receivables are recorded at net realizable value. Management evaluates the collectability of accounts receivable and establishes an allowance for doubtful accounts based on historical write-offs, collections, and current economic conditions. Recoveries of receivables previously charged off are offset against bad debt expense when received. The allowance for doubtful accounts was $0 as of March 31, 2023 and December 31, 2022.

F-44

Basic and Diluted Net Loss Per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted net loss per share of common shares includes the effect, if any, from the potential exercise or conversion of securities, such as convertible debt, share options and warrants, which would result in the issuance of incremental shares of common shares. For diluted net loss per share, the weighted-average number of common shares is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

Emerging Growth Company Status

The Company is an Emerging Growth Company, as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these unaudited condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

3.	Property and equipment

As of March 31, 2023 and December 31, 2022, property and equipment, net, consisted of the following:

	March 31,	December 31,
	2022	2022
Land	$1,839,596	$1,839,596
Computers and equipment	1,321,708	1,321,708
Furniture and fixtures	143,874	143,874
Automobile	69,083	69,083
Leasehold improvements	109,993	95,991
Buildings	4,162,088	4,162,088
	7,646,342	7,632,340
Less - accumulated depreciation	(427,658)	(309,290)
Property and Equipment, net	$7,218,684	$7,323,050

Depreciation expense was $118,368 and $50,925 for the three months ended March 31, 2023 and 2022, respectively.

F-45

4.	Goodwill and Intangible Assets

The following summarizes the Companies’ intangibles assets as of March 31, 2023 and December 31, 2022:

	March 31,	December 31,
	2023	2022
Client List	$1,851,000	$1,851,000
Noncompete Agreement	354.300	354,300
Trademark	852,700	852,700
Other Intangible Assets	41,819	41,819
Accumulated amortization	(550,369)	(370,245)
	$2,549,450	$2,729,574

Amortization expense was $180,124 and $31,574 for the three months ended March 31, 2023 and December 31, 2022, respectively.

Expected future amortization expense of intangible assets as of March 31, 2023 is as follows:

Remainder of 2023	550,762
2024	666,208
2025	547,182
2026	502,817
2027	282,481
$2,549,450

5.	Business acquisitions

Advanced Veterinary Care of Pasco

On January 14, 2022, the Company acquired the veterinary practice and related assets of Advanced Veterinary Care of Pasco in Hudson, FL by entering into an Asset Purchase Agreement (“Advanced Veterinary APA”) with Advanced Veterinary Care of Pasco, LLC (“AVP”) and DJA Asset Management, LLC, (“DJA”) (the “Pasco Practice” or collectively “Pasco”) in exchange for the payment of $1,014,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $817,135 (See Note 6 – Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $164,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Pasco Practice in the amount of $1,014,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$850,000
Note Payable	164,000
Acquisition costs included in general and administrative	25,315

Recognized amounts of identifiable assets acquired
Inventory	35,000
Furniture, fixtures & equipment	144,904
Trademark (5-year life)	97,600
Non-compete agreement (2-year life)	25,500
Client list (5-year life)	157,000
Total identifiable net assets assumed	460,004
Goodwill	553,996
Total	$1,014,000

F-46

Since we first reported the preliminary purchase price allocation for the Pasco transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $74,904 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Lytle Veterinary Clinic

On March 15, 2022, the Company acquired the veterinary practice and related assets of Lytle Veterinary Clinic in Texas by entering into an Asset Purchase Agreement (“Lytle APA”) with Lytle Veterinary Clinic, Inc. (“Lytle”) in exchange for the payment of $662,469 through the Company’s wholly owned subsidiary IVP Texas Holding Company, LLC and its wholly owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the Company the real estate operations (land and buildings) utilized by the Lytle Practice was purchased through a Bill of Sale in exchange for $ 780,000 from the Lytle Practice through the Company’s wholly owned subsidiary, IVP Texas Properties, LLC.

This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $1,141,098 (See Note 6 – “Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Lytle Practice in the amount of $1,442,469 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,342,469
Note Payable	100,000

Acquisition costs included in general and administrative	43,605
Recognized amounts of identifiable assets acquired
Inventory	28,894
Buildings	660,000
Land	120,000
Furniture, fixtures & equipment	22,991
Tradename – trademarks (5-year life)	40,300
Non-compete agreement (2-year life)	23,200
Client list (5-year life)	116,000
Total identifiable net assets assumed	1,011,385
Goodwill	431,084
Total	$1,442,469

F-47

Since we first reported the preliminary purchase price allocation for the Lytle transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $46,563 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Southern Kern Veterinary Clinic

On March 22, 2022, the Company acquired the veterinary practice and related assets of Southern Kern Veterinary Clinic in California by entering into an Asset Purchase Agreement (“Kern APA”) with Southern Kern Veterinary Clinic, Inc. (“Kern”) in exchange for the payment of $1,500,000 through the Company’s wholly owned subsidiary IVP CA Holding Co., LLC and its wholly owned subsidiary, IVP Texas Managing Co., LLC. Simultaneously, the real estate operations (land and buildings) utilized by the Kern Practice was purchased through a Bill of Sale in exchange for $500,000 from the Kern Practice through the Company’s wholly owned subsidiary, IVP CA Properties, LLC. This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $1,700,000 (See Note 6 – “Debt – Master Lending and Credit Facility).

The total cash consideration paid for the combined acquisitions from the Kern Practice in the amount of $2,000,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The Company has recorded the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,000,000
Acquisition costs included in general and administrative	34,812

Recognized amounts of identifiable assets acquired
Inventory	25,000
Buildings	425,156
Land	74,844
Furniture, fixtures & equipment	176,862
Tradename – Trademarks (5-year life)	57,800
Non-compete agreement (2-year life)	38,600
Client list (5-year life)	249,000
Total identifiable net assets assumed	1,047,262
Goodwill	952,738
Total	$2,000,000

Since we first reported the preliminary purchase price allocation for the Kern transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $76,862 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Bartow Animal Clinic

On May 18, 2022, the Company acquired the veterinary practice and related assets of Bartow Animal Clinic in Bartow, FL by entering into an Asset Purchase Agreement (“Bartow APA”) with Winter Park Veterinary Clinic, Inc. (“Bartow”) in exchange for the payment of $1,055,000 through the Company’s wholly owned subsidiary IVP FL Holding Company LLC. Simultaneously, the real estate operations (land and buildings) utilized by the Bartow Practice was purchased through a Bill of Sale in exchange for $350,000 from the Bartow Practice through the Company’s wholly owned subsidiary, IVP CA Properties, LLC.

F-48

This acquisition was financed by two loans provided by Farmers National Bank of Danville Kentucky for a total of $969,000 (See Note 6 – “Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the combined acquisitions from the Bartow Practice in the amount of $1,405,000 was accounted for the acquisition as single business combinations, in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,305,000
Notes Payable	100,000
Acquisition costs included in general and administrative	14,960

Recognized amounts of identifiable assets acquired
Inventory	15,000
Buildings	230,000
Land	60,000
Furniture, fixtures & equipment	171,984
Tradename – Trademarks (5-year life)	49,800
Non-compete agreement (2-year life)	13,900
Client list (5-year life)	90,000
Total identifiable net assets assumed	630,684
Goodwill	774,316
Total	$1,405,000

Since we first reported the preliminary purchase price allocation for the Bartow transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $96,984 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Dietz Family Pet Hospital

On June 15, 2022, the Company acquired the veterinary practice and related assets of Dietz Family Pet Hospital in Richmond, TX by entering into an Asset Purchase Agreement (“Dietz APA”) with Dietz Family Pet Hospital, P.A. (“Dietz”) in exchange for the payment of $500,000 through the Company’s wholly owned subsidiary IVP Texas Holding Company LLC and its wholly owned subsidiary, IVP Texas Managing Co. LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $382,500 (See Note 6 – “Debt – Master Lending and Credit Facility) and note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

F-49

The total cash consideration paid for the acquisition of the Dietz Practice in the amount of $500,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$450,000
Notes Payable	50,000
Acquisition costs included in general and administrative	20,193

Recognized amounts of identifiable assets acquired
Inventory	21,000
Furniture, fixtures & equipment	59,151
Tradename – trademarks (5-year life)	37,800
Non-compete agreement (2-year life)	12,200
Customer Lists (5-year life)	32,000
Total identifiable net assets assumed	162,151
Goodwill	337,849
Total	$500,000

Since we first reported the preliminary purchase price allocation for the Dietz transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $15,849 decrease to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Aberdeen Veterinary Clinic

On July 29, 2022, the Company acquired the veterinary practice and related assets of Aberdeen Veterinary Clinic in Aberdeen, MD (“Aberdeen Practice”) by entering into an Asset Purchase Agreement (“Aberdeen APA”) with Fritz Enterprises, Inc. in exchange for the payment of $574,683 through the Company’s wholly owned subsidiary, IVP MD Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $445,981 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Aberdeen Practice in the amount of $574,683 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$524,683
Convertible Notes Payable	50,000
Acquisition costs included in general and administrative	17,762

Recognized amounts of identifiable assets acquired
Inventory	20,000
Furniture, fixtures & equipment	145,982
Trademark (5-year life)	18,600
Non-compete agreement (2-year life)	9,700
Client list (5-year life)	25,000
Total identifiable net assets assumed	219,282
Goodwill	355,401
Total	$574,683

Since we first reported the preliminary purchase price allocation for the Aberdeen transaction as of June 30, 2022, the Company made measurement period adjustment, which composed of a $30,882 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

F-50

All Breed Pet Care

On August 12, 2022, the Company acquired the veterinary practice and related assets of All Breed Pet Care veterinary clinic in Newburgh, IN by entering into an Asset Purchase Agreement (“All Breed APA”) with Tejal Rege (the “All Breed Practice” or collectively “All Breed”) in exchange for the payment of $952,000 through the Company’s wholly owned subsidiary IVP IN Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the All Breed practice was purchased through a Bill of Sale in exchange for $1,200,000 from All Breed Pet Care, LLC through the Company’s wholly owned subsidiary, IVP IN Properties, LLC.

These acquisitions were financed by three loans provided by Farmers National Bank of Danville Kentucky for a total $1,765,450 (See Note 6 – Debt – Master Lending and Credit Facility) and convertible note payable due to the sellers on or before September 9, 2027 in the amount of $75,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition of the All Breed Practice in the amount of $2,122,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,077,000
Convertible Notes Payable	75,000
Acquisition costs included in general and administrative	15,000

Recognized amounts of identifiable assets acquired
Inventory	45,000
Building	1,045,000
Land	155,000
Furniture, fixtures & equipment	170,013
Trademark (5-year life)	63,600
Non-compete agreement (2-year life)	31,800
Client list (5-year life)	196,000
Total identifiable net assets assumed	1,706,413
Goodwill	445,587
Total	$2,152,000

Since we first reported the preliminary purchase price allocation for the All Breed transaction as of June 30, 2022, the Company made measurement period adjustments, which composed of a $20,000 increase to Inventory and a $70,013 increase to Furniture, fixtures & equipment. This adjustment did not have a significant impact on our consolidated statements of operations in the period previously presented. The adjustment was recognized in the reporting period in which the adjustment amounts is determined, which was the fourth quarter of 2022.

Pony Express

On October 31, 2022, the Company acquired the veterinary practice and related assets of Pony Express Veterinary Clinic in Xenia, OH (“Pony Express Practice” or collectively “Pony Express”) by entering into an Asset Purchase Agreement (“Pony Express APA”) with Pony Express Veterinary Hospital, Inc. in exchange for the payment of $2,608,652 through the Company’s wholly owned subsidiary, IVP OH Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the Pony Express practice was purchased through a Bill of Sale in exchange for $500,000 from Pony Expressions Enterprises, Ltd through the Company’s wholly owned subsidiary, IVP OH Properties, LLC.

F-51

This acquisition was financed by three loans provided by First Southern National Bank for a total of $2,853,314 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $200,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Pony Express Practice in the amount of $3,108,652 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$2,908,652
Convertible Note Payable	200,000
Acquisition costs included in general and administrative	6,077

Recognized amounts of identifiable assets acquired
Inventory	44,000
Building	234,221
Land	265,779
Furniture, fixtures & equipment	253,072
Trademark (5-year life)	276,900
Non-compete agreement (2-year life)	120,400
Client list (5-year life)	556,000
Total identifiable net assets assumed	1,760,372
Goodwill	1,348,280
Total	$3,108,652

Williamsburg

On December 9, 2022, the Company acquired the veterinary practice and related assets of Williamsburg Veterinary Clinic in Williamsburg, MA (“Williamsburg Practice”) by entering into an Asset Purchase Agreement (“Williamsburg APA”) with Williamsburg Animal Clinic, LLC in exchange for the payment of $850,000 through the Company’s wholly owned subsidiary, IVP MA Holding Company, LLC.

This acquisition was financed by a loan provided by Farmers National Bank of Danville Kentucky for a total of $637,500 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $100,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Williamsburg Practice in the amount of $850,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$750,000
Convertible Note Payable	100,000
Acquisition costs included in general and administrative	19,196

Recognized amounts of identifiable assets acquired
Inventory	61,196
Building	-
Land	-
Furniture, fixtures & equipment	28,202
Trademark (5-year life)	79,500
Non-compete agreement (2-year life)	56,300
Client list (5-year life)	190,000
Total identifiable net assets assumed	415,198
Goodwill	434,802
Total	$850,000

F-52

Old 41

On December 16, 2022, the Company acquired the veterinary practice and related assets of The Old 41 Veterinary Clinic in Bonita Springs, FL (“Old 41 Practice” or collectively “Old 41”) by entering into an Asset Purchase Agreement (“Old 41 APA”) with The Old 41 Animal Hospital, LLC in exchange for the payment of $665,000 through the Company’s wholly owned subsidiary, IVP FL Holding Company, LLC. Simultaneously, the real estate operations (land and building) utilized by the Old 41 practice was purchased through a Bill of Sale in exchange for $800,000 from Scott A. Gregory DVM, LLC through the Company’s wholly owned subsidiary, IVP FL Properties, LLC.

This acquisition was financed by two loans provided by First Southern National Bank for a total of $1,208,000 (See Note 6 – Debt – Master Lending and Credit Facility) and a convertible note payable due to the sellers on or before September 9, 2027 in the amount of $50,000 with an interest rate per annum of 6% payable on the first business day of January annually beginning in 2023, convertible into the Company’s Series B Common Stock at a 25% discount upon of the opening price of the Company’s public offering, or upon a liquidation event.

The total cash consideration paid for the acquisition from the Old 41 Practice in the amount of $1,465,000 was accounted for in accordance with ASC Topic 805. The final purchase price allocation amounts are as follows:

Consideration:
Cash paid prior to the time of closing	$1,415,000
Convertible Note Payable	50,000
Acquisition costs included in general and administrative	12,820

Recognized amounts of identifiable assets acquired
Inventory	15,804
Building	570,000
Land	300,000
Furniture, fixtures & equipment	103,239
Trademark (5-year life)	44,900
Non-compete agreement (2-year life)	17,400
Client list (5-year life)	44,000
Total identifiable net assets assumed	1,095,343
Goodwill	369,657
Total	$1,465,000

F-53

Pro-Forma Financial Information (Unaudited)

The following unaudited pro forma information presents the consolidated results of Pasco Practice, Kern Practice, Lytle Practice, Bartow Practice, Dietz Practice, Aberdeen Practice, All Breed Practice, Pony Express Practice, Williamsburg Practice, and Old 41 Practice included in the Company’s consolidated statement of operations for the three months ended March 31, 2022, as if the acquisitions were made on January 1, 2022. The unaudited pro forma information is presented for illustrative purposes only. It is not necessarily indicative of the results of operations of future periods, or the results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the acquisition. The unaudited pro forma information does not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma information also does not include any integration costs or remaining future transaction costs that the companies may incur related to the acquisition as part of combining the operations of the companies. As a result of the adjustment, $29,674 of amortization expense for the acquired intangible assets was applied in calculating the Net Loss, for the three months ended March 31, 2022.

The unaudited pro forma consolidated results of operations, assuming the acquisitions had occurred on January 1, 2022, are as follows:

March 31, 2022
Revenue	$6,824,402
Costs and expenses	6,981,972
Loss from operations	(152,570)
Other expense	(534,010)
Loss before income taxes	(691,580)
Income tax benefit (expense)	-
Net loss	$(691,580)

6.	Debt

Master Lending and Credit Facility

On June 25, 2021, the Company entered into a master line of credit loan agreement (“MLOCA”) with Wealth South a division of Farmers National Bank of Danville, Kentucky (“FNBD”). The MLOCA provides for a $2,000,000 revolving secured credit facility (“Revolving Line”) to be drawn for the initial purchase of veterinary clinical practices (“Practices”) and a $8,000,000 closed end line of credit (“Closed End Line”) to be disbursed as individual loans (Term Loans) to paydown draws on the Revolving Line and to provide longer term financing of the purchase of Practices. Each draw on the Revolving Line shall be repaid with a Term Loan out of the Closed End Line within one hundred and twenty (120) days of the draw on the Revolving Line. Each draw on the Revolving Line and the Closed End Line shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Revolving Line or a Term Loan remains unpaid with FNBD. The Revolving Line has an interest rate equal to the New York Prime Rate plus 0.50% that shall never be less than 3.57%. Each Term Loan issued under the Closed End Line shall have a fixed interest rate of 3.98% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest rate will equal to the New York Prime Rate plus 0.65% that shall never be less than 3.57%. Each Practice to be acquired must have a minimum projected debt-service coverage ratio (“DSCR”) of 1.0x, defined as earnings before interest depreciation and amortization (“EBIDA”)/Annual Debt Service Requirement. The MLOCA terminates and the Revolving Line matures on June 25, 2023.

F-54

Under the MLOCA the Term Loans to acquire a Practice shall not exceed 10 years. The first twelve months of the Term Loan may be interest only. Thereafter, the Loan will convert to an amortizing loan with monthly principal and interest payments. For Practice only Term Loans (“Practice Term Loans”), after the initial twelve-month interest only period, the balance will amortize over 9 years. For Loans made to purchase real property (“RE Term Loans”), after the initial twelve-month interest only period, the balance will amortize over a 19-year period.

There is no prepayment penalty on payments on the Revolving Line. The Term Loans are subject to a refinance fee of 2% of the then outstanding principal balance of the Term Loan if paid within two years of entering into the Term Loan and 1% of the then outstanding principal balance of the Term Loan if paid within three to five years of entering into the Term Loan. The refinance fee is due only if the Term Loan is paid off by refinancing. Borrowing under the MLOCA are guaranteed by Kimball Carr, CEO & President of the Company.

On August 18, 2022 the MLOCA was amended and restated to terminate the revolving feature on the Revolving Line and convert the line of credit to a closed end draw note (“Closed End Draw Note”) that mature on August 18, 2024. Each draw on the Closed End Draw Note shall not exceed eighty-five (85%) percent of the purchase price of the Practice. The Company shall contribute and maintain equity of a minimum of fifteen (15%) percent of the initial purchase price of a Practice as long as any draw on the Closed End Draw Note or a Term Loan remains unpaid with FNBD. The interest rate charge on all sums advance under the amended and restated MLOCA shall be 5.25% for the first five years of the loan. Immediately following the fixed rate period, the rate of interest will be equal to the New York Prime Rate plus 0.65% that shall never be less than 4.75%. Each Practice to be acquired must have a minimum projected DSCR of 1.0x, defined as EBIDA/Annual Debt Service Requirement. The MLOCA terminates and the Closed End Draw Note matures on August 18, 2024.

Notes payable to FNBD as of March 31, 2023 and December 31, 2022 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	March 31, 2023	December 31, 2022	Issuance Cost
$237,272	CAH	12/27/21	12/27/41	3.98%	$235,150	$237,272	$6,108
231,987	CAH	12/27/21	12/27/31	3.98%	226,582	231,987	6,108
216,750	P&F	12/27/21	12/27/41	3.98%	214,812	216,750	5,370
318,750	P&F	12/27/21	12/27/31	3.98%	311,323	318,750	5,370
817,135	Pasco	1/14/22	1/14/32	3.98%	804,374	817,135	3,085
478,098	Lytle	3/15/22	3/15/32	3.98%	478,098	478,098	1,898
663,000	Lytle	3/15/22	3/15/42	3.98%	663,000	663,000	11,875
425,000	Kern	3/22/22	3/22/42	3.98%	425,000	425,000	7,855
1,275,000	Kern	3/22/22	3/22/32	3.98%	1,275,000	1,275,000	4,688
246,500	Bartow	5/18/22	5/18/42	3.98%	246,500	246,500	5,072
722,500	Bartow	5/18/22	5/18/32	3.98%	722,500	722,500	2,754
382,500	Dietz	6/15/22	6/15/32	3.98%	382,500	382,500	1,564
445,981	Aberdeen	7/19/22	7/29/32	3.98%	445,981	445,981	1,786
1,020,000	All Breed	8/12/22	8/12/42	3.98%	1,020,000	1,020,000	8,702
519,527	All Breed	8/12/22	8/12/32	3.98%	519,527	519,527	3,159
225,923	All Breed	8/12/22	8/12/32	5.25%	225,923	225,923	3,159
637,500	Williamsburg	12/8/22	12/8/32	5.25%	637,500	637,500	2,556
$8,863,423					$8,833,770	$8,863,423	$81,109

The Company amortized $2,082 and $1,629 of issuance cost in the aggregate during the three months ending March 31, 2023 and 2022, respectively, for the FNBD notes payable.

F-55

FSB Commercial Loans

On January 11, 2021, the Company entered into three separate commercial loans with First Southern National Bank (“FSB”) as part of the Kauai Veterinary Clinic, LLC acquisition. The first commercial loan in the amount of $1,105,000 has a fixed interest rate of 4.35% and a maturity date of January 15, 2024. The commercial loan was modified in January 2021 to extend the maturity date to February 25, 2041. The fixed rate loan has monthly payments of $6,903 and the interest rate remained at 4.35%. The commercial loan had issuance costs of $13,264 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $163 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

The second commercial loan with FSB entered into on January 11, 2021 in the amount of $1,278,400 has a fixed interest rate of 4.35% and a maturity date of September 1, 2024. The commercial loan was modified in January 2021 to extend the maturity date to January 25, 2031. The fixed rate loan has monthly payments of $13,157 and the interest rate remained at 4.35%. The commercial loan had issuance costs of $10,085 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $251 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

The third commercial loan with FSB entered into on January 11, 2021 in the amount of $450,000 has a fixed interest rate of 5.05% and a maturity date of September 11, 2021. The commercial loan was modified on August 25, 2021 to extend the maturity date to February 25, 2023 and increase the principal amount to $469,914. The fixed rate loan has monthly payments of $27,164 and the interest rate remained at 5.05%. The commercial loan had issuance costs of $753 for the year ended December 31, 2021 that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $377 and $319 of issuance cost during the three months ended March 31, 2023 and 2022, respectively.

On October 31, 2022 the company entered into three separate commercial loans with FSB as part of the Pony Express Practice acquisition. The first loan with FSB that was entered into on October 31, 2022, was in the amount of $2,086,921. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2025. The fixed rate loan has monthly payments of $23,138 except for a final monthly payment of $1,608,530. The commercial loan had issuance costs of $25,575 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $2,100 of issuance cost during the three months ended March 31, 2023.

The second loan with FSB that was entered into on October 31, 2022, was in the amount of $400,000. The loan has a fixed interest rate of 5.97% and a maturity date of October 31, 2042. The fixed rate loan has monthly payments of $2,859. The commercial loan had issuance costs of $3,277 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $40 of issuance cost during the three months ended March 31, 2023.

The third loan with FSB that was entered into on October 31, 2022, was in the amount of $700,000. The loan has a fixed interest rate of 6.75% and a maturity date of April 1, 2023. The fixed rate loan has monthly payments of $6,903 except for a final monthly payment of $423,278. The commercial loan did not have any issuance costs that were capitalized.

On December 16, 2022, the company entered into two separate commercial loans with FSB as part of the Old 41 Practice acquisition. The first loan with FSB that was entered into on December 16, 2022, was in the amount of $568,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has monthly payments of $4,772, except for a final payment of 593,039. The loan had issuance costs of $4,531 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $372 of issuance cost during the three months ended March 31, 2023.

The second loan with FSB that was entered into December 16, 2022, was in the amount of $640,000. The loan has a fixed interest rate of 6.50% and a maturity date of December 16, 2025. The fixed rate loan has twelve monthly payments of approximately $2,830, followed by monthly payments of $7,443. and the interest rate is 6.50%. The loan had issuance costs of $5,077 for the year ended December 31, 2022, that was capitalized and is being amortized straight line over the life of the loan. The Company amortized $417 of issuance cost during the three months ended March 31, 2023.

F-56

The FSB commercial loans are guaranteed by Kimball Carr, Chief Executive Officer and President and Charles Stith Keiser, our Vice Chairman and Chief Operating Officer.

Notes payable to FSB as of March 31, 2023 and December 31, 2022 consisted of the following:

Original Principal	Acquisition	Entered	Maturity	Interest	March 31, 2023	December 31, 2022	Issuance Cost
$1,105,000	KVC	1/25/21	2/25/41	4.35%	$1,025,926	$1,045,310	$13,264
1,278,400	KVC	1/25/21	1/25/31	4.35%	1,046,207	1,074,251	10,085
469,914	KVC	1/25/21	2/25/23	5.05%	-	53,964	753
2,086,921	Pony Express	10/31/22	10/31/25	5.97%	2,022,505	2,061,346	25,575
400,000	Pony Express	10/31/22	10/31/42	5.97%	395,612	398,258	3,277
700,000	Pony Express	10/31/22	5/31/23	6.75%	700,000	700,000	-
568,000	Old 41	12/16/22	12/16/25	6.5%	556,460	568,000	4,531
640,000	Old 41	12/16/22	12/16/25	6.5%	636,063	640,000	5,077
$7,428,235					$6,382,773	$6,531,377	$62,562

Notes payable as of March 31, 2023 and December 31, 2022 consisted of the following:

	March 31,	December 31,
	2023	2022
FNBD Notes Payable	$8,833,770	$8,863,423
FSNB Notes Payable	6,382,773	6,531,377
Car loan	6,063	6,653
Total notes payable	15,222,606	15,401,453
Unamortized debt issuance costs	(127,751)	(135,240)
Notes payable, net of issuance cost	15,094,855	15,266,213
Less current portion	(1,638,831)	(1,549,861)
Long-term portion	$13,456,023	$13,716,353

Notes payable repayment requirements as of March 31, 2023, in the succeeding years are summarized as follows:

Remainder of 2023	$1,371,014
2024	1,087,839
2025	3,700,190
2026	927,965
2027	968,316
Thereafter	$7,167,282

Bridge Note

In December 2021, the Company entered into two bridge loans in the aggregate of $2,500,000 with Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund as short term secured convertible notes (“Bridge Note”). The Bridge Note is convertible into the Company’s common stock, at the time of a successful initial public offering (“IPO”) at the noteholder’s option, at a 35% discount to the IPO price. The Bridge Note has a face value of $2,500,000 with an original issue discount (“OID”) of 12% and has a maturity date of January 24, 2023. The OID of $300,000 is being amortized over the life of the loan. If the Company has not issued the Company’s common stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (“SEC”) and the listing of the common stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified financing”) by January 24, 2023 the conversion price will be set at a 40% discount to the IPO price. The Bridge Note was funded in two installments of net proceeds of $1,100,000 in December 2021 and the second installment January 2022. The Bridge Loan had issuance costs of $70,500 for the first installment and $54,000 for the second installment that is amortized straight line over the life of the loan. The Company amortized $62,758 and $27,959 of issuance cost during the three months ended March 31, 2023 and 2022.

F-57

The Bridge Note has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the note becomes convertible into common stock.

In conjunction with the Bridge Note the Company issued warrants on January 24, 2022 to Target Capital 1, LLC and Dragon Dynamic Catalytic Bridge SAC Fund (collectively the “Bridge Lenders”). The warrants entitled the Bridge Lenders to purchase the Company’s Class A common stock, at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing. If a Qualified Financing has not consummated or the Bridge Note has not been repaid in full on or before January 24, 2027, then the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 100% of the face value divided by the per-share price equal to the fair market value of one share of Class A common stock as mutually agreed by the Holder and the Company. The warrants are exercisable through the fifth anniversary of the issuance date. The warrants may be redeemed at the option of the Company at any time following a Qualified Financing if the Company’s common stock trade on a national securities exchange at a price equal to the purchase price of the Company’s common stock in the Qualified Financing multiplied by 2 for a period of ten consecutive trading days.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note loan (“bridge loan”) with Target Capital 1, LLC for $1,136,364. The note is issued at an original issue discount of 12% with an maturity date on the earlier of March 31, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on September 30, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note, and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $1,136,364, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of a Qualified Financing, the Company shall pay to the Holder $1,136,364, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured, or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

F-58

In conjunction with the Original Issue Discount Secured Convertible Note with Target Capital 1, LLC the company issued the holder 41,167 shares of Class A Common Stock and equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

On November 18, 2022, the Company entered into a Original Issue Discount Secured Convertible Note with 622 Capital LLC for $568,182. The note is issued at an original issue discount of 12% with an maturity date on the earlier of January 24, 2023 (“Initial Maturity Date”) or the Company’s sale of its Common Stock in an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (“Qualified Financing” or the “Maturity Date”). If the Company has filed its Form S-1 Registration Statement with the SEC on or prior to the Initial Maturity Date but the Qualified Financing has not closed by such date (“Automatic Extension”) then all principal and accrued interest under this Note shall become due and payable in cash on July 24, 2023 (the “Final Maturity Date”) or such earlier date as this Note is required be repaid. The note bears an interest rate of 12% per annum by means of the original issue discount. Upon the occurrence of an Automatic Extension, this note shall commence to accrue interest at an interest rate of 12% percent per annum on the date of the commencement of the Automatic Extension until the note is converted or is paid in full. The Company may pay the full principal amount of this note and all accrued but unpaid interest at any time prior to the Maturity Date without the prior written consent of the Holder in the principal amount of $568,182, plus all accrued but unpaid interest, multiplied by 120%. In addition, and to the extent the Company is required to pay this note in cash at the on or after the Initial Maturity Date due to, upon the closing date of Qualified Financing, the Company shall pay to the Holder $568,182, plus all accrued unpaid interest, multiplied by 120%. Upon the occurrence and during the continuation of an Event of Default, until the Event of Default is cured or the Note is repaid in full, Company will pay 20% of its total gross revenues (including that of all its subsidiaries) monthly, which shall be applied to payment of principal and interest under this this note. The conversion price (the “Conversion Price”) shall be equal to the price paid by the public in the Company’s Qualified Financing multiplied by 0.65 (or 0.60, from and after any Automatic Extension).

In conjunction with the Original Issue Discount Secured Convertible Note with 662 Capital LLC the company issued the holder equity classified warrants that entitle the holder to purchase the Company’s common stock at a purchase price equal to the per share price in an IPO. The quantity of the Company’s common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Bridge Note, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by March 31, 2023 in which case the quantity of Class A common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Bridge Note divided by the per-share price in the Qualified Financing.

The warrants were deemed legally detachable from the Bridge Note and were fair valued using the Black Scholes Method to determine the relative fair values of the Bridge Note and the detachable warrants. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $0.44, volatility rate of 27% and risk-free rate of 1.53% with a 5 year term. The proceeds received for the Bridge Note were allocated to the detached warrants based on the relative fair values. Pursuant to ASC 470 the relative fair value of the warrants attributable to a discount on debt is $429,284; this is amortized to interest expense on a straight-line basis over the term of the loan.

F-59

A roll forward of the bridge note from January 1, 2021 to March 31, 2023 is below:

Bridge notes, January 1, 2021	$-
Issued for cash	1,100,000.00
Amortization of original issue discount	1,644.00
Debt issuance costs	(70,500.00)
Amortization of debt issuance costs	773.00
Bridge notes, December 31, 2021	1,031,917.00
Issued for cash	2,600,000.00
Amortization of original issue discount	386,245.00
Warrant discount	(429,284.00)
Amortization of warrant discount	303,309.00
Debt issuance costs	(164,000.00)
Amortization of debt issuance costs	170,969.00
Bridge notes, December 31, 2022	3,899,156.00
Amortization of original issue discount	116,656.00
Amortization of warrant discount	125,975.00
Amortization of debt issuance costs	62,758.00
Bridge notes, March 31, 2023	$4,204,545.00

Convertible Debenture

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). During the year ending December 31, 2022 the Company issued $1,612,000 in aggregated principal amount of the 6.00% Convertible Debenture. In March 2023 the Company issued an additional $650,000 in aggregate principal amount of 6.00% Convertible Debenture notes to five (5) separate holders. The Convertible Debenture is convertible into the Company’s Class A Common Stock upon the Company’s offering for sale its shares in a public offering (“IPO”). At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s IPO. Upon an IPO the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The Convertible Debenture principal balance was $4,364,500 and $3,714,500 as of March 31, 2023 and December 31 2022. The Convertible Debenture incurred issuance cost of $40,000 that was amortized straight line over the life of the Convertible Debenture. The Company amortized $1,972 and $1,972 for the three months ending March 31, 2023 and 2022, respectively.

The Convertible Debenture has a contingent beneficial conversion feature. The value of this beneficial conversion feature has not yet been determined since an IPO price has not been determined. Once the intrinsic value of the beneficial conversion feature is determined it will be charged to interest expense over the period from when the amount was determined to the time the Convertible Debenture becomes convertible into common stock.

7.	Related Party Transactions

Blue Heron

The Company entered into a consulting agreement with Blue Heron Consulting (“BHC”) on June 24, 2021, pursuant to which BHC will consult with the Company on an on-going basis in connection with the Company’s acquisition of veterinary practices throughout the United States and will serve as the Company’s business and financial advisor with respect to its acquisition strategy and in connection with specific acquisition targets. The Company’s director and Chief Operating Officer Charles Stith Keiser is the Chief Operating Officer of BHC, and the Company’s director Dr. Charles “Chuck” Keiser is the Chief Visionary Officer of BHC. The Company has incurred $229,614 and $153,000 in expenses for the three months ended March 31, 2023 and 2022, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

F-60

Under the Consulting Agreement, BHC is entitled to a monthly fee for on-going services including:

●	the preparation of valuation packages of potential acquisitions (including the gathering of pertinent information, financial and background data, completion of deal packets and financial projection worksheets used by the Company to calculate practice values);
●	the institution of turnover protocols and procedures of hospitals immediately post-purchase; systems reporting; the formulation of individual hospital goals and targets;
●	on-going monthly support of hospital units (including medical and operational coaching, business growth projections, establishment of financial targets and margin improvements, growth milestones) and recruiting support.

The Consulting Agreement may be terminated at any time without cause and without penalty upon thirty days’ notice to the other party. Upon termination, all accrued, but not yet paid fees and expenses, whether invoiced or not, must be paid to BHC.

Star Circle Advisory

The Company entered into a consulting agreement with Star Circle Advisory Group, LLC (“Star Circle”) on August 2, 2022 to serve as financial consultant, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is owned and controlled by Kimball Carr, Chairman, Chief Executive Officer and President, Peter Lau, Interim Chief Financial Officer and Director, James Coleman, Director, and Richard Marten, Director. Star Circle is entitled to a monthly fee of $33,000, payable monthly. Each party is responsible for its own ordinary office and personnel expenses; however, Star Circle is entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees. The consulting agreement will terminate on August 1, 2024, unless terminated earlier by mutual agreement of the parties or by either party upon 30 days written notice. The consulting agreement may also be extended by mutual agreement. The Company has incurred $99,000 and $182,925 in expenses for the three months ended March 31, 2023 and 2022, respectively. These expenses are recorded as a component of “General and administrative expenses” in the accompanying consolidated statement of operations.

CEO Warrant

On January 1, 2023, the board of directors issued 50,000 shares of Class A common stock issuable upon cashless exercise of a warrant granted to Kimball Carr, Chief Executive Officer (“CEO”) and Chairman of the board of directors, in consideration for his personal guaranty of the Company loans. The warrant expires on January 1, 2028. The Warrant is fully paid and nonassessable shares of Class A common stock at a purchase price per share equal to the price per share of the common stock sold through an initial public offering pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission on a national securities exchange. The warrants were measured at fair value using the Black Scholes Method to determine the fair value of warrants issued to the CEO. The significant inputs for the Black Scholes calculation included the exercise price and common share price of $1.73, volatility rate of 27.13% and risk-free rate of 3.94% with a 5-year term. The warrants were valued at $2,701 at the time of issuance and the entire amount was recorded as an expense in General and administrative expenses in the accompanying unaudited condensed consolidated statement of operations for the three months ended March 31, 2023.

F-61

8.	Stockholders’ Equity

The Company is authorized to issue is 170,000,000 shares, of which 100,000,000 shares are designated as Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”), 20,000,000 shares are designated as Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”), and 50,000,000 shares are designated as Preferred Stock, with a par value of $0.0001 per share (the “Preferred Stock”).

Each outstanding share of Class A Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held by such holder.

Each outstanding share of Class B Common Stock is entitled to vote on each matter on which the stockholders of the Company is entitled to vote, and each holder of Class B Common Stock is entitled to twenty-five (25) votes for each share of Class B Common Stock held by such holder.

All shares of Class A Common Stock and Class B Common Stock (collectively “Common Stock”) will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided above.

On December 16, 2020, the Company issued 4,300,000 shares of Class B Common Stock at a price of $0.0001 per share (total $430). In December 2020, the Company raised an additional $22,000 from a private offering of 25,000 shares of Class A Common Stock at a price of $0.44 per share made to two investors.

In January 2021, the Company raised $200,000 from a private offering of 250,000 shares of Class A Common Stock at a price of $1.00 per share made to four investors.

During January through March 2021, the Company raised $185,000 from a private offering of 420,456 shares of Class A Common Stock at a price of $0.44 per share.

In December 2021, the Companies signed a consulting agreement with Alchemy Advisory, LLC as a strategic business consultant for a term of 6 months. The contract stipulates a fee of $88,000 as well as 125,000 restricted shares of the Company’s Class A Common Stock. The Company recorded the $55,000 fair value of the common stock with $0 and $13,750 expensed during the three months ended March 31, 2023 and 2022, respectively. The Company will amortize the cost of the common stock issued over the life of the agreement.

On November 15, 2022, the Companies amended the consulting agreement with Alchemy Advisory, LLC until June 30, 2023, with an option to extend for another 6 months with the consent of both parties. The contract amendment stipulates an additional fee of $40,000 as well as 83,334 restricted shares of the Company’s Class A Common Stock. The Company recorded the $72,084 fair value of the common stock with $36,042 and $0 expensed during the three months ended March 31, 2023 and 2022, respectively. The Company will amortize the cost of the common stock issued over the life of the agreement.

On November 15, 2022, the Company entered into a consulting agreement with 662 Capital LLC until June 30, 2023, with an option to extend for another 6 months with the consent of both parties. The contract stipulates the Company will issue 41,667 restricted shares of the Company’s Class A Common Stock for services rendered. The Company recorded the $144,168 fair value of the common stock with $72,804 and $0 expensed during the three months ended March 31, 2023 and 2022, respectively. The Company will amortize the cost of the common stock issued over the life of the agreement.

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9.	Retirement Plan

The Company through its acquisition of KVC sponsors a Savings Incentive Match Plan for former KVC Employees (SIMPLE IRA). The SIMPLE IRA plan provides for voluntary employee contributions up to statutory IRA limitations. KVC makes a dollar-for-dollar matching contribution equal to the elective deferral of each participant up to a maximum of 3% of the participants compensation. The participant’s interest in the balance of their SIMPLE IRA is immediately vested and non-forfeitable. The Company contributed and expensed $0 during the three months ending March 31, 2023 and 2022, respectively, to the SIMPLE IRA plan.

During the year ending December 31, 2022, the Company implemented a qualified 401(K) retirement plan. The Company offers eligible domestic full-time employees participation in certain 401K plans. The plans provide for a discretionary annual company contribution. In addition, employees may contribute a portion of their salary to the plans, which certain of the 401K plans, is partially matched by the Company. The plans may be amended or terminated at any time. The Company contributed and expensed approximately $4,995 and $0 during the three months ending March 31, 2023 and 2022, respectively.

10.	Income Taxes

The Company has incurred losses since inception, which have generated net operating loss (“NOL”) carryforwards. The Company estimated NOL carry-forwards for Federal and State income tax purposes of $8,087,467 as of March 31, 2023, and $6,413,753 as of December 31, 2022. No tax benefit was reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes the realization of the Company’s net deferred tax assets for the NOL for combined federal and state jurisdictions of $2,177,296 as of March 31, 2023, was not considered more likely than not to be realized and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance. The Company’s effective tax rate is different than the federal statutory tax rate because the Company has established a full valuation allowance against its net deferred income tax asset.

Income tax expense consists of the following for the three months ending March 31, 2023 and 2022:

	March 31,	March 31,
	2023	2022
Current income tax (benefit)expense
Federal	$-	$-
State	-	(30,094)
	$-	$-

11.	Leases

Accounting for Leases as Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for real estate. The Company has certain intercompany leases between its subsidiaries, and these transactions and balances have been eliminated in consolidation and are not reflected in the tables and information presented below.

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The components of lease expense included on the Company’s statements of operations were as follows:

		For the Three Months Ended March 31,
Operating lease expense:	Expense Classification	2023	2022
Amortization of ROU asset	General and administrative	$28,875	6,325
Accretion of operating lease liability	General and administrative	7,385	2,271
Total operating lease expense		$36,260	8,596

Other lease expense	General and administrative	11,708	199
Total		$47,968	8,795

Other information related to leases is as follows:

	As of March 31,	As of December 31,
	2023	2022
Weighted-average remaining lease term:
Operating leases (in years)	8.28	8.43
Weighted-average Discount rate:
Operating leases	4.07%	4.08%

Amounts relating to leases were presented on the Balance Sheets as of March 31, 2023 and December 31, 2022 in the following line items:

		As of March 31,	As of December 31,
	Balance Sheet Classification	2023	2022
Assets:
Operating lease assets	Right-of-use assets	$687,937	$746,973

Liabilities:
Operating lease liabilities	Operating lease liabilities	$97,843	91,152
Operating lease liabilities	Operating lease liabilities, non-current	609,021	666,179
Total lease liabilities		$706,864	$757,331

The future minimum lease payments required under leases as of March 31, 2023, were as follows:

Fiscal Year	Operating Leases
Remainder of 2023	$93,325
2024	103,168
2025	83,558
2026	85,319
2027	86,979
Thereafter	385,086
Undiscounted cash flows	837,435
Less: imputed interest	(130,571)
Lease liability	$706,864

12.	Commitments and Contingencies

As of March 31, 2023, substantially all of the Company’s assets were pledged as collateral for the Company’s credit facilities.

F-64

PRELIMINARY PROSPECTUS

1,500,000 Class A Common Stock

to be sold by the Company

Up to 4,747,915 shares of Class A Common Stock

to be sold by the Selling Stockholders

Class A common stock

                         , 2023

Through and including                        , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Inspire Veterinary,” the “company,” “we,” “our,” “us” or similar terms refer to Inspire Veterinary Partners, Inc.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the exchange listing fee.

SEC registration fee	$669
FINRA filing fee	$1,410
Exchange listing fee	$50,000
Printing and engraving expenses	$7,000
Legal fees and expenses	$225,000
Accounting fees and expenses	$215,000
Transfer agent and registrar fees	$3,000
Miscellaneous expenses	$22,021

Total	$525,000

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The amended and restated articles of incorporation and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The underwriter is obligated, under certain circumstances, under the underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement, to indemnify us and our officers and directors against liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Founders’ Shares of Class B common stock

On December 20, 2020, the Company entered into subscription agreements with Wilderness Trace Veterinary Partners, LLC (“Wilderness”) and Star Circle Advisory Group, LLC (“Star Circle”), pursuant to which each of Wilderness and Star Circle purchased 2,150,000 shares of the Company’s Class B common stock (for an aggregate number of 4,300,000 shares), at a purchase price of $0.0001 per share and aggregate consideration of $215.00. The sale of shares to Wilderness and Star Circle were consummated in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The proceeds of the sale of the shares were used for general working capital purposes.

Private Placement of Shares of Class A common stock

Beginning on December 30, 2020 through 2022, the Company entered into subscription agreements with an initial round of equity investors to purchase 675,000 shares of the Company’s Class A common stock, at a purchase price of $0.44 per share and aggregate consideration of $297,000.00. The sales of Class A common stock were consummated in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The proceeds of the sale of the shares were used for general working capital purposes.

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Private Placement of Convertible Debentures

Between March 18 and December 28, 2021, the Company issued $2,102,500 in aggregate principal amount of 6.00% subordinated convertible promissory note (“Convertible Debenture”). The Convertible Debenture is convertible into shares of the Company’s Class A common stock upon an initial public offering of the Company’s common stock and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (such public offering and listing, a “Qualified Financing”). The purchasers of the Convertible Debenture were accredited investors, as defined by Regulation D under the Securities Act of 1933, as amended, and consisted of a “friends and family” round of investment in the Company. At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s Qualified Financing. Upon a Qualified Financing, the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. Subsequently, the Company issued an additional $800,000 in aggregate principal of Convertible Debenture. The sale of the Convertible Debenture was consummated in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The proceeds of the sale of the Convertible Debenture were used for veterinary practice acquisitions and for general working capital purposes.

The foregoing description of the convertible promissory notes is not complete and is qualified in its entirety by reference to the complete text of the form of convertible promissory note, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

January 2022 Bridge Financing

On January 24, 2022, each of Target Capital 1 LLC, a Delaware limited liability company (“Target”) and Dragon Dynamic Catalytic Bridge SAC Fund, a Delaware limited liability company (“Dragon”) purchased 12% Original Issue Discount Secured Convertible Notes of the Company (the “Notes”). Target purchased $2,215,909 aggregate principal amount of Notes and Dragon purchased $284,091 principal amount of notes. The Notes are convertible into shares of Class A common stock of the Company following an initial public offering of the Company’s common stock and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (such public offering and listing, a “Qualified Financing”). The conversion price is equal to the price paid by the public in the Qualified Financing multiplied by 0.65, subject to adjustment. In addition, in connection with their investments in the Notes, the Company issued to each of Target and Dragon warrants to purchase shares of the Company’s Class A common stock at a purchase price equal to the per share price in a Qualified Financing. The sales of the Notes were consummated in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The proceeds of the sale of the Notes were used for veterinary practice acquisitions and for general working capital purposes.

November 2022 Bridge Financing

On November 18, 2022, each of Target and 622 Capital, LLC (“622 Capital”) of Notes of the Company. Target purchased $1,136,364 and 622 Capital purchased $568,182 in aggregate principal amount of Notes. The Notes are convertible into shares of Class A common stock of the Company following an initial public offering of the Company’s common stock and the listing of the Common Stock on a “national securities exchange” as defined in Section 6 of the Securities Exchange Act of 1934, as amended (such public offering and listing, a “Qualified Financing”). The conversion price is equal to the price paid by the public in the Qualified Financing multiplied by 0.65, subject to adjustment. In addition, in connection with their investments in the Notes, the Company issued to each of Target and Dragon warrants to purchase shares of the Company’s Class A common stock at a purchase price equal to the per share price in a Qualified Financing. The sales of the Notes were consummated in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. The proceeds of the sale of the Notes were used for veterinary practice acquisitions and for general working capital purposes.

The quantity of the Company's common stock of subject to purchase upon exercise of the warrants is equal to 50% of the face value of the Notes, divided by the per-share price in the Qualified Financing, unless a Qualified Financing has not been completed by January 24, 2023 in which case the quantity of common stock subject to purchase upon exercise of the warrants will be an amount equal to 75% of the face value of the Notes divided by the per-share price in the Qualified Financing. The warrants are exercisable through the fifth anniversary of the issuance date.

Consultant’s Shares of Class A common stock

In December 2021, the Companies signed a consulting agreement with Alchemy Advisory, LLC as a strategic business consultant for a term of six months. The agreement granted the consultant 125,000 restricted shares of Class A Common Stock. The issuance of Class A common stock were consummated in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. In November 2022, the consulting agreement with Alchemy Advisory, LLC was amended to provide for the issuance of 83,334 restricted shares of Class A Common Stock. There were no cash proceeds from the issuances of restricted shares to Alchemy Advisory, LLC. The shares were issued as consideration for certain business advisory services provided by Alchemy Advisory, LLC to the Company.

In addition, the Company signed a capital market advisory agreement with Exchange Listing, LLC, pursuant to which the Company issued 25,000 shares of Class A common stock and a warrant to purchase an additional up to 12,000 shares of Class A common stock. The shares and warrant were issued in a privately negotiated transaction exempt from registration pursuant to pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. There were no cash proceeds from the issuances of restricted shares to Exchange Listing, LLC. The shares were issued as consideration for certain business advisory services provided by Exchange Listing, LLC to the Company.

II-3

Convertible Promissory Notes Issued in Connection with Acquisitions

On March 15, 2022, the Company issued a convertible promissory note in principal amount of $100,000 to Diana Patricia Broach, DVM and John Broach as partial consideration in connection with the Company’s acquisition of the Lytle Veterinary Clinic.

On May 10, 2022, the Company issued a convertible promissory note in principal amount of $100,000 to Winter Park Veterinary Service, Inc., a Florida corporation, as partial consideration in connection with the Company’s acquisition of the Bartow Animal Clinic.

On June 15, 2022, the Company issued a convertible promissory note in principal amount of $50,000 to James W. Dietz, Jr. in connection with the Company’s acquisition of the Dietz Family Pet Hospital.

On July 29, 2022, the Company issued a convertible promissory note in principal amount of $50,000 to Fritz Enterprises Inc. as partial consideration in connection with the Company’s acquisition of the Aberdeen Veterinary Clinic.

On August 12, 2022, the Company issued a convertible promissory note in principal amount of $75,000 to All Breed Pet Care LLC as partial consideration in connection with the Company’s acquisition of All Breed Pet Care.

On September 29, 2022, the Company issued a convertible promissory note in principal amount of $200,000 to The Pony Express Veterinary Hospital Inc. as partial consideration in connection with the Company’s acquisition of The Pony Express Veterinary Hospital.

On December 7, 2022, the Company issued a convertible promissory note in principal amount of $100,000 to Williamsburg Animal Clinic LLC as partial consideration in connection with the Company’s acquisition of the Williamsburg Animal Clinic.

On December 16, 2022, the Company issued a convertible promissory note in principal amount of $50,000 to The Old 41 Animal Hospital, LLC as partial consideration in connection with the Company’s acquisition of The Old 41 Animal Hospital veterinary practice.

Each issuance of convertible promissory notes issued in connection with acquisitions were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 as amended. The Company did not receive cash proceeds from the issuances of the convertible promissory notes, as such issuances were consummated as partial consideration for the acquisition of veterinary practices and related assets.

The above-noted convertible promissory notes issued in connection with acquisitions bear interest at a rate of 6% per annum commencing on March 1, 2023, are payable annually, and mature upon the earliest of September 9, 2027, the Company’s initial public offering, or the Company’s sale of substantially all of its assets and real estate or a controlling interest of Company stock. All payments and rights under the convertible promissory notes are subordinate to all senior indebtedness of the Company. The notes are convertible at the option of the holder to convert into shares of Class A common stock upon the occurrence of an initial public offering or liquidation of the Company. The notes convert at a conversion rate equal to a price reflecting a twenty-five percent discount to the initial public offering price or liquidation price, in each case as determined by the Board of Directors in connection with such conversion event. The notes are governed by the laws of the Commonwealth of Virginia.

The foregoing description of the convertible promissory notes is not complete and is qualified in its entirety by reference to the complete text of the form of convertible promissory note, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Chief Executive Officer’s Warrants

On January 1, 2023, the Company issued a warrant for 50,000 shares of Class A common stock to the Company’s Chair, Chief Executive Officer and Director Kimball Carr. The warrant has a the five-year term and is exercisable on a cashless basis at an exercise price equal to 60% of the per share price of a share of Class A common stock in the Company’s initial public offering. The Company did not receive any cash proceeds from the issuance of the warrant. The warrant was granted to Mr. Carr at the direction of the unanimous Board of Directors (other than Mr. Carr) as consideration for Mr. Carr’s personal guaranty of certain loans of the Company. The warrant was issued in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

2023 Private Placement of Convertible Debentures

Between February 27 and March 10, 2023, the Company issued $650,000 in aggregate principal amount of 6.00% subordinated convertible promissory note (“2023 Convertible Debenture”). The 2023 Convertible Debenture is convertible into shares of the Company’s Class A common stock upon the consummation of a Qualified Financing. The purchasers of the 2023 Convertible Debenture were accredited investors, as defined by Regulation D under the Securities Act of 1933, as amended, and consisted of a second “friends and family” round of investment in the Company. At the holder’s election, the accrued interest and principal may be paid in cash or Class A Common Stock (such number of shares reflecting a twenty-five percent (25%) discount of the opening price per share of Class A Common Stock). The 2023 Convertible Debenture mature 5 years from the date of issuance to each holder. Prior to the maturity date, the holder is entitled to convert the Convertible Note into Class A Common Stock upon the Company’s Qualified Financing. Upon a Qualified Financing, the accrued and unpaid interest is due and payable in cash on the first business day of the following month of March for any balance not elected to be converted into the Class A Common Stock. The proceeds of the sale of the 2023 Convertible Debenture were used for veterinary practice acquisitions and for general working capital purposes. The 2023 Convertible Debentures were issued in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the convertible promissory notes is not complete and is qualified in its entirety by reference to the complete text of the form of convertible promissory note, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

II-4

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
1.1****	Form of Underwriting Agreement
3.1**†	Amended and Restated Articles of Incorporation of Inspire Veterinary Partners, Inc.(1)
3.2**	Articles of Conversion to Nevada corporation, dated as of June 29, 2022
3.3****	Second Amended and Restated By-Laws of Inspire Veterinary Partners, Inc.
3.4***	Certificate of Designations relating to Series A preferred stock of Veterinary Partners, Inc.
4.1**	Warrant of Target Capital 1 LLC dated as of January 24, 2022
4.2**	Warrant of Dragon Dynamic Catalytic Bridge SAC Fund dated as of January 24, 2022
4.3**	Warrant of Target Capital 1 LLC dated November 18, 2018
4.4**	Warrant of 622 Capital LLC dated November 18, 2018
4.5**	Registration Rights Agreement of Target Capital 1 LLC, dated as of January 24, 2022
4.6**	Registration Rights Agreement of Dragon Dynamic Catalytic Bridge SAC Fund, dated as of January 24, 2022
4.7**	Registration Rights Agreement of Target Capital 1 LLC, dated as of November 18, 2022
4.8**	Registration Rights Agreement of 622 Capital LLC, dated as of November 18, 2022
4.9**	Warrant of Kimball Carr dated as of January 1, 2023
4.10***	Form of New Warrant of Target Capital 1 LLC
4.11***	Form of New Warrant of Dragon Dynamic Catalytic Bridge SAC Fund
4.12***	Form of New Warrant of 622 Capital LLC
4.13***	Form of New Registration Rights Agreement of Target Capital 1 LLC
4.14***	Form of New Registration Rights Agreement of Dragon Dynamic Catalytic Bridge SAC Fund
4.15***	Form of New Registration Rights Agreement of 622 Capital LLC
5.1****	Opinion of The Crone law Group, P.C.
10.1**	Form of Note Purchase Agreement of the Company
10.2**	Note Purchase Agreement of Target Capital 1 LLC, dated as of January 24, 2022(1)
10.3**	Note Purchase Agreement of Dragon Dynamic Catalytic Bridge SAC Fund, dated as of January 24, 2022(1)
10.4**	Note of Target Capital 1 LLC, dated as of January 24, 2022
10.5**	Note of Dragon Dynamic Catalytic Bridge SAC Fund, dated as of January 24, 2022
10.6**	Form of Subordinated Convertible Promissory Note of the Company
10.7**	Form of Master Lending and Credit Facility Agreement with WealthSouth, a division of Farmer’s National Bank of Danville Kentucky(1)
10.8** †	Notice And Consent To Modification And Confirmation Of Guaranty By Guarantor with First Southern National Bank(1) (2)
10.9**	Employment Agreement of Kimball Carr
10.10**	Equity Incentive Plan of the Company
10.11**	Consulting Agreement between the Company and Blue Heron Consulting, dated as of June 24, 2021
10.12**†	Financial Consulting Agreement with Star Circle Advisory Group, LLC dated as of August 2, 2022
10.13**	Form of Asset Purchase Agreement of the Company
10.14**	Form of Real Estate Purchase Agreement of the Company
10.15**	Note Purchase Agreement of Target Capital 1 LLC, dated as of November 18, 2022
10.16**	Note Purchase Agreement of 622 Capital LLC, dated as of November 18, 2022
10.17**	Note of Target Capital 1 LLC, dated as of November 18, 2022
10.18**	Note of 622 Capital LLC, dated as of November 18, 2022
10.19**	Consulting Agreement between the Company and Alchemy Advisory LLC dated as of December 1, 2021
10.20**	Amendment to Consulting Agreement between the Company and Alchemy Advisory LLC dated as of November 15, 2022
10.21**	Capital Market Advisory Agreement between the Company and Exchange listing, LLC, dated as of December 28, 2021
10.22**	Form of Letter to Debenture Holder and Form of Notice to Convertible Debenture Holders
10.23***	Form of Exchange Agreement of Target Capital 1 LLC
10.24***	Form of Exchange Agreement of Dragon Dynamic Catalytic Bridge SAC Fund
10.25***	Form of Exchange Agreement of 622 Capital LLC
14.1**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1*	Consent of Kreit & Chiu CPA LLP
23.2****	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
99.1**	Consent of Director Nominee Anne Murphy
99.2**	Consent of Director Nominee Timothy Watters
99.3**	Consent of Director Nominee Larry Alexander
99.4**	Consent of Director Nominee John Suprock
99.5**	Consent of Director Nominee Erinn Thomas-Mackey, DMV
107****	Filing Fee Table

*	Filed herewith.
**	Incorporated by reference to Registration Statement on Form S-1/A filed May 23, 2023.
***	Incorporated by reference to Registration Statement on Form S-1/A filed July 14, 2023.
****	Incorporated by reference to Registration Statement on Form S-1/A filed August 2, 2023.

†	Certain information has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and the type of information that the registrant treats as private or confidential. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

(1)	The home addresses of certain officers of the Company have been redacted.

(2)	Bank account and loan tracking number information of the Company have been redacted.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus fi led with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7)	The undersigned registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia, on August 8, 2023.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chairman, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Peter Lau
	Name:	Peter Lau
	Title:	Interim Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimball Carr his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Kimball Carr	Chairman, President and Chief Executive Officer	August 8, 2023
Kimball Carr	(Principal Executive Officer)

/s/ Peter Lau	Interim Chief Financial Officer, Director	August 8, 2023
Peter Lau	(Principal Financial Officer)

/s/ Charles Stith Keiser	Vice-Chairman and Chief Operating	August 8, 2023
Charles Stith Keiser	Officer

/s/ Jim Coleman	Director	August 8, 2023
Jim Coleman

/s/ Richard S. Marten	Director	August 8, 2023
Richard S. Marten

/s/ Charles Hurst Keiser, DVM	Director	August 8, 2023
Charles Hurst Keiser, DVM

/s/ Kelli Sue Kerwin	Director	August 8, 2023
Kelli Sue Kerwin

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